Filed Pursuant to Rule 424(b)(5)
Registration No. 333-234769

Prospectus Supplement
(To Prospectus dated December 2, 2019)

28,500,000 Shares

Common Stock
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We are offering 28,500,000 shares of our common stock. Our common stock is listed on the Nasdaq Capital Market under the symbol “EVFM.” On June 2, 2020, the last reported sale price of our common stock on the Nasdaq Capital Market was $4.66 per share.
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Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-10 of this prospectus supplement.
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PRICE $3.50 A SHARE
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	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds to Evofem
Per Share	$3.5000	$0.2275	$3.2725
Total	$99,750,000	$6,483,750	$93,266,250
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(1)    See “Underwriters” for a description of all compensation payable to the underwriters.

We have granted the underwriters an option for a period of 30 days to purchase up to 4,275,000 additional shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of our common stock to purchasers on June 5, 2020.
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Joint Book-Running Managers

Morgan Stanley	Piper Sandler
Lead Manager
Oppenheimer & Co.

Lead Co-Manager
H.C. Wainwright & Co.

Prospectus supplement dated June 2, 2020.

Neither we nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus is an offer to sell only the shares of our common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.
For investors outside the United States: Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-234769) that we initially filed with the SEC on November 18, 2019, and that was declared effective by the SEC on December 2, 2019. This document is in two parts. The first part is this prospectus supplement which describes the terms of this offering of shares of our common stock and adds to and updates the information contained in the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in a document having a later date and incorporated by reference in this prospectus supplement the statement in the document having the later date modifies or supersedes the earlier statement.
     This prospectus supplement and the accompanying prospectus relate to the offering of shares of our common stock. Before buying any of the shares of our common stock offered hereby, we urge you to read carefully this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described below in the section entitled “Incorporation of Certain Documents by Reference.” This prospectus supplement contains information about the shares of our common stock offered hereby and may add to, update or change information in the accompanying prospectus.
     This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below in the section entitled “Where You Can Find More Information.”
     We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
     This prospectus supplement and the accompanying prospectus contain and incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly-available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus supplement, accompanying prospectus or the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section entitled “Risk Factors” in this prospectus supplement and the accompanying prospectus, and under similar headings in the other documents that are incorporated herein by reference. Accordingly, investors should not place undue reliance on this information.
     Evofem’s name and logo are either registered trademarks or trademarks of Evofem Biosciences, Inc. in the United States and/or other countries. All other trademarks, service marks or other tradenames appearing in this prospectus supplement and the accompanying prospectus are the property of their respective owners. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to the “Company,” “EVFM,” “we,” “us,” “our” or similar references mean Evofem Biosciences, Inc., a Delaware corporation, and its wholly owned subsidiaries, Evofem Biosciences Operations, Inc., Evofem, Inc., Evofem Ltd., Evofem North America, Inc., Evofem Limited, LLC, and Evolution Pharma.
     This prospectus supplement includes our trademarks, trade names and service marks, such as “Phexxi™,” and “Phexxi Concierge Experience™” which are protected under applicable intellectual property laws and are the property of Evofem Biosciences, Inc., or its subsidiaries. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus supplement may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the other documents we have filed with the SEC that are incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), and such forward-looking statements involve risks and uncertainties. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project,” “continue,” “will,” or the negative thereof, or other variations or comparable terminology, although some forward-looking statements are expressed differently. The forward-looking statements included herein represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. These statements include statements about:

•	our projected financial position;

•	our strategic plans for our business;

•	our plans to launch and commercialize our product, Phexxi;

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our commercialization, marketing and manufacturing capabilities and strategy with respect to Phexxi, including our plans regarding the Phexxi Concierge Experience, Coming Soon campaign, media and digital campaigns, and contracted tele-detailing vendors;

•	our estimates regarding expenses, future revenues and capital requirements;

•	our ability to continue as a going concern;

•	our ability to raise additional capital to fund our operations;

•
our ability to obtain the necessary regulatory approvals to market and commercialize Phexxi for prevention of urogenital transmission of chlamydia in women and prevention of urogenital transmission of gonorrhea in women, EVO100, and any other product candidate we may seek to develop;

•	the success, cost and timing of our clinical trials;

•	our ability to obtain additional patent protection for our product and product candidates;

•	our dependence on third parties in the conduct of our clinical trials;

•
our ability to establish and develop sales, manufacturing and marketing capabilities or our ability to enter into agreements with third parties to manufacture or to market and sell Phexxi and any approved product candidates we may have, including our plans to recruit and train an internal salesforce and scale up commercial manufacturing;

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the potential for changes to current regulatory mandates requiring health insurance plans to cover FDA-cleared or approved contraceptive products without cost sharing, our ability to obtain third-party payer coverage and adequate reimbursement, and our reliance on the willingness of patients to pay out-of-pocket absent full or partial third-party payer reimbursement;

•	the ongoing COVID-19 pandemic, including its impact on our business and commercialization plans and or ability to adapt to related challenges;

•	our top-line or initial clinical trial data which are subject to adjustment and revision;

•	our ability to expand our organization to accommodate potential growth; and

•	our ability to retain and attract key personnel.

Forward-looking statements involve risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed therein. We express our estimates, expectations, beliefs, and projections in good faith and believe them to have a reasonable basis. However, we make no assurances that management’s estimates, expectations, beliefs, or projections will be achieved or accomplished. Important factors that could cause actual results to differ materially from those discussed in our forward-looking statements are discussed in the section entitled “Risk Factors” beginning on page S-10 of this prospectus supplement.

Any forward-looking statement speaks only as to the date on which that statement is made. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus supplement, except as may otherwise be required by the federal securities laws.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in shares of our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information in the section entitled “Risk Factors” in this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Company Overview

We are a San Diego-based, commercial-stage biopharmaceutical company committed to developing and commercializing innovative products to address unmet needs in women’s sexual and reproductive health. Our focus is to advance the quality of life for women by developing innovative solutions such as hormone-free, woman-controlled contraception and protection from certain sexually transmitted infections (STIs).
It has been decades since true innovation has been introduced in the field of contraception, and Evofem Biosciences exists to address significant unmet needs in women’s sexual and reproductive health. Our first commercial product, Phexxi™ (lactic acid, citric acid, and potassium bitartrate) vaginal gel, was approved by the U.S. Food and Drug Administration (FDA) on May 22, 2020 for the prevention of pregnancy. Phexxi is the first and only FDA-approved, hormone-free, female-controlled, on-demand prescription contraceptive gel for women. Our pipeline product candidate, EVO100, is being evaluated for the prevention of chlamydia and gonorrhea - two of the most pervasive sexually transmitted diseases in the United States. Currently, there are no FDA-approved prescription products for the prevention of either of these dangerous infections.
The Global Contraceptive Market
In 2018, the global revenue for prescription contraceptive products was approximately $24 billion and projected to grow at a rate of 6.8% per annum to exceed $35 billion by 2024, making contraception a substantial and growing subset of the overall healthcare market. This growth is expected to continue to be driven by demand in the United States.
Current contraceptive options include condoms, diaphragms, intrauterine devices (IUDs), and hormone-based pharmaceutical products, such as oral contraceptives, vaginal rings, intramuscular injections, subcutaneous implants and transdermal patches. Long-acting options such as IUDs require medical procedures and are not quickly or easily reversible. Hormonal approaches can be associated with undesirable side effects such as weight gain, loss of libido and mood changes, which may lead women to seek alternative contraceptive methods or to not use any form of contraception. Aside from condoms, spermicides are the only available over-the-counter (OTC) product. These products contain surfactants, which can cause genital irritation and inflammation that may increase the risk of contracting human immunodeficiency virus (HIV) or other STIs from an infected partner. As such, spermicides were pulled from most of the European market and are rarely used in the United States.
Our market research indicates that approximately 17 million women in the United States are either beyond hormones or seeking alternatives to hormonal contraception, and that approximately 40% of women using contraception in the United States are currently seeking new contraceptive options.
Phexxi as a Contraceptive
Phexxi is hormone free. Its primary mechanism of action is to regulate the vaginal pH at the normal healthy level, even in the presence of semen. It can be easily self-administered as needed and it is non-invasive. Our market research indicates that, among 1,024 health care providers (HCPs) surveyed, there is an expectation of significant use of Phexxi in light of their observed demand for non-hormonal birth control options. Unlike other vaginally-administered contraceptives currently on the market, Phexxi is manufactured with ingredients that are generally recognized as safe, and it is free of surfactants such as nonoxynol-9.

We believe these combined attributes will make Phexxi a more desirable option for many women than currently marketed contraceptive products, and that Phexxi is poised to disrupt the current contraceptive market. We estimate that every one percent of steady state market share of the prescription birth control market in the United States is worth approximately $318 million annually based on Phexxi’s wholesale acquisition cost (WAC) pricing, and we believe Phexxi has annual peak sales potential for contraception of over $1.1 billion.
Phexxi Commercial Launch Strategies
After careful consideration of the impact of the COVID-19 pandemic on the various aspects of the health care landscape, particularly the restrictions on physician interactions, we have made a strategic decision to launch Phexxi in September 2020.
We intend to build anticipation for the commercial availability of Phexxi during the summer by strategically implementing certain pre-commercial activities. These activities are currently expected to begin prior to August 2020 and to include a “Coming Soon” marketing campaign targeting women and HCPs; additional salesforce recruitment and training; payer outreach; completion of the Phexxi Concierge Experience™, a comprehensive patient and healthcare provider telehealth support system; and implementation of a consumer digital and media strategy. While we are confident in both our launch plans and our flexibility to pivot, as needed, in response to the evolving environment, it is important to note that there may yet be aspects of the COVID-19 pandemic that may impact our plans and be different than our current assumptions.
Our market research indicates that contraception is one of the fastest-growing therapeutic areas in the current COVID-19 environment for telehealth. As such, the Phexxi Concierge Experience will be a critical component of our launch. We believe Phexxi is particularly well suited for the Phexxi Concierge Experience and telehealth generally, as it is easy to use and has a favorable safety profile. The Phexxi Concierge Experience will be designed to provide physicians with on-demand educational support, and to speed and simplify women’s access to Phexxi without the need for an in-office visit. Through the Phexxi Concierge Experience, we expect women will, through our independent third-party telehealth service provider, be able to secure a prescription, determine their insurance coverage and/or out-of-pocket costs, receive counseling support and refill reminders, and fill their prescription through their local neighborhood pharmacy or an online pharmacy. In addition, we expect to provide certain financial support to patients to offset any potential co-pay needs for those women covered by commercial insurance. If we do offer such financial assistance, then the Phexxi Concierge Experience will also enable women to seamlessly access such financial support to reduce their out of pocket costs.
The Phexxi Concierge Experience is also designed to allow us to market Phexxi with a reduced number of sales representatives due to the current social distancing environment. We currently plan to commercially launch Phexxi with a sales force consisting of only 50-60 sales consultants. We have already hired 13 regional business managers, two area business directors and a Vice President of Sales. Many of the members of this sales team have deep experience in women’s healthcare. We will augment this smaller sales force through the use of tele-detailing calls from a contracted vendor to help assure every office has the ability to learn about this new option in birth control.
Additionally, our sales force will be supported by an on-demand web-based educational platform for HCPs and for women through the Phexxi Concierge Experience content such as “Get Your Phexxi On,” an online patient education portal that will include educational videos, and the “Phexxi Sphere of Influencers,” a peer to peer forum connecting women who wish to share their Phexxi experiences with each other. Through these strategies, we believe we may be able to reach critical mass with HCPs and women as we would through traditional sales force deployment models. Once this sales and marketing model is established for Phexxi, we see the potential to leverage our salesforce and marketing assets for future products we may develop or in-license.
In the COVID-19 environment, when many women are potentially spending more time than ever on social media, we believe we have an opportunity to reach these women through digital and social media direct to consumer marketing efforts. We therefore plan to continue to allocate resources, including approximately $25.0 million in 2020, to an active digital and social media campaign to raise awareness among women seeking a non-hormonal contraceptive option.

The Phexxi Payer Landscape
We commissioned payer research in 2020 with Putnam Associates, one of the leading healthcare pricing strategy firms, and they reported that consensus among 15 payers covering about 52 percent of commercial lives is that, as long as the cost of Phexxi is relatively equal to the annual cost of a branded monthly contraceptive, these payers expect to cover Phexxi on their formulary. We presently expect that 50% to 60% of all payers will have reviewed Phexxi for formulary inclusion by the time we initiate our commercial launch in September 2020.
This research further indicated that these payers also expect Phexxi to be widely reimbursed at $0 co-pay as a covered benefit under the Affordable Care Act (the ACA). The ACA mandates that women must receive their contraception for no out of pocket cost with at least one product in each of the FDA’s 18 identified contraception categories. While this is not automatic, most payers surveyed indicated that Phexxi meets the standard for a novel mechanism of action, and would likely be a covered benefit following review of Phexxi’s clinical materials.
Based on our internal market research conducted with payers to determine the appropriate price for Phexxi, Evofem’s pricing committee established the WAC for Phexxi at $267.50 for a box of 12. The payer cost for seven prescription refills of Phexxi would be about the same as the cost of currently available monthly methods of contraception on an annualized basis.
International Efforts
We expect to leverage global pharmaceutical companies or other qualified potential partners to license commercialization rights or enter collaborations for the commercialization and distribution of Phexxi outside of the United States.
EVO001: A STI Product Candidate
We are also pursuing development of EVO100, a vaginal pH regulator that is being evaluated for the prevention of urogenital transmission of Chlamydia trachomatis infection (chlamydia) in women and prevention of urogenital transmission of Neisseria gonorrhoeae infection (gonorrhea) in women. According to the U.S. Centers for Disease Control and Prevention, in 2018, the incidence of sexually transmitted infections in the United States rose for the fifth consecutive year, with 1.8 million reported cases of chlamydia and nearly 600,000 reported cases of gonorrhea. Yet, there are no approved prescription products for the prevention of either of these dangerous infections.
In December 2019, we reported top-line results from our double-blind, placebo-controlled Phase 2b clinical trial known as AMPREVENCE. The trial enrolled 860 women at 50 sites in the United States for a 4-month interventional period followed by a one-month follow-up period. AMPREVENCE met both the primary and the secondary endpoints with a 50% relative risk reduction in chlamydia and a 78% relative risk reduction in gonorrhea infections. Additionally, EVO100 was well tolerated.
The FDA has granted EVO100 Fast Track designation for the prevention of chlamydia and a Qualified Infectious Disease Product (QIDP) designation for the prevention of gonorrhea. QIDP designation provides several important potential advantages, including qualification for the FDA Fast Track program and longer market exclusivity, among others.
We held an End of Phase 2 meeting with the FDA in May 2020, and plan to initiate a Phase 3 clinical trial with a 16-week active treatment phase to evaluate EVO100 for the prevention of chlamydia and gonorrhea in the second half of 2020. We expect top-line results from this Phase 3 clinical trial in 2022.
Our Leadership Team
Bringing innovative solutions to market can best be accomplished with an experienced, passionate and disciplined management team with significant operational and commercial launch experience in the biopharmaceutical market. Success breeds success. Our team understands the intricate and substantive steps required to successfully introduce an innovative product like Phexxi. These skills were learned from experience, practice and demonstrated results - not theory. Specifically, our senior executives have a successful track record of developing and commercializing women’s health products including Mirena®, NuvaRing®, Paragard®, Plan B One-Step®, Seasonique®, Yasmin® and YAZ®, among others. Corporate culture also plays a significant role in our leadership dynamics and company success. Evofem Biosciences is rooted in realistic optimism, subservience to purpose, finding order in chaos and the ability to redirect negativity. Our corporate values focus on the prominence of science, scalable processes, and prepared people. Most importantly, we do not confuse motion with action and recognize that results are what matter.
Corporate Information
We were originally incorporated in Delaware in February 2007 as “Lipothera, Inc.” In September 2008, we changed our name to “Lithera, Inc.” and in August 2014, we changed our name to “Neothetics, Inc.” On January 17, 2018, upon completion of the Merger (as defined in the accompanying prospectus), we changed our name to “Evofem Biosciences, Inc.” Our principal corporate offices are located at 12400 High Bluff Drive, Suite 600, San Diego, California 92130 and our telephone number is (858) 550-1900. Our website is located at www.evofem.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act) will be made available free of charge on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus supplement solely as an inactive textual reference.

THE OFFERING

Common stock offered by us	28,500,000 shares.

Option to purchase additional shares	We have granted the underwriters a 30-day option to purchase up to an additional 4,275,000 shares of our common stock.

Common stock to be outstanding immediately after the offering	78,142,097 shares (or 82,417,097 shares if the underwriters exercise their option to purchase additional shares of common stock in full).

Use of proceeds
We estimate that our net proceeds from this offering will be approximately $92.8 million, or approximately $106.8 million if the underwriters exercise their option to purchase additional shares in full, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We currently intend to use the net proceeds from this offering for (i) the commercialization of Phexxi, (ii) the commencement of a Phase 3 clinical trial associated with EVO100 for the prevention of certain STIs and related development activities; and (iii) general corporate purposes and other capital expenditures. See the section entitled “Use of Proceeds”.

Risk factors
Investing in our common stock involves significant risks.  See the section entitled “Risk Factors” and the documents incorporated by reference in this prospectus supplement before making a decision to invest in our common stock.

Nasdaq Capital Market symbol	“EVFM”
The number of shares of our common stock to be outstanding immediately after this offering is based on 49,642,097 shares of common stock outstanding as of March 31, 2020, and excludes:

•
7,769,999 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2020, at a weighted-average exercise price of $6.40 per share, none of which were exercised and 82,189 shares were forfeited after March 31, 2020;

•	657,000 shares of common stock issuable upon the exercise of stock options granted after March 31, 2020, with a weighted-average exercise price of $5.14 per share;

•	5,303,357 shares of common stock issuable upon the exercise of warrants outstanding as of March 31, 2020, at a weighted-average exercise price of $6.57 per share;

•	3,073,770 shares of common stock issuable upon the exercise of warrants issued after March 31, 2020, at a weighted-average exercise price of $2.44 per share;

•
6,183,402 shares of common stock issuable upon conversion of principal and accrued interest underlying issued and outstanding secured convertible promissory notes assuming a conversion date of May 15, 2020;

•	1,467,149 shares of common stock reserved for future awards under the Amended and Restated Evofem Biosciences, Inc. 2014 Equity Incentive Plan as of May 15, 2020;

•	798,375 shares of common stock reserved for future awards under the Amended 2018 Inducement Equity Incentive Plan as of May 15, 2020; and

•	1,422,422 shares of common stock reserved for future awards under the 2019 Employee Stock Purchase Plan as of May 15, 2020.

Except as otherwise indicated, all information in this prospectus supplement assumes (i) no exercise by the underwriters of their option to purchase additional shares of our common stock; and (ii) no exercise or conversion of the outstanding options, convertible notes or warrants described above.

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below, as well as other information we include or incorporate by reference in this prospectus supplement. If any of these risks actually occur, our business, financial condition and results of operations could be affected negatively. In that event, the trading price of our common stock could decline and you could lose all or part of your investment. Additional risks and uncertainties that are not yet identified or that we do not believe are material may also affect our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to Our Financial Condition and Capital Requirements
We have incurred significant losses and negative cash flows since our inception, and anticipate we will incur increased operating expenses in the second quarter of 2020 compared to the first quarter of 2020, and further increased expenses in future quarters, as well as continue to incur significant losses and negative cash flow for the foreseeable future.
We have incurred yearly losses and negative cash flows since our inception, including net losses of $80.0 million and $125.7 million for the years ended December 31, 2019 and 2018, respectively, and net losses of $19.1 million and $18.1 million for the three months ended March 31, 2020 and 2019, respectively. As of March 31, 2020, we had an accumulated deficit of $532.3 million. Negative cash flows from our operations are expected to continue for the foreseeable future. To date, we have devoted substantially all our financial resources to the development of PhexxiTM, EVO100 and our other product candidates, as well as providing general and administrative support for our operations. Our utilization of cash has historically been highly dependent on these development programs. In light of the recent FDA approval of Phexxi, going forward a significant portion of our costs will relate to the commercialization of Phexxi. In order to commercialize Phexxi, we plan to spend significant capital to ramp up our sales and commercialization efforts, including hiring and training our sales force, scaling up our manufacturing activities and infrastructure, implementing the Phexxi Concierge Experience, designing and implementing marketing campaigns including our digital and social media efforts, and creating and scaling a distribution network. Our cash expenses will also continue to be highly dependent on the product development programs we choose to pursue, including EVO100, the progress of these product development programs, the results of our preclinical and clinical trials, the cost, timing and outcomes of regulatory decisions regarding potential approval for our product candidates or any future product candidates we may choose to develop, and the terms and conditions of our contracts with service providers and any license partners.
To date, we have financed our operations primarily through the sale of equity securities and related-party funding. The amount of our future net losses will depend, in large part, on our ability to generate revenue from the sale of Phexxi, the rate of our future expenditures and our ability to obtain funding through equity or debt financings, strategic collaborations or grants which may be particularly challenging or impossible in light of market conditions, especially in light of the ongoing COVID-19 (defined below) pandemic. The commercialization and development of biopharmaceutical products involves a substantial degree of risk.
We expect to incur increased operating expenses in the second quarter of 2020 compared to the first quarter of 2020, and further increased expenses in future quarters, as well as continue to incur significant losses for the foreseeable future as we:

•
incur sales, marketing, and distribution costs to commercialize Phexxi and any other product candidates for which we may obtain marketing approval, including our planned recruitment and training of approximately 50 to 60 salesforce consultants, build-out and implementation of the Phexxi Concierge Experience, Coming Soon campaign, media and digital campaigns, and contracted tele-detailing vendor costs;

•	incur costs associated with the commercial manufacturing of Phexxi and manufacturing of our product candidates, including increase manufacturing volumes by third parties;

•	continue the clinical development of EVO100 and our other product candidates;

•	advance our development programs into larger, more expensive clinical trials;

•	initiate additional preclinical studies and clinical trials for our product candidates or any product candidates we may choose to develop in the future;

•	seek regulatory and marketing approvals and reimbursement for our product candidates or any product candidates we may choose to develop in the future;

•	continue our efforts to identify, assess, acquire, and/or develop other product candidates;

•	make milestone, royalty or other payments under third-party license agreements;

•	seek to maintain, protect, and expand our intellectual property portfolio; and

•	seek to attract and retain skilled personnel.
Moreover, if our initial launch is successful, we may further augment our salesforce and incur additional costs associated with other marketing activities such as online and television advertising. In addition, should we experience any delays or encounter issues with the development and regulatory approval of our product candidates such as safety issues, clinical trial accrual delays and longer follow-up for planned trials, some of which may result in part due to the ongoing COVID-19 pandemic, we may incur significant additional expenses, including those in connection with necessary additional trials or supportive studies.
Further, the net losses we incur may fluctuate significantly from quarter to quarter and year to year, such that a period-to-period comparison of our results of operations may not be a good indication of our future performance. Due to the recurring losses, negative cash flows from operating activities since inception, and net working capital at December 31, 2019, the report of our independent registered public accountant on our financial statements as of and for the years ended December 31, 2019 and 2018 filed in our Annual Report on Form 10-K for the year ended December 31, 2019 included explanatory language describing the existence of substantial doubt about our ability to continue as a going concern. There have been no adjustments in our subsequent financial statements to reflect this uncertainty.
We have never generated any revenue from product sales and may never be profitable.
Our current business is substantially dependent on the commercial success of Phexxi. Despite the recent FDA approval of Phexxi, we have not yet generated any revenue from product sales or our commercialization efforts to date, and we may ultimately never achieve or sustain profitability. Our ability to generate revenue and achieve and sustain profitability depends on our ability, alone or with strategic collaborators, to successfully commercialize Phexxi and, to a lesser extent, to complete the development of, and obtain necessary regulatory and marketing approvals to commercialize EVO100 and our other current or future product candidates. We do not anticipate generating revenue from product sales from Phexxi until beginning in the second half of 2020. Our ability to generate future revenue from product sales depends heavily on our success in many areas, including, but not limited to:

•	the rate and degree of market acceptance for Phexxi any other approved product candidates;

•
the effectiveness of the launch and commercialization of Phexxi and any other approved product candidates, either directly or with a distributor, including the effectiveness of our anticipated salesforce, the Phexxi Concierge Experience, Coming Soon campaign, media and digital campaigns, and contracted tele-detailing vendor;

•	obtaining reimbursement and pricing for Phexxi and any other approved product candidates in amounts that support profitability;

•	successfully competing against alternative contraceptive products, including lower-priced generic products;

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manufacturing Phexxi and our other product candidates and establishing and maintaining supply and manufacturing relationships with third parties that are commercially feasible, as well as meeting applicable regulatory requirements and meeting our supply needs in sufficient quantities to meet market demand for Phexxi and the needs of our clinical trials;

•	our ability to adapt in a dynamic and challenging pandemic environment;

•	obtaining regulatory approval of Phexxi in territories outside of the United States and completing clinical development and obtaining regulatory approval for our product candidates, including EVO100;

•	protecting, maintaining and enforcing our intellectual property rights, including patents, trade secrets and know-how;

•	negotiating favorable terms in any collaboration, licensing or other arrangements into which we may enter; and

•	attracting, hiring and retaining qualified personnel.
If we are not able to generate sufficient revenue from product sales of Phexxi, that would materially and adversely affect our business, results of operations and financial condition, as well as increase our need to raise additional capital.
We must raise significant additional funds to finance our operations, including the commercialization of Phexxi and our development of EVO100, and to remain a going concern. If we are unable to raise such additional capital when needed or on acceptable terms, we may be forced to delay, reduce and/or eliminate one or more of our business initiatives.
We have incurred significant losses and negative cash flows since our inception, and our cash balance and the inadequacy of existing capital resources to fund our planned operations during the next 12 months will require that we obtain significant additional funding to finance our operations. As of May 22, 2020, we had cash and cash equivalents of approximately $15.3 million. We expect our operating expenses and net loss to increase in the second quarter of 2020 as compared to the first quarter of 2020, as well as in future quarters, in particular as we establish a sales, marketing and manufacturing infrastructure to commercialize Phexxi as well as seek to complete the development of EVO100 for the prevention of certain sexually transmitted infections (STIs).
Attempting to secure additional financing may divert our management from our day-to-day activities, which may adversely affect our ability to commercialize Phexxi or develop our product candidates. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. For example, we are currently prohibited from raising additional debt financing without the consent of the holders of our outstanding convertible notes. Furthermore, as a result of the COVID-19 pandemic and actions taken to slow its spread, the global credit and financial markets have recently experienced extreme volatility and disruptions, including severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates and uncertainty about economic stability. If the equity and credit markets deteriorate, it may make any necessary debt or equity financing more difficult, more costly and more dilutive.
If we are unable to raise additional funds when needed or on acceptable terms, we may be unable to commercialize Phexxi as a contraceptive and continue the development of EVO100 for prevention of certain STIs, may be required to delay, scale back or eliminate some or all our other development programs and business initiatives, or may be forced to cease operations entirely. To the extent we raise additional capital through the sale of equity, convertible debt or other securities convertible into equity, the ownership interest of our stockholders will be diluted, and the terms of these new securities may include liquidation or other preferences that adversely affect rights of our stockholders. Future debt financings, if available at all, would likely involve agreements with additional covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures, making additional product acquisitions or declaring dividends. For risks related to additional funds raised pursuant to our existing Note and Warrant Purchase Agreement (defined below) in particular, see the related risk factor below. If we raise additional funds through strategic collaborations, alternative non-dilutive financing, such as royalty-based financing, or licensing arrangements with third parties, we may have to relinquish valuable rights to our product candidates or future revenue streams or grant licenses on terms that are not favorable to us. Moreover, if we are unable to continue as a going concern, we may be forced to liquidate our assets and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements.

We have certain obligations pursuant to the Note and Warrant Purchase Agreement that we entered into in April 2020, and our failure to comply with such obligations could have a material adverse effect on our business, financial condition or results of operations.
In April 2020, we and our wholly-owned domestic subsidiaries entered into a Securities Purchase and Security Agreement (the Note and Warrant Purchase Agreement) with certain institutional investors (the Note Purchasers) and their designated agent (the Designated Agent), pursuant to which we agreed to issue and sell to the Note Purchasers and the Note Purchasers agreed to purchase from us (i) convertible senior secured convertible promissory notes (the Notes) in an aggregate principal amount of up to $25.0 million (the Maximum Amount) and (ii) warrants to purchase shares of common stock (the Warrants, and together with the Notes, the Securities) in a private placement (the April 2020 Private Placement). Pursuant to the terms of the Note and Warrant Purchase Agreement, we issued and sold to the Note Purchasers and the Note Purchasers purchased from us $15.0 million of Notes at an initial closing in April 2020 (the Initial April 2020 Private Placement Closing). We may issue and sell to the Note Purchasers and the Note Purchasers may purchase from us up to an additional $10.0 million of Notes from time to time at the Note Purchasers’ discretion at any time prior to us receiving at least $100.0 million in aggregate gross proceeds from one or more future sales of equity securities for the principal purpose of raising capital, excluding issuance or conversion of the convertible promissory notes, exercise of the Warrants, and certain other limited exceptions.
Pursuant to the terms of the Note and Warrant Purchase Agreement, we are required to seek Nasdaq approval of the issuance of shares of common stock upon the conversion of the Notes and Warrants for purposes of complying with Nasdaq Listing Rules 5635(b) and 5635(d). Our inability to obtain stockholder approval within six months of the Initial April 2020 Private Placement Closing would constitute a repurchase event under the Note and Warrant Purchase Agreement and, as a result, the noteholders would have the option to require us to repurchase all or any portion of the Notes in cash. In such case, the repurchase price will equal 110% of the Outstanding Balance (as defined in the Note and Warrant Purchase Agreement) plus accrued and unpaid interest and payment of such repurchase price could materially and adversely impact our business, results of operations and financial condition.
In the event that any future conversion of the promissory notes or exercise of the Warrants, including Notes and Warrants issued up to the Maximum Amount, would result in the issuance of common stock that would either, without stockholder approval, (i) result in a change of control or (ii) result in the issuance of more than 20% of our outstanding common stock, we would, in lieu of issuing such shares above these thresholds, pursuant to the terms of the Note and Warrant Purchase Agreement, be obligated to pay the Note Purchasers an amount in cash equal to the fair market value of such shares of common stock that we were unable to issue. Depending on the fair market value of a share of our common stock at the time of conversion or exercise, this cash payment obligation could be significant and could materially and adversely affect our business, results of operations and financial condition, as well as increase our need to raise additional capital.
Further, our failure to make any of such cash payments would likely amount to an event of default under the Note and Warrant Purchase Agreement. Pursuant to the terms of the Note and Warrant Purchase Agreement, events of default also include, but are not limited to, a material breach of representations, failure to pay amounts payable as they become due, our failure to comply with our obligation to convert the Notes, certain defaults of indebtedness and failure to perform or observe, and in certain instances, cure, certain covenants, including, but not limited to, our ability to achieve cumulative net sales of Phexxi of at least $100.0 million by June 30, 2022, as well as to incur debt, merge or, declare dividends. If an event of default occurs, each Note Purchaser could elect, at its option, to require us to repurchase all or any portion of the Notes in cash at a repurchase price equal to the sum of (i) three times the sum of the outstanding balance, plus (ii) the aggregate value of future interest that would have accrued under the call principal amount from the period commencing on the date on which such amount is declared to be due and payable through the fifth anniversary of the Initial April 2020 Private Placement Closing. In the event that any such repurchase would be required, such repurchase would materially and adversely impact our business, results of operations and financial condition, as well as increase our need to raise additional capital.

Our business has been adversely affected and could be materially and adversely affected in the future by the ongoing COVID-19 pandemic.
Any outbreak of a contagious disease, such as the novel coronavirus, or other adverse public health developments, could have a material and adverse effect on our operations, results of operations and financial condition. In December 2019, a novel strain of a virus named SARS-CoV-2 (severe acute respiratory syndrome coronavirus 2) (coronavirus), which causes coronavirus disease 2019 (COVID-19), surfaced in Wuhan, China and has reached multiple other regions and countries, including California where our primary office is located. The

COVID-19 pandemic is evolving, and to date, has led to the implementation of various responses, including government-imposed quarantines, travel restrictions and other public health safety measures, as well as adverse impacts on healthcare resources, facilities and providers, in California, across the United States and in other countries. A number of healthcare systems have had to restructure operations to prioritize caring for COVID-19 patients and limit or cease other activities. The severe burden on healthcare systems caused by this pandemic has impaired the ability to diagnose and treat patients with non-COVID-19 related conditions and impaired the ability of many clinical research sites to start new studies, enroll new patients and monitor patients in clinical trials. The COVID-19 pandemic and government measures taken in response have had a significant impact, both direct and indirect, on businesses, commerce and commercial spending, as significant reductions in business related activities have occurred, unemployment has risen, supply chains have been disrupted, and certain manufacturing and clinical development activities have been curtailed or suspended. The ongoing COVID-19 pandemic continues to rapidly evolve. The extent to which COVID-19 will impact our operations or those of our third-party partners will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the outbreak, additional or modified government actions, new information that will emerge concerning the severity and impact of COVID-19 and the actions to contain COVID-19 or address its impact in the short and long-term, among others.
Our business is currently adversely affected by the COVID-19 pandemic. In response to the pandemic and in accordance with direction from state and local government authorities, we have taken temporary precautionary measures intended to help minimize the risk of the virus to our employees, including temporarily requiring most employees to work remotely (which in turn increases the threat to our cyber security and data accessibility, and communication matters), suspending all non-essential travel worldwide for our employees. In addition, industry events and in-person work-related meetings have been cancelled, the continuation of which could adversely affect our business. Further, the COVID-19 pandemic has already affected and will likely continue to affect our planned commercialization activities for Phexxi. For example, in light of the COVID-19 pandemic, particularly the restrictions on physician interactions, we made the strategic decision to delay the commercial launch of Phexxi from June 2020 to September 2020, and may be required to further delay our launch as a result of the COVID-19 pandemic. These delays could adversely affect our business, negatively impacting our ability to generate revenue and increasing our need for additional capital. In light of the COVID-19 pandemic, we also made the decision reduce our target initial internal sales force from approximately 125 to between 50 and 60 sales consultants and rely more on telehealth for marketing, including the Phexxi Concierge Experience. Moreover, though we have not experienced a material adverse impact on our development programs to date resulting from the pandemic, this has been largely due to the stages in which our clinical programs have been during the pandemic. More significant impact may be seen as we actively engage in clinical activity during the pandemic, including our planned Phase 3 clinical trial of EVO100, especially if the pandemic worsens during critical periods of these activities.
As COVID-19 continues to affect individuals, businesses and industries, economies and markets around the globe, we may experience further issues stemming directly or indirectly from the pandemic, some of which could severely impact our business, results of operations and financial condition, including:

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delays, changes, challenges or disruptions in our business plans, including with respect to the anticipated commercial launch of Phexxi and the clinical development of EVO100 and our other product candidates;

•	sales and marketing challenges in connection with our commercialization of Phexxi;

•	reduced demand for Phexxi;

•	delays or difficulties in manufacturing Phexxi, particularly in commercial quantities;

•	challenges in obtaining adequate reimbursement for Phexxi;

•	delays or difficulties in obtaining the financing necessary to run our business, including commercializing Phexxi and undertaking Phase 3 clinical trials of EVO100;

•	delays or difficulties in enrolling patients in our clinical trials or drop-outs from our clinical trials;

•	delays or difficulties in clinical enrollment initiation, including in recruiting clinical site investigators and staff;

•	interruption of key clinical trial activities, such as clinical trial site monitoring;

•
limitations on travel that could interrupt key clinical activities and trial activities, such as clinical trial site initiations and monitoring, domestic and international travel by employees, contractors or patients to clinical trial sites, including any government-imposed travel restrictions or quarantines that will impact the ability or willingness of patients, employees or contractors to travel to our research, manufacturing and clinical trial sites or secure visas or entry permissions, any of which could delay or adversely impact the conduct or progress of our prospective clinical trials;

•
diversion or prioritization of healthcare resources away from the conduct of clinical trials, including the availability of necessary materials and the attention of physicians serving as our clinical trial investigators, hospitals serving as our clinical trial sites and hospital staff supporting the conduct of our clinical trials;

•
interruption or delays in the operations of the FDA and comparable foreign regulatory agencies, which may impact review, inspection, clearance and approval timelines with respect to our product candidates;

•
business disruptions caused by potential workplace, laboratory and office closures and an increased reliance on employees working from home, disruptions to or delays in ongoing laboratory experiments and operations, staffing shortages, travel limitations, cyber security and data accessibility (particularly as we build out and implement the Phexxi Concierge Experience), or communication or mass transit disruptions;

•
limitations on employee resources that would otherwise be focused on the conduct of our clinical trials or commercialization of our products, including because of sickness of employees or their families or requirements imposed on employees to avoid contact with large groups of people;

•
delays in clinical sites receiving the supplies and materials needed to conduct our clinical trials organizations due to staffing shortages, production slowdowns or stoppages and disruptions in delivery system;

•	interruption in shipping that may affect the transport of Phexxi and clinical trial materials, such as investigational drug product used in our clinical trials, or commercial product for sale;

•
changes in regulations as part of a response to the COVID-19 outbreak which may require us to change the ways in which our clinical trials are conducted, which may result in unexpected costs, or to discontinue the clinical trials altogether;

•
continued volatility in our and other biotechnology companies’ shares of equity which may result in difficulties raising capital through sales of our common stock or equity linked to our common stock, to the extent needed, and the terms of sales may be on unfavorable terms or unavailable, which may impact our short-term and long-term liquidity; and

•
delays in necessary interactions with local regulators, ethics committees and other important agencies and contractors due to limitations in employee resources or forced furlough of government employees.

In addition, if we, our manufacturers, our wholesale distribution partners or any of the third parties with whom we engage, were to experience shutdowns or other business disruptions, our ability to commercialize Phexxi and conduct our business in the manner and on the timelines presently planned could be materially and negatively affected, which could have a material adverse impact on our business and our results of operation and financial condition.
These and other factors arising from COVID-19 could worsen in countries that are already afflicted with the coronavirus or could continue to spread to additional countries, each of which could further adversely impact our ability to conduct clinical trials and our business generally, and could have a material adverse impact on our operations and financial condition and results. We cannot foresee whether the outbreak of COVID-19 will be effectively contained, nor can we predict the severity and duration of its impact. A prolonged disruption or any further unforeseen delay in our operations could continue to result in increased costs and reduced expected revenue. If the outbreak of COVID-19 is not effectively and timely controlled, our business operations and financial condition may be materially and adversely affected as a result of the deteriorating market outlook, the slowdown in regional and national economic growth, and other factors that we cannot foresee. The extent to which COVID-19 will affect our operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence, which could have an adverse impact on our business and financial condition, and we will continue to monitor the situation closely.
Risks Related to Commercialization of Phexxi and Any Other Approved Product Candidates
Our success will depend heavily on whether we can successfully commercialize our recently approved and only commercially available product, Phexxi, for prevention of pregnancy. Failure to successfully commercialize Phexxi for prevention of pregnancy would likely cause our business to fail.
Our overall success will rely heavily on the commercial success of Phexxi for prevention of pregnancy. Failure to successfully commercialize Phexxi for prevention of pregnancy would likely cause our business to fail. There are numerous examples of failures to meet high expectations of market potential for new product launches in the healthcare space, including by pharmaceutical companies with more experience and resources than us. If the commercialization of Phexxi is unsuccessful or perceived as disappointing, our stock price could decline significantly.
Our updated commercial launch strategy in light of the COVID-19 pandemic is unproven and if it is not successful, will harm our ability to sell product and business.
Even though Phexxi for the prevention of pregnancy has been approved for commercial sale by the FDA, we must successfully execute on our commercial launch of this product, especially in light of our current cash position, our anticipated increased spend and the fact that we have no other revenue generating products. In light of the COVID-19 pandemic, particularly the restrictions on physician interactions, we made the strategic decision to delay the commercial launch of Phexxi from June 2020 to early September. We also made the decision reduce our target initial salesforce from approximately 125 to approximately 50 to 60 consultants and augment our launch virtually via the Phexxi Concierge Experience, Coming Soon campaign, media and digital campaigns, and contracted tele-detailing vendors. Though these strategies are designed to allow us to market Phexxi with a reduced number of sales representatives in a pandemic environment, there are no assurances that this approach will be effective and allow us to reach a substantially similar number of health care providers as we would through more traditional sales force deployment models. The increased reliance on telehealth infrastructures such as the Phexxi Concierge Experience may be end up creating more issues and being more costly to us than more traditional distribution and marketing methods. The challenges of effectively commercially launching a new product in the midst of a pandemic are exacerbated by the fact that current COVID-19 pandemic is dynamic and we need to be able to nimbly and appropriately continue to be able to effectively adapt to related changes in the future. Moreover, though we believe that the contraceptive market is highly sensitive to digital media, banner advertising and social media influencers, there are no assurance our planned online strategies and efforts will be effective. In addition, despite the experience of our management team in commercializing products for other companies, our company has not yet demonstrated our ability to successfully commercialize any product. If our commercial launch of Phexxi is not successful, our ability to generate revenue from the sale of product will be harmed, our need for additional capital will increase and our business and reputation will be harmed.
If we are unable to establish effective internal sales and marketing capabilities, or enter into agreements with third parties to market and sell any of our approved products, our ability to generate revenue would be adversely affected.
Although some of our employees may have marketed, commercialized and sold other pharmaceutical products, including contraceptives, in the past while employed at other companies, we have no experience selling and marketing Phexxi. While we have hired a relatively small number of sales managers and sales leadership, we will need to hire a significant number of sales consultants for the commercialization of Phexxi for the prevention of pregnancy. We may face difficulties recruiting and hiring representatives and otherwise obtaining these marketing capabilities as a result of the COVID-19 pandemic where, among other restrictions, nonessential business travel and in-person interviews have been eliminated or significantly curtailed by the implementation of social distancing guidelines and a general reluctance of some to engage in these activities. We are unable to predict at this time how long these effects of the COVID-19 pandemic will last. Any failure or delay in the timely development of our internal commercialization capabilities could adversely impact the potential for success of Phexxi. While we plan to utilize our sales and marketing infrastructure for Phexxi to successfully commercialize any additional products that may result from our development programs, we may still need to find one or more collaborators to commercialize these products or further invest in and develop these capabilities, either on our own or with others, which would be expensive, difficult and time consuming.
If commercialization collaborators do not commit sufficient resources to commercialize our future products and we are unable to develop the necessary marketing and sales capabilities on our own, we will be unable to generate sufficient product revenue to sustain or grow our business. We may be competing with companies that currently have extensive and well-funded marketing and sales operations, particularly in the markets our product candidates are intended to address. Without appropriate capabilities, whether directly or through third-party collaborators, we may be unable to compete successfully against these more established companies.
If we are unable to effectively train and equip our sales force, our ability to successfully commercialize Phexxi will be harmed.
Even if we are able to establish our targeted sales force, Phexxi will be a newly-marketed drug and, therefore, none of the members of our sales force will have ever promoted Phexxi prior to its launch. As a result, we will be required to expend significant time and resources to train our sales consultants in marketing Phexxi. In addition, we must train our sales force to ensure that an appropriate and compliant message about Phexxi is being delivered. We also expect that our efforts to train our sales force will be negatively impacted by the COVID-19 pandemic, particularly due to the fact that we will be unable to conduct in-person meetings and training sessions. If we are unable to effectively train our sales force and equip them with compliant and effective materials, including medical and sales literature to help them appropriately inform and educate physicians regarding the potential benefits of Phexxi, our efforts to successfully commercialize Phexxi could be put in jeopardy, which would negatively impact our ability to generate product revenues.

We face competition from other medical device, biotechnology and biopharmaceutical companies and our operating results will suffer if we are unable to compete effectively.
The medical device, biotechnology and biopharmaceutical industries, and the women’s health sector, are intensely competitive. Significant competition among various contraceptive products already exists. Existing products have name recognition, are marketed by companies with established commercial infrastructures and are marketed with greater financial, technical and personnel resources than we have. To compete and gain market share, any new product will need to demonstrate advantages in efficacy, convenience, tolerability or safety. In addition, new products developed by others could emerge as competitors to Phexxi. Such products could offer an alternative form of non-hormonal contraceptive that is more convenient, is more effective and/or provides protection over longer periods of time. We also compete with these organizations to recruit management, scientists and sales and marketing and clinical development personnel, which could negatively affect our level of expertise and our ability to execute our business plan. We will also face competition in establishing clinical trial sites, enrolling subjects for clinical trials and in connection with identifying and engaging in strategic transactions. If we are not able to compete effectively against our current and future competitors, our business will not grow and our financial condition and operations will suffer.
Our potential competitors include large, well-established pharmaceutical companies and specialty pharmaceutical companies. These companies include Merck & Co., Inc., Allergan PLC, Pfizer Inc., Bayer AG, Johnson & Johnson, CooperSurgical Inc. and Mylan Inc. Additionally, several generic manufacturers currently market and continue to introduce new generic contraceptives. There are other contraceptive product candidates in development that, if approved, would potentially compete with Phexxi, including hormonal patches and hormonal vaginal rings.
Phexxi and any other approved product may not gain sufficient market acceptance among physicians, patients or the medical community, thereby limiting our potential to generate revenue, which will undermine our future growth prospects.
Even though Phexxi has been approved by the FDA for commercial sale for the prevention of pregnancy and even if any of our other product candidates are approved for commercial sale by the FDA or other regulatory authorities, the degree of market acceptance of any new product by physicians, patients and the medical community will depend on a number of factors, including:

•	demonstrated evidence of efficacy and safety and the related regulatory label requirements;

•	sufficient third-party insurance coverage and adequate reimbursement;

•	effectiveness of our or our collaborators’ sales and marketing strategy;

•	the willingness of wholesalers to stock the products;

•	the prevalence and severity of any adverse side effects;

•	our ability to sufficiently educate physicians with respect to the efficacy and safety of Phexxi; and

•	availability of alternative products.
If any approved product that we may license, develop or sell, including Phexxi, does not provide a benefit over currently available options, that product candidate is unlikely to achieve market acceptance and we will not generate sufficient revenues to achieve profitability.
Further, due in part to circumstances surrounding the COVID-19 pandemic, we may observe a reduced acceptance rate for Phexxi following commercialization as women may be reluctant to switch birth control or physically visit a doctor in person to obtain a birth control prescription. We plan to increase acceptance through the Phexxi Concierge Experience and by encouraging telehealth appointments, but there can be no assurance this effort will be successful or that acceptance will be what it might have otherwise been without the COVID-19 pandemic. As a result of the COVID-19 pandemic, we may have a reduced ability for our distribution or sales representatives to visit physician offices to provide in-person education regarding the benefits of Phexxi for the prevention of pregnancy. To the extent our marketing and education efforts are restricted by COVID-19, our business may be adversely affected.
The success of Phexxi or any future approved contraceptive products will depend on the availability of contraceptive alternatives and women’s preferences, in addition to the market’s acceptance of our new form of prevention of pregnancy.
The commercial success of Phexxi or any future approved contraceptive products will depend upon the contraceptive market as well as market acceptance of our new form of prevention of pregnancy. Risks related to market acceptance include, among other things:

•	minimum acceptable contraceptive efficacy rates and the related regulatory label requirements;

•	perceived safety differences of hormonal and/or non-hormonal contraceptive options;

•	changing women’s preferences;

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changes in healthcare laws and regulations, including implementation of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (collectively the ACA) and its effect on pharmaceutical coverage, reimbursement and pricing, and the coverage of preventable services (including contraception under certain conditions) and future new executive orders, legislation or agency rulemaking; and

•	new generic contraceptive options including the possibility of a future potential generic version of Phexxi as a contraceptive.
For example, the pregnancy rate for typical use of Phexxi in the FDA approved label is higher than many other forms of contraceptives, and we cannot be certain that the associated risk of unintended pregnancy will not deter adoption of Phexxi as a method of pregnancy prevention. In addition, Phexxi’s label contains a warning related to use by women with a history of recurrent urinary tract infections, which could limit the willingness of healthcare providers to prescribe or certain women to use Phexxi. These risks could reduce the market potential for Phexxi or any future contraceptive product we may seek to develop, and place pressure on our business, financial condition, results of operations and prospects.

The commercial success of Phexxi or any future approved products will depend in significant measure on the label claims that the FDA or other regulatory authorities approve for those products.
The commercial success of Phexxi and any future approved products will depend in significant measure upon the labeling describing the product’s features, benefits and risks.
We are required to submit all promotional labeling for Phexxi, and any other of our products that receives marketing approval, at the time of first use, as well as all revisions to approved product labeling as part of a supplemental NDA, to FDA for review and approval. In addition, FDA must review and approve proposed labeling for any of our product candidates as part of the NDA pre-market review process. Failure to achieve approval from the FDA or other regulatory authorities of product labeling containing certain types of information on features or benefits will prevent or substantially limit our advertising and promotion of such features in order to differentiate our product candidates from those products already existing in the market. This failure would have a material adverse impact on our business, financial condition, results of operations and prospects.
The FDA and other regulatory agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses. If we are found or alleged to have improperly promoted off-label uses, we may become subject to significant liability.
The FDA and other regulatory agencies strictly regulate the promotional claims that may be made about prescription products such as Phexxi. In particular, a product may not be promoted for uses that are not approved by the FDA or such other regulatory agencies as reflected in the product’s approved labeling. If we are found to have promoted such off-label uses, we may become subject to significant liability. The federal government has levied large civil and criminal fines against companies for alleged improper promotion and has enjoined several companies from engaging in off-label promotion. The FDA has also requested that companies enter into consent decrees or permanent injunctions under which specified promotional conduct is changed or curtailed. If we cannot successfully manage the promotion of Phexxi or any of our product candidates, if approved in the future, we could become subject to significant liability, which would materially adversely affect our business and financial condition.
We will need to obtain FDA approval of any proposed product names, and any failure or delay associated with such approval may adversely affect our business.
Any name we intend to use for our current or future product candidates will require approval from the FDA regardless of whether we have secured a formal trademark registration from the USPTO. The FDA typically conducts a review of proposed product names, including an evaluation of the potential for confusion with other product names. The FDA may also object to a product name if it believes the name inappropriately implies medical claims or contributes to an overstatement of efficacy. If the FDA objects to any of our proposed product names, we may be required to adopt alternative names for our product candidates. If we adopt alternative names, we would lose any goodwill or brand recognition developed for previously used names and marks as well as the benefit of our existing trademark applications for such product candidate and may be required to expend significant additional resources in an effort to identify a suitable product name that would qualify under applicable trademark laws, not infringe the existing rights of third parties and be acceptable to the FDA. We may be unable to build a successful brand identity for a new trademark in a timely manner or at all, which would limit our ability to commercialize our product candidates.
If we suffer negative publicity concerning the safety or efficacy of Phexxi or our product candidates in development, our reputation and the commercialization of Phexxi could be harmed and we may be forced to cease development of such product candidates.
If concerns should arise about the actual or anticipated clinical outcomes regarding the safety of any of our product candidates, such concerns could adversely affect the market’s perception of these candidates. Such concerns could lead to a decline in investors’ expectations and a decline in the price of our common stock.
We rely, and expect to continue to rely, on market research conducted on our behalf to evaluate the potential commercial acceptance of Phexxi, EVO100, and any other future product candidates.
We have contracted with and expect to continue to contract with third parties to perform research on our behalf. These research findings may not be indicative or predictive of actual or overall market acceptance and any future market research may not be indicative of the acceptance for Phexxi, EVO100 or future product candidates we may develop. Moreover, our internal and external research that have informed our views with respect to our sales and marketing strategy, payer coverage, pricing and reimbursement with respect to Phexxi may prove to be incorrect. For example, we believe that women that are most likely to use Phexxi as their primary method of preventing pregnancy are those that are unwilling to use hormone-based contraceptives and are unsatisfied with existing non-hormonal alternatives. If our market research has overestimated the size of this population or the willingness of these women to try Phexxi, the commercial launch of Phexxi may be less successful than we or others expect.
The proportion of the contraceptive market that is made up of generic products continues to increase, making introduction of a branded contraceptive difficult and expensive.
The proportion of the U.S. market that is made up of generic products has been increasing over time. This trend is consistent in the women’s health segment, as well, where many of the most popular oral contraceptive pills (OCP) brands have experienced genericization. Currently, only two branded OCPs remain and both have a relatively low market share. Assuming this trend continues, it may be more challenging to introduce Phexxi or any future approved contraceptive product candidate we may develop, as a branded contraceptive, at a price that will maximize our revenue and profits. Also, there may be additional marketing costs to introduce Phexxi in order to overcome the trend towards generics and to gain access to reimbursement by payers. If we are unable to introduce any future approved product candidate at a price that is commensurate with that of current branded products, or we are unable to gain reimbursement from payers for Phexxi, or if patients are unwilling to pay any price differential between Phexxi and a generic contraceptive product, our revenues will be limited. As part of our initial launch strategy, we intend to cover the cost of Phexxi for the first month for women under health plans do not reimburse for Phexxi and to cover co-payments for women under health plans that require such co-payments for Phexxi. However, we cannot be certain that these initiatives will be successful in overcoming general inclinations of physicians and their patients to avoid branded contraceptives. In addition, if healthcare plans do not add Phexxi to their covered formularies within the timelines we expect or impose more restrictive co-payments than we expect, our costs of providing these incentive programs will increase beyond our expectations and reduce our product margins and net revenues from sales of Phexxi.
Risks Related to the Development of Our Product Candidates
Our inability to develop our vaginal pH regulator for additional indications could have an adverse effect on our business and our ability to successfully market Phexxi for prevention of pregnancy.
We believe our vaginal pH regulator gel may be useful in certain indications outside of Phexxi for the prevention of pregnancy. In August 2019, we completed a Phase 2b clinical trial designed to assess EVO100 for the prevention of urogenital Chlamydia trachomatis infection (chlamydia) in women and for the prevention of urogenital Neisseria gonorrhea infection (gonorrhea) in women. Top-line results from this clinical trial, reported in December 2019, demonstrated that the trial met both its primary and secondary endpoints, with a 50% relative risk reduction in chlamydia infection and a 78% relative risk reduction in gonorrhea infection compared to placebo. We do not know if we will successfully complete the clinical development of EVO100. Specifically, we are planning to conduct a Phase 3 clinical trial of EVO100 but cannot guarantee that the results of this trial will be consistent with the results of the prior Phase 2b clinical trial. Even if we do complete such clinical development, there is no assurance we will obtain regulatory approval of EVO100 for the prevention of either chlamydia or gonorrhea. Such a failure could impede our ability to market Phexxi for prevention of pregnancy because all our product candidates are based on the same active ingredients and technology. Also, any failure to obtain regulatory approvals for additional indications will likely have a material adverse effect on our business, results of operations or our financial condition.
Indemnity claims from lawsuits or damages against our clinical trial sites could cause us to incur substantial liabilities and to limit commercialization of Phexxi, and any other product candidates we may develop.
In connection with our clinical trials, our third-party investigators and clinical trial sites face inherent risk of liability exposure from patients enrolled in our clinical trials. We have entered into indemnification agreements with each of our clinical trial sites obligating us to defend the sites against third-party claims or reimburse the sites should they incur certain costs or liability in connection with our clinical trials.
We currently carry product liability insurance with policy limits we believe are customary for similarly situated companies and adequate to provide us with coverage for foreseeable risks. Although we maintain such insurance, any claim that may be brought against us could result in a court judgment or settlement in an amount that is not covered, in whole or in part, by our insurance or is in excess of the limits of our insurance coverage.

If we or our clinical trial sites cannot successfully defend against these product liability or other health related claims, we may incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in decreased demand for Phexxi and any other product candidates we may develop, injury to our reputation, negative media attention and the diversion of our management’s time and attention from our product development and commercialization efforts to address claim related matters.
The success of our business is also expected to depend in part upon our ability to identify, license, discover, develop or commercialize additional product candidates. Failure to identify additional product candidates would have a negative impact on our business and operations.
Although a substantial amount of our effort will focus on the commercialization of Phexxi for prevention of pregnancy and development of EVO100 for the preventative of certain STIs, the success of our business is also expected to depend in part upon our ability to identify, license, discover, develop or commercialize additional product candidates. We are seeking to license, or otherwise obtain, product and technology rights to a variety of products and product candidates in the field of women’s health, but there can be no assurance we will be able to do so, or do so on favorable terms. There are risks, uncertainties and costs associated with identifying, licensing and advancing product candidates through successful clinical development. We may focus our efforts and resources on potential programs or product candidates that ultimately prove to be unsuccessful. Our research programs or licensing efforts may fail to yield additional product candidates for clinical development and commercialization for a number of reasons, including but not limited to the following:

•	our research or business development methodology or search criteria and process may be unsuccessful in identifying potential product candidates;

•	we may not be able or willing to assemble sufficient resources to acquire or discover additional product candidates;

•	our product candidates may not succeed in preclinical or clinical testing;

•	our potential product candidates may be shown to have harmful side effects or may have other characteristics that may make the products unmarketable or unlikely to receive marketing approval;

•	competitors may develop alternatives that render our product candidates obsolete or less attractive;

•	product candidates we develop may be covered by third parties’ patents or other exclusive rights;

•	the market for a product candidate may change during our program such that a product may become unreasonable to continue to develop;

•	research and development programs are quite costly, and we may be unable to obtain the financing and resources to do so;

•	a product candidate may not be capable of being produced in commercial quantities at an acceptable cost, or at all; and

•	a product candidate may not be accepted as safe and effective by patients, the medical community or third-party payers.

If any of these events occur, we may be forced to abandon our development efforts for a program or programs, or we may not be able to identify, license, partner, discover, develop or commercialize additional product candidates, which could have a material adverse effect on our business, financial condition or results of operations. Moreover, even if we were able to obtain the rights to additional product candidates, there can be no assurance these candidates will ever be advanced successfully through clinical development.
Clinical trials are costly, time consuming and inherently risky, and we may fail to demonstrate safety and efficacy to the satisfaction of applicable regulatory authorities.
Clinical development is expensive, time consuming and involves significant risk. We cannot guarantee any clinical trials will be conducted as planned or completed on schedule, if at all. In addition, certain of our product candidates are targeted toward the prevention of STIs. Therefore, it may be especially difficult to recruit patients to participate in our clinical trials when doing so will require patients to refrain from other methods of disease prevention. A failure of one or more clinical trials can occur at any stage of development. Events that may prevent successful or timely completion of clinical development include, but are not limited to:

•	inability to obtain the funding necessary to initiate or complete any clinical trial;

•	inability to generate satisfactory preclinical, toxicology or other in vivo or in vitro data or to develop diagnostics capable of supporting the initiation or continuation of clinical trials;

•
delays in reaching agreement on acceptable terms with clinical research organizations (CROs) and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and clinical trial sites;

•	delays or failure in obtaining required institutional review board (IRB) approval at each clinical trial site;

•	failure to obtain or delays in obtaining a permit from regulatory authorities to conduct a clinical trial;

•	delays in recruiting or failure to recruit sufficient eligible patients in our clinical trials;

•	failure to manufacture clinical trial scale quantities of our product candidate;

•	failure by clinical sites, CROs or other third parties to adhere to clinical trial requirements;

•	failure by clinical sites, CROs or other third parties to perform in accordance with the good clinical practices requirements of the FDA, applicable laws or applicable foreign regulatory requirements;

•	patients withdrawing from our clinical trials;

•
adverse events or other issues of concern significant enough for an IRB to suspend or terminate a clinical trial or for the FDA, or comparable foreign regulatory authority, to put an Investigational New Drug Application (NDA) or comparable foreign application on clinical hold;

•	occurrence of adverse events associated with our product candidates that may make it more difficult to recruit subjects or cause other material delays in the clinical programs;

•	changes in regulatory requirements and guidance that require amending or submitting new clinical protocols;

•	the cost of clinical trials of our product candidates;

•
negative or inconclusive results from our clinical trials that may result in our deciding, or regulators requiring us, to conduct additional clinical trials or abandon development programs in other ongoing or planned indications for a product candidate; and

•	delays in reaching agreement on acceptable terms with third-party manufacturers and the time for manufacture of sufficient quantities of our product candidates for use in clinical trials.

In addition to the possible events described above, our clinical trials may also be impacted by matters beyond our control. For example, conditions and circumstances surrounding the current COVID-19 pandemic may make it difficult for us, and our third-party service providers, to recruit, enroll, retain and monitor patients in these trials, disrupt the necessary logistic and manufacturing activities related to our clinical trials, require us to adjust our trial protocols, lead to a failure to collect in a timely manner key data necessary to support trial endpoints or otherwise compromise our ability to collect reliable data, result in delays in related communications and activities with the FDA or other comparable regulatory organizations and may affect our clinical trials in ways we may not presently predict.
Any inability to successfully complete clinical development and obtain regulatory approval for one or more of our product candidates could result in additional costs to us or impair our ability to generate revenue. In addition, if we make manufacturing or formulation changes to our product candidates, we may need to conduct additional non-clinical studies and/or clinical trials to show the results obtained from such new formulation or manufacturing process are consistent with previous results obtained. Clinical trial delays could also shorten any periods during which our products have patent protection and may allow competitors to develop and bring products to market before we do, which could impair our ability to successfully commercialize our product candidates and may harm our business and results of operations.
Due in part to our limited financial resources, we may fail to select or capitalize on the most scientifically, clinically or commercially promising or profitable indications or therapeutic areas for our product candidates and we may be unable to pursue and complete the clinical trials we would like to pursue and complete.
We have limited financial and technical resources to determine the indications on which we should focus the development efforts for our product candidates and any future candidates we may choose to develop. Due to our limited available financial resources, we may be required to curtail clinical development programs and activities that might otherwise have led to more rapid progress of our product candidates, or product candidates we may in the future choose to develop, through the regulatory and development processes. We may make incorrect determinations regarding the indications and clinical trials on which to focus our available resources. The decisions to allocate our research, management and financial resources towards particular indications may not lead to the development of viable commercial products and may divert resources from better opportunities. Similarly, our decisions to delay or terminate development programs may also cause us to miss valuable opportunities.
Risks Related to Regulatory Approval of Our Product Candidates
We must generally obtain regulatory approval prior to marketing or commercializing our product candidates and we must obtain regulatory approval from international authorities should we elect to commercialize Phexxi outside of the United States. To obtain regulatory approval, we must complete our preclinical studies and clinical trials in compliance with the regulatory approval requirements of the FDA and any applicable and comparable foreign regulators. If our clinical trials fail to satisfactorily demonstrate safety and efficacy of our product candidates to the FDA and other comparable foreign regulators, we may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of our product candidates.
With the exception of Phexxi for the prevention of pregnancy, we are not permitted to commercialize, market, promote or sell any product candidate in the United States without obtaining marketing approval from the FDA. Comparable foreign regulatory authorities impose similar restrictions, and we do not have marketing approval for Phexxi in any country outside of the United States. We may never receive such approvals, and we must complete extensive preclinical development and clinical trials to demonstrate the safety and efficacy of our product candidates before we may be able to obtain these approvals.
Any inability to complete preclinical and clinical development successfully could result in additional costs to us and impair our ability to generate revenues. Moreover, if (i) we are required to conduct additional clinical trials or other nonclinical testing of our product candidates beyond the trials and testing we currently contemplate, (ii) we are unable to successfully complete clinical trials of our product candidates or other testing, (iii) the results of these clinical trials or tests are unfavorable, uncertain or are only modestly favorable or (iv) there are unacceptable safety concerns associated with our product candidates, we may:

•	be delayed in obtaining marketing approval for our product candidates;

•	not obtain marketing approval at all;

•	obtain approval with labeling that includes significant use or distribution restrictions or significant safety warnings, including boxed warnings;

•	be subject to additional post-marketing testing or other requirements; or

•	be required to remove the product from the market after obtaining marketing approval.

Even if we complete the necessary clinical trials for our product candidates, the marketing approval process is expensive, time consuming and uncertain and may prevent us from obtaining approvals for the commercialization of our product candidates. If we are not able to obtain, or if there are delays in obtaining, required marketing approvals, we will not be able to commercialize our product candidates, and our ability to generate revenue will be materially impaired.
To date, we have not received approval from the FDA or regulatory authorities in other jurisdictions to market any of our product candidates, with the exception of Phexxi, which is approved by FDA for the prevention of pregnancy. Despite the experience of our management team in completing successful regulatory filings for other companies, we have only submitted one NDA for Phexxi, so we have limited experience in filing and supporting the applications necessary to obtain marketing approvals for product candidates. Securing marketing approval requires the submission of extensive preclinical and clinical data and supporting information to regulatory authorities for each therapeutic indication to establish the product candidate’s safety and effectiveness. Securing marketing approval also requires the submission of information about the product manufacturing process to, and inspection of manufacturing facilities by, the regulatory authorities. Regulatory authorities may determine that our unapproved product candidates or any potential future product candidate is not effective, is only moderately effective or has undesirable or unintended side effects, toxicities, safety profiles or other characteristics that preclude us from obtaining marketing approval or that prevent or limit commercial use.
The process of obtaining marketing approvals is expensive, may take many years, if approval is obtained at all, and can vary substantially based upon a variety of factors, including the type, complexity and novelty of the product candidates involved. Changes in marketing approval policies during the development period, changes in or the enactment of additional statutes or regulations, or changes in regulatory review for each submitted product application, may cause delays in the approval or rejection of an application. Regulatory authorities have substantial discretion in the approval process and may refuse to accept any application or may decide that our data are insufficient for approval and require additional preclinical studies, clinical trials or other trials. In addition, varying interpretations of the data obtained from preclinical and clinical testing could delay, limit or prevent marketing approval of a product candidate. Any marketing approval we ultimately obtain may be limited or subject to restrictions or post-approval commitments that render the approved product not commercially viable. If we experience delays in obtaining approval or if we fail to obtain approval of our product candidates, the commercial prospects for our product candidates may be harmed and our ability to generate revenues will be materially impaired.
From time to time, we may in the future report top-line data from our clinical trials. These top-line data may differ from complete trial results once additional data are received and evaluated by the FDA.
Top-line data are based on a preliminary analysis of currently available efficacy and safety data, and therefore these results are subject to change, either by us or the FDA, following a comprehensive review of the more extensive data we expect to receive when the full data set becomes available. Top-line data are based on important assumptions, estimations, calculations and information currently available to us. As a result, the top-line results may differ from the full data, or different conclusions or considerations may qualify these top-line results, once the complete data have been received and fully evaluated. If these initial data analyses differ from the results of the full data analyses, in a manner not favorable to the development of our product candidates, our business, financial condition, results of operations, prospects and, ultimately, the value of our common stock could be adversely affected. The reported results of our AMPREVENCE clinical trial in December 2019 consist of only top-line data.
Phexxi and EVO100 are drug/device combinations. The process for obtaining regulatory approval for EVO100 in the United States will require compliance with requirements of two divisions of the FDA. A change in the FDA’s primary oversight responsibility would adversely impact our development timeline and raise our costs.
Phexxi and EVO100 have drug and device components and are considered combination products by the FDA. The FDA has different divisions responsible for assessing and approving devices and drugs. The Center for Drug Evaluation and Research (CDER) has responsibility for drug products, while the Center for Devices and Radiological Health (CDRH) has oversight responsibility for medical devices. Phexxi and EVO100 previously underwent a request for designation process with the FDA that determined the CDER would lead the review and that the product should be submitted for marketing authorization pursuant to an NDA. If the designation of the lead center were to be changed to CDRH, or if either division or the FDA Office of Combination Products were to institute additional requirements for the approval of EVO100, we could be required to complete clinical trials with more patients and over longer periods of time than is currently anticipated or comply with regulatory requirements that are not currently anticipated. This would likely require us to raise additional funds and may impact our anticipated timelines. The impact of either a change in lead agency center for pre-market review or the imposition of additional requirements for approval would be significant to us and may have a material adverse effect on the prospects for the development of EVO100, our business and our financial condition.
Serious adverse events arising during and following the commercialization of Phexxi, post marketing or during clinical trials of our other product candidates could have a material, adverse effect on our product development timeline or our ability to market Phexxi and develop and market EVO100.
While the FDA granted approval of Phexxi based on the data included in the NDA, including data from our completed pivotal clinical trials, we do not know whether the results when a larger number of women and broader populations use Phexxi in the commercial setting will be consistent with the results from our clinical studies of Phexxi.  If serious adverse events or undesirable side effects occur during or following the commercialization of Phexxi, or during the clinical investigation or post marketing of our other product candidates, the following events could materially and adversely affect our business:

•	regulatory authorities may require the addition of specific warnings or contraindications to product labeling or the issuance of alerts to physicians and pharmacies;

•	we may be required to change the way Phexxi or our other product candidates are administered or to revise the labeling of Phexxi or our other product candidates;

•	we may be subject to promotional and marketing limitations on Phexxi and our product candidates;

•	sales of Phexxi and our other approved products, if any, may decrease significantly;

•	regulatory authorities may require us to take Phexxi or, should any of our other product candidates be approved, our other approved products off the market;

•	IRBs may suspend or terminate our clinical trials;

•	regulatory authorities may impose a clinical hold, which could result in substantial delays and adversely impact our ability to continue development of our product candidates;

•	we may be required to conduct additional clinical trials with more patients or over longer periods of time than anticipated;

•
we may be required to implement risk evaluation and mitigation strategies (REMS), which could result in substantial cost increases and have a negative impact on our ability to commercialize Phexxi or our other approved products, if any;

•	we may be required to limit the patients who can receive Phexxi or our product candidates;

•	we may be subject to litigation or product liability claims; and

•	our reputation may suffer.

Any of these events could prevent us from achieving or maintaining market acceptance of Phexxi or our other product candidates, or could substantially increase commercialization costs and expenses, which in turn could delay or prevent us from generating significant revenues from Phexxi or our other product candidates.
Serious adverse events or side effects could require Phexxi or, if approved, EVO100 to be taken off the market, may require them to be packaged with safety warnings or may otherwise limit our sales.
Even though we have received approval from the FDA in the United States to market Phexxi for the prevention of pregnancy, we may fail to receive similar approval outside the United States.
To market a new product outside the United States, we must obtain separate marketing approvals in each jurisdiction and comply with numerous and varying regulatory requirements of other countries, including clinical trials, commercial sales, pricing manufacture distribution and safety requirements. The time required to obtain approval in other countries might differ from, and be longer than, that required to obtain FDA approval. The marketing approval process in other countries may include all the risks associated with obtaining FDA approval in the United States, as well as other risks. Further, we may be unable to obtain rights to the necessary clinical data and may be required to generate our own. In addition, in many countries outside the United States, a new product must receive pricing and reimbursement approval prior to commercialization. This can result in substantial delays in these countries. Additionally, the product labeling requirements outside the United States may be different and inconsistent with the United States labeling requirements, negatively affecting our ability to market our products in countries outside the United States.
In addition, if we are unable to comply with applicable foreign regulatory requirements, we may be subject to fines, suspension or withdrawal of marketing approvals, product recalls, seizure of products, operating restrictions and criminal prosecution. In such an event, our ability to market to our full target market will be reduced and our ability to realize the full market potential of Phexxi will be harmed, which could have a materially adverse effect on our business, financial condition, results of operations and prospects.
Our development and regulatory approval strategy for EVO100 depends, in part, on published scientific literature and the FDA’s prior findings regarding the safety and efficacy of approved products based on data developed by others.
The Drug Price Competition and Patent Term Restoration Act of 1984 (also known as the Hatch-Waxman Amendments) added section 505(b)(2) to the Federal Food, Drug and Cosmetic Act (the FDCA), as well as several other provisions. Section 505(b)(2) of the FDCA permits the filing of an NDA where at least some of the information required for approval comes from investigations that were not conducted by or for the applicant and for which the applicant has not obtained a right of reference or use from the person by or for whom the investigations were conducted. The FDA interprets section 505(b)(2) of the FDCA, for the purposes of approving an NDA, to permit the applicant to rely, in part, upon published literature or the FDA’s previous findings of safety and efficacy for an approved product. The FDA may also require the applicant to perform additional clinical trials or measurements to support any deviation from the previously approved product. The FDA may then approve the new product candidate for all or some of the label indications for which the referenced product has been approved, as well as for any new indication sought by the section 505(b)(2) applicant. The FDA may require an applicant’s product label to have all or some of the limitations, contraindications, warnings or precautions included in the reference product’s label, including a black box warning, or may require the label to have additional limitations, contraindications, warnings or precautions.
Notwithstanding the approval of many products by the FDA pursuant to section 505(b)(2) of the FDCA, over the last few years some pharmaceutical companies and others have objected to the FDA’s interpretation of section 505(b)(2) of the FDCA. If the FDA changes its interpretation of section 505(b)(2) of the FDCA, or if the FDA’s interpretation is successfully challenged in court, this could delay or even prevent the FDA from approving any section 505(b)(2) NDAs we submit in the future. Such a result could require us to conduct additional testing and costly clinical trials, which could substantially delay or prevent the approval and commercialization of our product candidates.
If we are unable to take full advantage of regulatory programs designed to expedite drug development or provide other incentives, our development programs may be adversely impacted.
There are a number of incentive programs administered by the FDA and other regulatory bodies to facilitate development of drugs in areas of unmet medical need. EVO100 received the designation as a Qualified Infectious Disease Product (QIDP) for the prevention of gonorrhea. EVO100 also received a Fast Track designation for the prevention of chlamydia.  EVO100 may not qualify for or maintain designations under these or other incentive programs under any of the FDA’s existing or future programs to expedite drug development in areas of unmet medical need. Our inability to fully take advantage of these incentive programs may require us to run larger trials, incur delays, lose opportunities that may not otherwise be available to us, lose marketing exclusivity for which we would otherwise be eligible and incur greater expense in the development of our product candidates.

Risks Related to Our Post-Marketing Legal and Regulatory Compliance
Even though we have obtained FDA approval for Phexxi and even if we obtain regulatory approval for EVO100 or any other product candidates we may seek to develop, we will remain subject to ongoing regulatory requirements.
Even though Phexxi has been approved by the FDA for the prevention of pregnancy and even if EVO100 or any other product candidate we may seek to develop are approved, we are and will be subject to ongoing regulatory requirements with respect to manufacturing, labeling, packaging, storage, advertising, promotion, sampling, record-keeping, conduct of post-marketing clinical trials and submission of safety, efficacy and other post-approval information, including both federal and state requirements in the United States and requirements of comparable foreign regulatory authorities.
Manufacturers and manufacturers’ facilities are required to continuously comply with FDA and comparable foreign regulatory authority requirements, including ensuring quality control and manufacturing procedures conform to current good manufacturing practices (cGMP) regulations and corresponding foreign regulatory manufacturing requirements. Accordingly, we and our contract manufacturers will be subject to continual review and inspections to assess compliance with cGMP and adherence to commitments made in any NDA submission to the FDA or any other type of domestic or foreign marketing authorization application.
Any regulatory approvals we receive for EVO100, or for any other product candidates we may seek to develop, may be subject to limitations on the approved indicated uses for which the product candidate may be marketed or to the conditions of approval, or contain requirements for potentially costly post-marketing testing, including Phase 4 clinical trials, and surveillance to monitor the safety and efficacy of the product candidate. We will be required to report adverse reactions and production problems, if any, to the FDA and comparable foreign regulatory authorities. Any new legislation addressing drug safety issues could result in delays in product development or commercialization, or increased costs to assure compliance. If our original marketing approval for a product candidate was obtained through an accelerated approval pathway, we could be required to conduct a successful post-marketing clinical trial to confirm the clinical benefit for our products. An unsuccessful post-marketing clinical trial or failure to complete such a trial could result in the withdrawal of marketing approval.
If a regulatory agency discovers previously unknown problems with Phexxi or another product, such as adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured, or it disagrees with the promotion, marketing or labeling of a product, the regulatory agency may impose restrictions on that product or us, including requiring withdrawal of the product from the market. If we are unable to comply with applicable regulatory requirements, a regulatory agency or enforcement authority may, among other things:

•	issue warning letters;

•	impose civil or criminal penalties;

•	suspend or withdraw regulatory approval;

•	suspend any of our ongoing clinical trials;

•	refuse to approve pending applications or supplements to approved applications submitted by us;

•	impose restrictions on our operations, including closing our contract manufacturers’ facilities; or

•	require a product recall.

Any government investigation of alleged violations of law would require us to expend significant time and resources in response and could generate adverse publicity. Any inability to comply with ongoing regulatory requirements may significantly and adversely affect our ability to develop and commercialize our products and the value of our business and our operating results would be adversely affected.

Developments after a product reaches the market may adversely affect sales of the product.
Even though Phexxi has been approved in the United States for the prevention of pregnancy and even assuming any of our other product candidates were to be approved, certain developments may decrease market demand for our products, including the following:

•	the re-review of products that are already marketed;

•	new scientific information and evolution of scientific theories;

•	the recall or loss of marketing approval of products that are already marketed;

•	changing government standards or public expectations regarding safety, efficacy or labeling changes; and

•	greater scrutiny in advertising and promotion.

In the past, clinical trials and post‑marketing surveillance of certain marketed drugs have raised concerns that have led to recalls, withdrawals or adverse labeling of marketed products. If previously unknown side effects are discovered with one of the active ingredients in, or if there is an increase in negative publicity regarding known side effects related to Phexxi or any of our product candidates following marketing approval, this could significantly reduce demand for the product or require us to take actions that could negatively affect sales, including removing the product from the market, restricting its distribution or applying for labeling changes.
In addition, certain health authorities, regulators and other governmental agencies have increased their focus on safety when assessing the balance of benefits and risks of drugs. Some health authorities appear to have become more cautious when making decisions about approvability of new products and are re‑reviewing select products that are already marketed, adding further to the uncertainties in the regulatory processes post-approval. There is also greater regulatory scrutiny, especially in the United States, on the advertising and promotion (in particular, direct‑to‑consumer advertising and the use of influencers in advertising campaigns), as well as the pricing and coverage, of prescription drug products.
Product liability lawsuits against us could cause us to incur substantial liabilities and to limit commercialization of Phexxi or development of EVO100.
We face an inherent risk of product liability exposure in commercializing Phexxi and in conducting clinical trials for EVO100 and other product candidates we may seek to develop or commercialize. If we cannot successfully defend ourselves against these product liability claims, we may incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in decreased demand for Phexxi, EVO100 or other product candidates we may seek to develop, injury to our reputation, negative media attention and the diversion of our management’s time and attention from our product development and commercialization efforts to address claim related matters.
We will need to maintain liability insurance coverage as we seek to commercialize Phexxi and conduct clinical trials for our product candidates. Such insurance may become increasingly expensive and difficult to procure. In the future, such insurance may not be available to us at all or may only be available at a very high cost and, if available, may not be adequate to cover all liabilities we may incur. In addition, while we have increased our liability insurance coverage in connection with the commercialization of Phexxi, we cannot be certain our coverage limits will be sufficient to cover liability claims we may face after Phexxi is commercialized. We will also need to increase liability coverage if EVO100 or any other product candidate we may seek to develop is approved. If we are not able to obtain and maintain insurance coverage at a reasonable cost or in an amount adequate to satisfy any liability that may arise, our business could be harmed, possibly materially.
If we fail to comply with environmental, health and safety laws and regulations, we could become subject to fines or penalties or incur costs that could have a material adverse effect on our business, financial condition or results of operations.
Our commercialization and research and development activities and our third-party manufacturer’s and supplier’s activities may involve the controlled storage, use, and disposal of hazardous materials, including the components of our product candidates and other hazardous compounds. We and our manufacturer and supplier, and our potential future manufacturers and suppliers, are and will be subject to laws and regulations governing the use, manufacture, storage, handling, and disposal of these hazardous materials. In some cases, these hazardous materials and various wastes resulting from their use may be stored at our and our current and potential future manufacturers’ facilities pending their use and disposal. We cannot eliminate the risk of contamination, which could cause an interruption of our commercialization efforts, research and development efforts and business operations; environmental damage resulting in costly clean-up; and liabilities under applicable laws and regulations governing the use, storage, handling, and disposal of these materials and specified waste products. Although we believe the safety procedures utilized by us and our current third-party manufacturers for handling and disposing of materials generally comply with the standards prescribed by these laws and regulations, we cannot guarantee this is the case or eliminate the risk of accidental contamination or injury from these materials. In such an event, we may be held liable for any resulting damages and such liability could exceed our resources and state or federal or other applicable authorities may curtail our use of specified materials and/or interrupt our business operations. Furthermore, environmental laws and regulations are complex, change frequently, and have tended to become more stringent. We cannot predict the impact of such changes and cannot be certain of our future compliance. We do not currently carry biological or hazardous waste insurance coverage.
Risks Related to Our Intellectual Property
Our rights to develop and commercialize Phexxi and EVO100 are subject, in part, to the terms and conditions of licenses granted to us by third parties. The patent protection and patent prosecution of Phexxi and EVO100 is dependent on third parties.
We are reliant upon licenses to certain patent rights and proprietary technology from third parties that are important or necessary to the commercialization of Phexxi and for the development of EVO100. For example, and as discussed in the section entitled “Business” of our Annual Report on Form 10-K for the year ended December 31, 2019, our amended and restated license agreement with Rush University (the Rush License Agreement) includes intellectual property rights to Phexxi and EVO100. This agreement requires us, as a condition to the maintenance of our license and other rights, to make milestone and royalty payments and satisfy certain performance obligations. Our obligations under this in-license agreement impose significant financial and logistical burdens upon our ability to carry out our business plan. Furthermore, if we do not meet such obligations in a timely manner, and, in the case of milestone payment requirements, if we were unable to obtain an extension of the deadlines for meeting such payment requirements, we could lose the rights to this proprietary technology, which would have a material adverse effect on our business, financial condition and results of operations.
There is no assurance the existing Rush License Agreement covering the rights related to Phexxi and EVO100, will not be terminated due to a material breach of the underlying agreement. This would include a failure on our part to make the milestone and royalty payments, our inability to obtain applicable approvals from governmental authorities, or the loss of rights to the underlying intellectual property by any such licensors. Under the current circumstances and as we have not paid royalties to date, the Rush License Agreement may be terminated at Rush University’s option. While we believe we will be able to negotiate an extension, if needed, there is no assurance we will be able to renew or renegotiate an extension to the Rush License Agreement or that we will be able to do so on acceptable terms. The termination of this license agreement or our inability to enforce our rights under this license agreement would materially and adversely affect our ability to commercialize Phexxi and EVO100.
In addition, with respect to Phexxi and EVO100, Rush University has the right, in certain instances, to control the defense against any infringement litigation arising from the manufacture or development (but not the sale) of Phexxi and EVO100. While our license agreement with Rush University requires Rush University to indemnify us for certain losses arising from these claims, this indemnification may not be sufficient to adequately compensate us for any related losses or the potential loss of our ability to manufacture and develop Phexxi and EVO100. In general, the agreements under which we currently license intellectual property or technology from third parties are complex, and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology or increase what we believe to be our financial or other obligations under the relevant agreement, either of which could have a material adverse effect on our business, financial condition, results of operations, and prospects. Moreover, if disputes over intellectual property we have licensed prevent or impair our ability to maintain our current licensing arrangements on commercially acceptable terms, we may be unable to successfully develop and commercialize the affected product candidate, which could have a material adverse effect on our business, financial conditions, results of operations, and prospects.

Our licensors may have relied on third-party consultants or collaborators or on funds from third parties such that our licensors are not the sole and exclusive owners of the patents we in-license. If other third parties have ownership rights to our in-licensed patents, they may be able to license such patents to our competitors, and our competitors could market competing products and technology. This could have a material adverse effect on our competitive position, business, financial conditions, results of operations, and prospects.
If we are unable to obtain and maintain patent protection for Phexxi for the prevention of pregnancy, for EVO100 or other proprietary technologies we may develop, or if the scope of the patent protection we have or will obtain is not sufficiently broad, our competitors could develop and commercialize products and technology similar or identical to our products and technology, and our ability to successfully commercialize our product candidates, and other proprietary technologies we may develop may be adversely affected.
Our success depends in large part on our ability to obtain and maintain patent protection in the United States and other countries with respect to our products, product candidates and other proprietary technologies we may develop. We seek to protect our proprietary position by in-licensing intellectual property and filing patent applications in the United States and abroad relating to Phexxi, EVO100 and other proprietary technologies we may develop. If we or our licensors are unable to obtain or maintain patent protection with respect to Phexxi, EVO100 and other proprietary technologies we may develop, our business, financial condition, results of operations, and prospects could be materially harmed.
Changes in either the patent laws or their interpretation in the United States and other countries may diminish our ability to protect our inventions, obtain, maintain, and enforce our intellectual property rights and, more generally, could affect the value of our intellectual property or narrow the scope of our owned and licensed patents. With respect to both in-licensed and owned intellectual property, we cannot predict whether the patent applications we and our licensors are currently pursuing will issue as patents in any particular jurisdiction or whether the claims of any issued patents will provide sufficient protection from competitors or other third parties. Our pending and issued patent claims for Phexxi are not broad, and it is possible that a competitor may seek to make modifications to their product in an effort to design around our patent claims and avoid infringement. Furthermore, if any such competitor or third party is able to demonstrate bioequivalence without infringing our patents, then such a competitor or third party would then be able to introduce a competitive generic product onto the market once any available regulatory exclusivity has expired. The FDA has broad discretion in determining whether a potential competitive product demonstrates bioequivalence; we are not able to predict the extent to which a competitor or third party might be able to demonstrate bioequivalence without infringing our patents.
The patent prosecution process is expensive, time-consuming, and complex, and we may not be able to file, prosecute, maintain, enforce, or license all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible we will be unsuccessful in our efforts to identify patentable aspects of our research and development output in time to obtain patent protection. Although we enter into non-disclosure and confidentiality agreements with parties who have access to confidential or patentable aspects of our research and development output, such as our employees, corporate collaborators, outside scientific collaborators, CROs, contract manufacturers, consultants, advisors, and other third parties, any of these parties may breach the agreements and disclose such output before a patent application is filed, thereby jeopardizing our ability to seek patent protection. In addition, our ability to obtain and maintain valid and enforceable patents depends on whether the differences between our inventions and the prior art allow our inventions to be patentable over the prior art. Furthermore, publications of discoveries in the scientific literature often lag the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing, or in some cases not at all. Therefore, we cannot be certain that we or our licensors were the first to make the inventions claimed in any of our owned or licensed patents or pending patent applications, or that we or our licensors were the first to file for patent protection of such inventions.
The patent position of biotechnology and biopharmaceutical companies generally is highly uncertain, involves complex legal and factual questions, and has been the subject of much litigation in recent years. As a result, the issuance, scope, validity, enforceability, and commercial value of our patent rights are highly uncertain. Our owned or in-licensed pending and future patent applications may not result in patents being issued which protect Phexxi, EVO100 and other product candidates or proprietary technologies that we may seek to develop or which effectively prevent others from commercializing competitive technologies and product candidates.
Moreover, the coverage claimed in a patent application can be significantly reduced before the patent is issued, and its scope can be reinterpreted after issuance. Even if patent applications we license or own currently or in the future issue as patents, they may not issue in a form that will provide us with any meaningful protection, prevent competitors or other third parties from competing with us, or otherwise provide us with any competitive advantage. Any patents we own or in-license may be challenged, narrowed, circumvented, or invalidated by third parties. Consequently, we do not know whether Phexxi, EVO100 and other proprietary technology will be protectable or remain protected by valid and enforceable patents. Our competitors or other third parties may be able to circumvent our patents by developing similar or alternative technologies or products in a non-infringing manner which could materially adversely affect our business, financial condition, results of operations and prospects.
The issuance of a patent is not conclusive as to its inventorship, scope, validity, or enforceability, and our patents may be challenged in the courts or patent offices in the United States and abroad. We or our licensors may be subject to a third-party pre-issuance submission of prior art to the USPTO, or become involved in opposition, derivation, revocation, reexamination, post-grant and inter partes review, or interference proceedings or other similar proceedings challenging our owned or licensed patent rights. An adverse determination in any such submission, proceeding or litigation could reduce the scope of, or invalidate or render unenforceable, our owned or in-licensed patent rights, allow third parties to commercialize generic versions of our products, product candidates and other proprietary technologies we may develop and compete directly with us, without payment to us, or result in our inability to manufacture or commercialize products without infringing third-party patent rights. Moreover, we, or one of our licensors, may have to participate in interference proceedings declared by the USPTO to determine priority of invention or in post-grant challenge proceedings, such as oppositions in a foreign patent office, that challenge our or our licensor’s priority of invention or other features of patentability with respect to our owned or in-licensed patents and patent applications. Such challenges may result in loss of patent rights, loss of exclusivity, or in patent claims being narrowed, invalidated, or held unenforceable, which could limit our ability to stop others from using or commercializing similar or identical technology and products, or limit the duration of the patent protection of our product candidates and other proprietary technologies we may develop. Such proceedings also may result in substantial cost and require significant time from our scientists and management, even if the eventual outcome is favorable to us.
In addition, given the amount of time required for the commercialization, development, testing, and regulatory review of our products and product candidates, patents protecting such products and product candidates might expire before or shortly after such products or product candidates are fully commercialized. The patent rights licensed to us under the Rush University License expire in 2021. If we are unable to obtain extensions of the patent rights, these patent rights will no longer protect Phexxi or EVO100, and we will be relying solely on our directly owned patent formulas and patent application families for patent protection for Phexxi and EVO100. As a result, our intellectual property may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours. Moreover, some of our owned and in-licensed patents and patent applications may in the future be co-owned with third parties. If we are unable to obtain an exclusive license to any such third-party co-owners’ interest in such patents or patent applications, such co-owners may be able to license their rights to other third parties, including our competitors, and our competitors could market competing products and technology. In addition, we may need the cooperation of any such co-owners of our patents in order to enforce such patents against third parties, and such cooperation may not be provided to us. Furthermore, our owned and in-licensed patents may be subject to a reservation of rights by one or more third parties. Any of the foregoing could have a material adverse effect on our competitive position, business, financial conditions, results of operations, and prospects.
We may not be able to protect our intellectual property and proprietary rights throughout the world.
Filing, prosecuting, and defending patents on our products, product candidates and other proprietary technologies we may develop in all countries throughout the world would be prohibitively expensive, and the laws of foreign countries may not protect our rights to the same extent as the laws of the United States. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States, or from selling or importing products made using our inventions in and into the United States or other jurisdictions. Competitors may use our technology in jurisdictions where we have not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where we have patent protection but enforcement is not as strong as that in the United States. These products may compete with our products, and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.
Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets, and other intellectual property protection, particularly those relating to biopharmaceutical products, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our intellectual property and proprietary rights generally. In addition, some jurisdictions, such as Europe, Japan, and China, may have a higher standard for patentability than in the United States, including for example the requirement of claims having literal support in the original patent filing and the limitation on using supporting data that is not in the original patent filing. Under those heightened patentability requirements, we may not be able to obtain sufficient patent protection in certain jurisdictions even though the same or similar patent protection can be secured in United States and other jurisdictions.
Proceedings to enforce our intellectual property and proprietary rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly, could put our patent applications at risk of not issuing, and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that it initiates, and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property and proprietary rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property we develop or license.
Many countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If we or any of our licensors are forced to grant a license to third parties with respect to any patents relevant to our business, our competitive position may be impaired, and our business, financial condition, results of operations, and prospects may be adversely affected.
Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment, and other requirements imposed by government patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.
Periodic maintenance fees, renewal fees, annuity fees, and various other government fees on patents and applications will be due to be paid to the USPTO and various government patent agencies outside of the United States over the lifetime of our owned or licensed patents and applications. In certain circumstances, we rely on our licensing partners to pay these fees due to U.S. and non-U.S. patent agencies. The USPTO and various non-United States government agencies require compliance with several procedural, documentary, fee payment, and other similar provisions during the patent application process. We are also dependent on our licensors to take the necessary action to comply with these requirements with respect to our licensed intellectual property. In some cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with the applicable rules. There are situations, however, in which non-compliance can result in abandonment or lapse of the patent or patent application, resulting in a partial or complete loss of patent rights in the relevant jurisdiction. In such an event, potential competitors might be able to enter the market with similar or identical products or technology, which could have a material adverse effect on our business, financial condition, results of operations, and prospects.
Changes in U.S. patent law could diminish the value of patents in general, thereby impairing our ability to protect our products.
Changes in either the patent laws or interpretation of the patent laws in the United States could increase the uncertainties and costs surrounding the prosecution of patent applications and the enforcement or defense of issued patents. Assuming other requirements for patentability are met, prior to March 2013, in the United States, the first to invent the claimed invention was entitled to the patent, while outside the United States, the first to file a patent application was entitled to the patent. After March 2013, under the Leahy-Smith America Invents Act (the America Invents Act) enacted in September 2011, the United States transitioned to a first inventor to file system in which, assuming other requirements for patentability are met, the first inventor to file a patent application will be entitled to the patent on an invention regardless of whether a third party was the first to invent the claimed invention. A third party that files a patent application in the USPTO after March 2013, but before we could therefore be awarded a patent covering an invention of ours even if we had made the invention before it was made by such third party. This will require us to be cognizant going forward of the time from invention to filing of a patent application. Since patent applications in the United States and most other countries are confidential for a period after filing or until issuance, we cannot be certain that we or our licensors were the first to either (i) file any patent application related to Phexxi, EVO100 and other proprietary technologies we may develop or (ii) invent any of the inventions claimed in our or our licensor’s patents or patent applications.
The America Invents Act also includes a number of significant changes that affect the way patent applications will be prosecuted and also may affect patent litigation. These include allowing third-party submission of prior art to the USPTO during patent prosecution and additional procedures to attack the validity of a patent by USPTO administered post-grant proceedings, including post-grant review, inter partes review, and derivation proceedings. Because of a lower evidentiary standard in USPTO proceedings compared to the evidentiary standard in United States federal courts necessary to invalidate a patent claim, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a claim invalid even though the same evidence would be insufficient to invalidate the claim if first presented in a district court action. Accordingly, a third party may attempt to use the USPTO procedures to invalidate our patent claims that would not have been invalidated if first challenged by the third party as a defendant in a district court action. Therefore, the America Invents Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our owned or in-licensed patent applications and the enforcement or defense of our owned or in-licensed issued patents, all which could have a material adverse effect on our business, financial condition, results of operations, and prospects.
In addition, the patent positions of companies in the development and commercialization of biologics and pharmaceuticals are particularly uncertain. Recent U.S. Supreme Court rulings have narrowed the scope of patent protection available in certain circumstances and weakened the rights of patent owners in certain situations. This combination of events has created uncertainty with respect to the validity and enforceability of patents, once obtained. Depending on future actions by the U.S. Congress, the federal courts, and the USPTO, the laws and regulations governing patents could change in unpredictable ways that could have a material adverse effect on our existing patent portfolio and our ability to protect and enforce our intellectual property in the future.
Issued patents covering Phexxi, EVO100 and other proprietary technologies we may develop could be found invalid or unenforceable if challenged in court or before administrative bodies in the United States or abroad.
If we or one of our licensors initiated legal proceedings against a third party to enforce a patent covering Phexxi, EVO100 and other proprietary technologies we may develop, the defendant could counterclaim that such patent is invalid or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness, or non-enablement. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant information from the USPTO, or made a misleading statement, during prosecution. Third parties may raise claims challenging the validity or enforceability of our owned or in-licensed patents before administrative bodies in the United States or abroad, even outside the context of litigation. Such mechanisms include re-examination, post-grant review, inter partes review, interference proceedings, derivation proceedings, and equivalent proceedings in foreign jurisdictions (e.g., opposition proceedings). Such proceedings could result in the revocation of, cancellation of, or amendment to our patents in such a way that they no longer cover Phexxi, EVO100 and other proprietary technologies we may develop. The outcome following legal assertions of invalidity and unenforceability is unpredictable. With respect to the validity question, for example, we cannot be certain that there is no invalidating prior art, of which we or our licensing partners and the patent examiner were unaware during prosecution. If a third party were to prevail on a legal assertion of invalidity or unenforceability, we would lose at least part, and perhaps all, of the patent protection on our product candidates and other proprietary technologies we may develop. Such a loss of patent protection would have a material adverse impact on our business, financial condition, results of operations, and prospects.
If we do not obtain patent term extension (PTE) and data exclusivity for our products or product candidates, our business may be materially harmed.
One or more of our owned or in-licensed U.S. patents covering Phexxi for the prevention of pregnancy, and depending upon the timing, duration and specifics of any FDA marketing approval of EVO100 and any other product candidate we may develop, may be eligible for limited PTE under the Hatch-Waxman Amendments. The Hatch-Waxman Amendments permit a PTE of up to five years as compensation for patent term lost during the FDA regulatory review process. A PTE cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval, only one patent may be extended, and only those claims covering the approved drug, a method for using it, or a method for manufacturing it may be extended. Similar patent term restoration provisions to compensate for commercialization delay caused by regulatory review are also available in certain foreign jurisdictions, such as in Europe under Supplemental Protection Certificate (SPC).
An important part of our patent strategy is reliant on our or Rush University’s, ability to obtain PTE on the patents licensed from Rush University, which currently expire in 2021. However, we may not be granted an extension, such as PTE for the U.S. patent and SPC for the European patents because of, for example, our inability to exercise due diligence during the testing phase or regulatory review process, our inability to apply within applicable deadlines, our inability to apply prior to expiration of relevant patents, or if we are otherwise unable to satisfy applicable requirements. Moreover, the applicable time or the scope of patent protection afforded could be less than our or Rush University’s request. If we or Rush University are unable to obtain PTE or the term of any such extension is shorter than what we request, our competitors may obtain approval of competing products following our patent expiration, and our business, financial condition, results of operations, and prospects could be materially harmed.
The patent protection and patent prosecution for our product candidates are dependent on third parties, including Rush University.
While we normally seek to obtain the right to control prosecution, maintenance and enforcement of the patents relating to our products and product candidates, there may be times, such as with respect to our agreement with Rush University, when the filing and prosecution activities for patents relating to our products or product candidates are controlled by our licensors or collaboration partners. If any of our current or future licensing or collaboration partners fail to prosecute, maintain and enforce such patents and patent applications in a manner consistent with the best interests of our business, including by payment of all applicable fees for patents covering our products or product candidates, we could lose our rights to the intellectual property or our exclusivity with respect to those rights, our ability to develop and commercialize Phexxi and EVO100, may be adversely affected and we may not be able to prevent competitors from making, using and selling competing products. In addition, even where we have the right to control patent prosecution of patents and patent applications we have licensed to and from third parties, we may still be adversely affected or prejudiced by actions or inactions of our licensees, our licensors and their counsel that took place prior to the date upon which we assumed control over patent prosecution.
If an event of default occurs under our issued and outstanding secured convertible notes or future secured convertible notes we may issue under the Note and Warrant Purchase Agreement, the noteholders could take possession of all assets owned by us, including any directly owned intellectual property.

In connection with the Note and Warrant Purchase Agreement, we executed a Security Agreement in favor of the Designated Agent of the noteholders granting a security interest in all of our owned assets, whether currently owned or later acquired. If an event of default, including a default arising from our inability to pay any amounts due, occurs under the Note and Warrant Purchase Agreement or under the convertible notes, the Designated Agent has the right to take possession of all of our assets.

We may be subject to claims challenging the inventorship of our patents and other intellectual property.
We or our licensors may be subject to claims that former employees, collaborators or other third parties have an interest in our owned or in-licensed patents, trade secrets, or other intellectual property as an inventor or co-inventor. For example, we or our licensors may have inventorship disputes arise from conflicting obligations of consultants or others who are involved in developing our products or product candidates and other proprietary technologies we may develop. Litigation may be necessary to defend against these and other claims challenging inventorship or our or our licensor’s ownership of our owned or in-licensed patents, trade secrets or other intellectual property. If we or our licensors fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, intellectual property that is important to our products, product candidates and other proprietary technologies we may develop. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations and prospects.
If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.
In addition to seeking and maintaining patents for Phexxi, EVO100 and other proprietary technologies we may develop, we also rely on trade secrets and confidentiality agreements to protect our unpatented know-how, technology, and other proprietary information and to maintain our competitive position. With respect to Phexxi and EVO100, we consider trade secrets and know-how to be one of our important sources of intellectual property. Trade secrets and know-how can be difficult to protect. In particular, our trade secrets and know-how in connection with Phexxi and EVO100 and other proprietary technology we may develop over time may be disseminated within the industry through independent development, the publication of journal articles describing the methodology, and the movement of personnel with scientific positions in academic and industry.
We seek to protect these trade secrets and other proprietary technology, in part, by entering into non-disclosure and confidentiality agreements with parties who have access to them, such as our employees, corporate collaborators, outside scientific collaborators, CROs, contract manufacturers, consultants, advisors, and other third parties. We also enter into confidentiality and invention or patent assignment agreements with our employees and consultants. We cannot guarantee we have entered into such agreements with each party that may have or have had access to our trade secrets or proprietary technology and processes. Despite these efforts, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive, and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third party, we would have no right to prevent them from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor or other third party, our competitive position would be materially and adversely harmed.
We may be subject to claims that third parties have an ownership interest in our trade secrets. For example, we may have disputes arise from conflicting obligations of our employees, consultants or others who are involved in developing our products and product candidates. Litigation may be necessary to defend against these and other claims challenging ownership of our trade secrets. If we fail in defending any such claims, in addition to paying monetary damages, it may lose valuable trade secret rights, such as exclusive ownership of, or right to use, trade secrets that are important to a product candidate and other proprietary technologies we may develop. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.
We may not be successful in obtaining necessary rights to any product candidate we may develop through acquisitions and in-licenses.
We currently have rights to intellectual property, covering Phexxi and EVO100. Other pharmaceutical companies and academic institutions may also have filed or are planning to file patent applications potentially relevant to our business. To avoid infringing these third-party patents, we may find it necessary or prudent to obtain licenses to such patents from such third-party intellectual property holders. However, we may be unable to secure such licenses or otherwise acquire or in-license any compositions, methods of use, processes, or other intellectual property rights from third parties that we identify as necessary for Phexxi or EVO100 and other proprietary technologies we may develop. The licensing or acquisition of third-party intellectual property rights is a competitive area, and several more established companies may pursue strategies to license or acquire third-party intellectual property rights we may consider attractive or necessary. These established companies may have a competitive advantage over us due to their size, capital resources and greater clinical development and commercialization capabilities. In addition, companies that perceive us to be a competitor may be unwilling to assign or license rights to us. We also may be unable to license or acquire third-party intellectual property rights on terms that would allow it to make an appropriate return on our investment or at all. If we are unable to successfully obtain rights to required third-party intellectual property rights or maintain the existing intellectual property rights we have, we may have to abandon development or commercialization of the relevant program, product or product candidate, which could have a material adverse effect on our business, financial condition, results of operations, and prospects.
We may be subject to claims that our employees, consultants, or advisors have wrongfully used or disclosed alleged trade secrets of their current or former employers or claims asserting ownership of what we regard as our own intellectual property.
Many of our employees, consultants and advisors are currently or were previously employed at universities or other biotechnology or biopharmaceutical companies, including our competitors or potential competitors. Although we try to ensure that our employees, consultants, and advisors do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or these individuals have used or disclosed intellectual property, including trade secrets or other proprietary information, of any such individual’s current or former employer. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to our management.
In addition, while it is our policy to require our employees and contractors who may be involved in the conception or development of intellectual property to execute agreements assigning such intellectual property to us, we may be unsuccessful in executing such an agreement with each party who, in fact, conceives or develops intellectual property that it regards as its own. The assignment of intellectual property rights may not be self-

executing, or the assignment agreements may be breached, and we may be forced to bring claims against third parties, or defend claims that they may bring against us, to determine the ownership of what we regard as our intellectual property. Such claims could have a material adverse effect on our business, financial condition, results of operations, and prospects.
Third-party claims of intellectual property infringement, induced intellectual property infringement, misappropriation or other violation against us or our collaborators may prevent or delay the development and commercialization of our products, product candidates and other proprietary technologies we may develop.
The contraceptive and/or anti-STIs market is competitive and dynamic. Due to the significant research and development activities that are taking place by several companies, including us and our competitors, in this field, the intellectual property landscape is in flux, and it may remain uncertain in the future. There may be significant intellectual property related litigation and proceedings, relating to our owned and in-licensed, and other third party, intellectual property and proprietary rights in the future.
Our commercial success depends in part on our and our collaborators’ ability to avoid infringing, inducing infringement, misappropriating and otherwise violating the patents and other intellectual property rights of third parties. There is a substantial amount of complex litigation involving patents and other intellectual property rights in the biotechnology and biopharmaceutical industries, as well as administrative proceedings for challenging patents, including interference, derivation and reexamination proceedings before the USPTO or oppositions and other comparable proceedings in foreign jurisdictions. As discussed above, recently, due to changes in United States law referred to as patent reform, new procedures including inter partes review and post-grant review have been implemented. As stated above, this reform adds uncertainty to the possibility of challenge to our patents in the future.
Numerous U.S. and foreign issued patents and pending patent applications owned by third parties exist in the fields in which we intend to commercialize Phexxi and in which we are developing other proprietary technologies. As the biotechnology and biopharmaceutical industries expand and more patents are issued, the risk increases that our product candidate may give rise to claims of infringement of the patent rights of others. We cannot assure you that Phexxi or EVO100 and other proprietary technologies we may develop will not infringe existing or future patents owned by third parties. We may not be aware of patents that have already been issued and that a third party, for example, a competitor in the fields in which we are commercializing or developing our products or product candidates, might assert are infringed by our current or future product candidates, including claims to compositions, formulations, methods of manufacture or methods of use or treatment that cover our product candidate. It is also possible that patents owned by third parties of which we are aware, but which we do not believe are relevant to our products, product candidates and other proprietary technologies we may develop, could be found to be infringed by our products or product candidate. In addition, because patent applications can take many years to issue, there may be currently pending patent applications that may later result in issued patents that our products or product candidate may infringe.
Third parties may currently have patents or obtain patents in the future and may claim that use of our technology or the manufacture, use or sale of our product candidates infringes upon these patents. In the event a third party claims we infringed their patents or that we are otherwise employing their proprietary technology without authorization and initiates litigation against us, even if we believe such claims are without merit, a court of competent jurisdiction could hold that such patents are valid, enforceable and infringed by our technology, products or product candidates. In this case, the holders of such patents may be able to block our ability to commercialize the applicable product candidate or technology unless we obtain a license under the applicable patents, or until such patents expire or are finally determined to be held invalid or unenforceable. Such a license may not be available on commercially reasonable terms or at all. Even if we are able to obtain a license, the license would likely obligate us to pay license fees or royalties or both, and the rights granted to us might be nonexclusive, which could result in our competitors gaining access to the same intellectual property. If we are unable to obtain a necessary license to a third-party patent on commercially reasonable terms, we may be unable to commercialize our products, product candidates or technology or such commercialization efforts may be significantly delayed, which could in turn significantly harm our business.
Defense of infringement claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of management and other employee resources from our business, and may impact our reputation. In the event of a successful claim of infringement against us, we may be enjoined from further developing or commercializing our infringing products or technology. In addition, we may have to pay substantial damages, including treble damages and attorneys’ fees for willful infringement, obtain one or more licenses from third parties, pay royalties and/or redesign our infringing products or technology, which may be impossible or require substantial time and monetary expenditure. In that event, we would be unable to further develop and commercialize our product, product candidates or technology, which could harm our business significantly. Further, we cannot predict whether any required license would be available at all or whether we would be available on commercially reasonable terms. In the event we could not obtain a license, we may be unable to further develop our product, product candidates and commercialize our product and product candidates, if approved, which could harm our business significantly. Even if we are able to obtain a license, the license would likely obligate us to pay license fees or royalties or both, and the rights granted to us might be nonexclusive, which could result in our competitors gaining access to the same intellectual property. Ultimately, we could be prevented from commercializing a product, including Phexxi, or be forced to cease some aspect of our business operations, if, as a result of actual or threatened patent infringement claims, we are unable to enter licenses on acceptable terms.
Engaging in litigation defending us against third parties alleging infringement of patent and other intellectual property rights is very expensive, particularly for a company of our size, and time-consuming. Some of our competitors may be able to sustain the costs of litigation or administrative proceedings more effectively than we can because of greater financial resources. Patent litigation and other proceedings may also absorb significant management time. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could impair our ability to compete in the marketplace. The occurrence of any of the foregoing could have a material adverse effect on our business, financial condition or results of operations.
We may become involved in lawsuits to protect or enforce our patents and other intellectual property rights, which could be expensive, time consuming, and unsuccessful.
Competitors may infringe our patents or the patents of our licensing partners, or we may be required to defend against claims of infringement. Any commercial success we may achieve with Phexxi for the prevention of pregnancy may incentivize third parties to challenge or infringe our intellectual property. In addition, our patents or the patents of our licensing partners also may become involved in inventorship, priority or validity disputes. To counter or defend against such claims can be expensive and time consuming. In an infringement proceeding, a court may decide a patent owned or in-licensed by us is invalid or unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds our owned and in-licensed patents do not cover the technology in question. An adverse result in any litigation proceeding could put one or more of our owned or in-licensed patents at risk of being invalidated or interpreted narrowly. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation.
Even if resolved in our favor, litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses and could distract our personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions, or other interim proceedings or developments, and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock. Such litigation or proceedings could substantially increase our operating losses and reduce the resources available for development activities or any future sales, marketing, or distribution activities. We may not have sufficient financial or other resources to conduct such litigation or proceedings adequately. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their greater financial resources and more mature and developed intellectual property portfolios. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace.
Some intellectual property that we have in-licensed may have been discovered through government funded programs and thus may be subject to federal regulations such as “march-in” rights, certain reporting requirements and a preference for U.S.-based companies. Compliance with such regulations may limit our exclusive rights, and limit our ability to contract with non-U.S. manufacturers.
Intellectual property rights we have licensed or may in the future license are generated through the use of U.S. government funding and are therefore subject to certain federal regulations. As a result, the U.S. government may have certain rights to intellectual property embodied in our current or future product candidates pursuant to the Bayh-Dole Act of 1980 (Bayh-Dole Act) and implementing regulations. These U.S. government rights in certain inventions developed under a government-funded program include a non-exclusive, non-transferable, irrevocable worldwide license to use inventions for any governmental purpose. In addition, the U.S. government has the right to require us or our licensors to grant exclusive, partially exclusive, or non-exclusive licenses to any of these inventions to a third party if it determines that: (i) adequate steps have not been taken to commercialize the invention;

(ii) government action is necessary to meet public health or safety needs; or (iii) government action is necessary to meet requirements for public use under federal regulations (also referred to as “march-in rights”). The U.S. government also has the right to take title to these inventions if we, or the applicable licensor, fail to disclose the invention to the government and fail to file an application to register the intellectual property within specified time limits. These time limits have recently been changed by regulation, and may change in the future. Intellectual property generated under a government funded program is also subject to certain reporting requirements, compliance with which may require us or the applicable licensor to expend substantial resources. In addition, the U.S. government requires that any products embodying the subject invention or produced through the use of the subject invention be manufactured substantially in the United States. The manufacturing preference requirement can be waived if the owner of the intellectual property can show that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible. This preference for U.S. manufacturers may limit our ability to contract with non-U.S. product manufacturers for products covered by such intellectual property. To the extent any of our current or future intellectual property is generated through the use of U.S. government funding, the provisions of the Bayh-Dole Act may similarly apply.

If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.
Our registered or unregistered trademarks or trade names may be challenged, infringed, circumvented or declared generic or determined to be infringing on other marks. During trademark registration proceedings, we may receive rejections of our applications by the USPTO or in other foreign jurisdictions. Although we are given an opportunity to respond to those rejections, it may be unable to overcome such rejections. In addition, in the USPTO and in comparable agencies in many foreign jurisdictions, third parties are given an opportunity to oppose pending trademark applications and to seek to cancel registered trademarks. Opposition or cancellation proceedings may be filed against our trademarks, and our trademarks may not survive such proceedings. Moreover, any name we have proposed to use with our product or product candidates in the United States must be approved by the FDA, regardless of whether we have registered it, or applied to register it, as a trademark. Similar requirements exist in Europe. The FDA typically conducts a review of proposed product names, including an evaluation of potential for confusion with other product names. Furthermore, in many countries, owning and maintaining a trademark registration may not provide an adequate defense against a subsequent infringement claim asserted by the owner of a senior trademark.
We may not be able to protect our rights to these trademarks and trade names, which we need to build name recognition among potential partners or customers in our markets of interest. At times, competitors or other third parties may adopt trade names or trademarks similar to ours, thereby impeding our ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. Over the long term, if we are unable to establish name recognition based on our trademarks and trade names, then we may not be able to compete effectively and our business may be adversely affected. Our efforts to enforce or protect our proprietary rights related to trademarks, trade secrets, domain names, copyrights or other intellectual property may be ineffective and could result in substantial costs and diversion of resources and could adversely affect our business, financial condition, results of operations and prospects.
Intellectual property rights do not necessarily address all potential threats.
The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations and may not adequately protect our business or permit us to maintain our competitive advantage. For example:

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others may be able to make products that are similar to our products or product candidates or utilize similar technology but that are not covered by the claims of the patents that we license or may own;

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we, or our current or future licensors or collaborators, might not have been the first to make the inventions covered by the issued patent or pending patent application that we license or may own in the future;

•	we, or our current or future licensors or collaborators, might not have been the first to file patent applications covering certain of our or their inventions;

•	others may independently develop similar or alternative technologies or duplicate any of our technology without infringing our owned or licensed intellectual property rights;

•	it is possible that our current or future pending owned or licensed patent applications will not lead to issued patents;

•	issued patents that we hold rights to may be held invalid or unenforceable, including as a result of legal challenges by our competitors or other third parties;

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our competitors or other third parties might conduct research and development activities in countries where we do not have patent rights and then use the information learned from such activities to develop competitive products for sale in our major commercial markets;

•	we may not develop additional proprietary technologies that are patentable;

•	the patents of others may harm our business; and

•	we may choose not to file a patent in order to maintain certain trade secrets or know-how, and a third party may subsequently file a patent covering such intellectual property.

Should any of these events occur, they could have a material adverse effect on our business, financial condition, results of operations, and prospects.
Risks Related to Our Reliance on Third Parties
Our success relies on third-party suppliers and one contract manufacturer. Any failure by these third parties, including their inability to successfully perform and comply with regulatory requirements, could negatively impact our business and our ability to develop and market our products or product candidates, and our business could be substantially harmed.
We have a small number of employees and no internal manufacturing capability. Our management does not expect to manufacture any products and expects to rely solely on third parties to manufacture our products, and as such we will be subject to inherent uncertainties related to product safety, availability and security. We currently have only one contract manufacturer, DPT Laboratories, Ltd. (DPT), who we entered into a supply and manufacturing agreement with in November 2019 (the Manufacturing Agreement). Pursuant to the Manufacturing Agreement, subject only to a supply failure, we are obligated to purchase all of our requirements with respect to Phexxi from DPT. The Manufacturing Agreement may be terminated by either party at any time upon the occurrence of either the material failure of the other party to comply with its material obligations pursuant to the contract, and such failure is not remedied within 60 days of written notice thereof, or written notice if any bankruptcy event has occurred with respect to the other party. We expect to rely on DPT to increase the manufacturing of Phexxi in amounts needed to support commercialization. If DPT does not perform as agreed or is unable to increase manufacturing of Phexxi as needed to support commercialization, including as a result of being adversely affected by COVID-19, or terminates our agreement, we will be required to replace them as our manufacturer, and we may be unable to do so on a timely basis, on similar terms or at all. Furthermore, we have only a single source of supply for some of the key raw materials and components of Phexxi and EVO100, and while we believe we would be able to obtain supplies through alternative sources if needed, alternate sources of supply may not be readily available and alternate sources of supply may also be affected by COVID-19.
Moreover, we do not control the manufacturing processes for the production of Phexxi or EVO100, which must be made in accordance with relevant regulations including, among other things, quality control, quality assurance, compliance with cGMP and the maintenance of records and documentation. In the future, it is possible that our suppliers or manufacturers may fail to comply with FDA regulations, the requirements of other regulatory bodies or our own requirements, any of which would result in suspension or prevention of commercialization and/or manufacturing of our products or product candidates, including Phexxi; suspension of ongoing research; disqualification of data or other enforcement actions such as product recall, injunctions, civil penalties or criminal prosecutions against us. Furthermore, we may be unable to replace any supplier or manufacturer with an alternate supplier or manufacturer on a commercially reasonable or timely basis, or at all.

If we were to experience an unexpected loss of supply of, or if any supplier or manufacturer were unable to meet our demand for Phexxi or our product candidates, we could experience delays in research, planned clinical trials and/or commercialization. We might be unable to find alternative suppliers or manufacturers with FDA approval, of acceptable quality, and that are able to supply products/ingredients in the appropriate volumes and at an acceptable cost. The long transition periods necessary to switch manufacturers and suppliers would significantly delay our timelines, including our commercialization timeline, which would materially adversely affect our business, financial conditions, results of operations and prospects.
In addition, our reliance on DPT, and potential future third-party manufacturers, exposes us to the following additional risks:

•	we may be unable to identify other manufacturers on acceptable terms or at all;

•	our third-party manufacturers might be unable to timely formulate and manufacture our product or produce the quantity and quality required to meet our clinical and commercial needs, if any;

•	DPT and potential future third-party manufacturers may not be able to execute our manufacturing procedures appropriately;

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our future third-party manufacturers may not perform as agreed or may not remain in the contract manufacturing business for the time required to supply our clinical trials or to successfully produce, store and distribute our products;

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manufacturers are subject to ongoing periodic unannounced inspections by the FDA and corresponding state agencies to ensure strict compliance with cGMPs and other government regulations and corresponding foreign standards, and we do not have control over third-party manufacturers’ compliance with these regulations and standards;

•	we may not own, or may have to share, the intellectual property rights to any improvements made by our third-party manufacturers in the manufacturing process for our product or product candidates; and

•	our third-party manufacturers could breach or terminate their agreements with us.

Each of these risks could delay our clinical trials, the approval of our product candidates by the FDA or the commercialization of our product candidates or could result in higher costs or deprive us of potential product revenue. In addition, we rely on third parties to perform release testing on our products and product candidates prior to delivery to patients. If these tests are not appropriately conducted and test data are not reliable, patients could be put at risk of serious harm, which could result in product liability suits.
The manufacture of medical products is complex and requires significant expertise and capital investment, including the development of advanced manufacturing techniques and process controls. Manufacturers of medical products often encounter difficulties in production, particularly in scaling up and validating initial production and absence of contamination. These problems include difficulties with production costs and yields, quality control, including stability of the product, quality assurance testing, operator error, shortages of qualified personnel, timely availability of raw materials, lot consistency, as well as compliance with strictly enforced federal, state and foreign regulations. Furthermore, if contaminants are discovered in our supply of our product or product candidates or in the manufacturing facilities, such manufacturing facilities may need to be closed for an extended period to investigate and remedy the contamination. We cannot be assured that any stability or other issues relating to the manufacture of our products or product candidates will not occur in the future. Additionally, our manufacturers may experience manufacturing difficulties due to resource constraints or as a result of labor disputes or unstable political environments. If our manufacturers were to encounter any of these difficulties, or otherwise fail to comply with their contractual obligations, our ability to provide our product candidates to patients in clinical trials would be jeopardized and our ability to distribute any approved products would be harmed. Any delay or interruption in the supply of clinical trial supplies, could delay the completion of clinical trials, increase the costs associated with maintaining clinical trial programs and, depending upon the period of delay, require us to commence new clinical trials at additional expense or terminate clinical trials completely. There is no assurance that our manufacturer will be successful in establishing a larger-scale commercial manufacturing process for Phexxi or other product candidates that achieves our objectives for manufacturing capacity and cost of goods. There is no assurance that our manufacturers will be able to manufacture any approved products, including Phexxi, to specifications acceptable to the FDA or other regulatory authorities, to produce it in sufficient quantities to meet the requirements for the potential launch of the product or to meet potential future demand. Any delay or failure in the production of any approved products would impair our ability to commercialize and obtain revenue from these products. These circumstances would materially harm our business, results of operations, financial conditions and prospects.
We have no significant internal distribution capabilities. We intend to engage third-party distributors for distribution of products outside the United States and intend to engage additional third-party wholesale distributors for the distribution of Phexxi in the United States. Our inability to identify, or enter into an agreement with, any such third-party distributor, would likely have a material adverse effect on our business and operations.
If we are unable to engage additional wholesale distributors and/or maintain our relationship with our wholesale distributors within the United States, our domestic commercialization activities may be disrupted. If we are able to identify and enter into a strategic relationship with one or more third party collaborators for the development of Phexxi outside of the United States, we intend to work with that third party or third parties to obtain marketing approval for Phexxi in each relevant jurisdiction and to enter into distribution agreements with such third party or parties for distribution of Phexxi in each relevant jurisdiction outside the United States. We cannot guarantee that we will be able to enter into any such additional wholesale distribution agreements on commercially reasonable terms, or at all, or that we will be able to identify any third party collaborators for the development and commercialization of Phexxi outside the United States or that we will be able to enter into any such distribution agreement with any such third party for the distribution of Phexxi outside the United States. For our current distribution agreements and for any future distribution agreements we may enter into, we would be subject to uncertainties related to such distribution services, including the quality of such distribution services. For example, distributors may not have the capacity to supply sufficient product if demand increases rapidly. Further, we would be dependent on the distributors to ensure that the distribution process accords with applicable foreign and U.S. regulations, which include, among other things, compliance with current good documentation practices, the maintenance of certain records, and compliance with other regulations, including, without limitation, the Foreign Corrupt Practices Act (FCPA). Failure to comply with these requirements could result in significant remedial action, including enforcement action requiring distributors to implement physical changes or improvements to their facilities, suspension of distribution or recall product. Additionally, any failure by us to forecast demand for finished product, including Phexxi, and failure by us to ensure our distributors have appropriate capacity to distribute such quantities of finished product, could result in an interruption in the supply of certain products and a decline in sales of that product. If we grant any such third-party distributor the right to manufacture any applicable product, we would also be subject to the risk factors set forth above with respect to third-party manufacturing of our product. Further, third-party distributors may not perform as agreed or may terminate their agreements with us. Any significant problem or disruption that our distributors experience, including any disruption resulting from the COVID-19 pandemic, could delay or interrupt our sale of products in the applicable jurisdiction until the applicable distributor cures the problem or until we identify and negotiate an acceptable agreement with an alternative distributor, if one is available. Due to the widespread global nature of the COVID-19 pandemic, we may be unable to find any alternative distributor. Any failure or delay in distributing products would likely have a negative impact on our business and operations.
We rely and intend to rely on third parties for the execution of our development programs for our product candidates and for the delivery of telehealth services through the Phexxi Concierge Experience. Failure of these third parties to provide services of a suitable quality, in accordance with applicable regulations and within acceptable time frames may cause the delay or failure of our development programs.
We employ a business model that relies on the outsourcing of certain functions, tests and services to CROs, medical institutions and other specialist providers, including, without limitation, the conduct, management and monitoring of our ongoing and planned clinical trials. As a result, we rely on these third parties for, among other things, quality assurance, clinical monitoring, clinical data management and regulatory expertise. We also intend to engage a CRO for all future clinical trial requirements needed to file for regulatory approvals. There is no assurance that such organizations or individuals will be able to provide the functions, tests or services as agreed upon, or to the requisite quality. We will rely on the efforts of these organizations and individuals and could suffer significant delays in the development of our product or processes should they fail to perform as expected.
There is also no assurance that these third parties will not make errors in, or simply fail to be effective in, the design, management or retention of our data or data systems. Any failures by such third parties could lead to a loss of data, which in turn could lead to delays in clinical development and obtaining regulatory approval. Third parties may not pass FDA or other regulatory audits, which could delay or prohibit regulatory approval. In addition, the cost of such services could significantly increase over time. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, regulatory approval of our current or any future product candidates may be delayed, prevented or cost significantly more than expected, all which would have a material adverse effect on our business, financial conditions, results of operations and prospects.
The Phexxi Concierge Experience will be designed to provide physicians with on-demand educational support, and to speed and simplify women’s access to Phexxi without the need for an in-office visit. With the Phexxi Concierge Experience, women will, through our independent third-party telehealth service provider, be able to secure a prescription, determine their insurance coverage and/or out-of-pocket costs, receive counseling support and refill reminders, and fill their prescription through their local neighborhood pharmacy or online pharmacy. These Phexxi Concierge Experience telehealth services are not core to our business of developing and commercializing innovative products to address unmet needs in women’s sexual and reproductive health. These services are also subject to complex state and local regulations, and we do not have the resources to provide these telehealth services internally. Any pharmacy that fills Phexxi prescriptions will be fully independent from us. We do not control or own or possess any ownership stake in any pharmacy that we expect may fill prescriptions for Phexxi or in any telehealth service provider. For the Phexxi Connection Experience, all prescriptions will be routed through our independent third-party telehealth service provider. If our telehealth service providers fail to perform or fail to perform in compliance with applicable regulations, our business, financial condition, commercial launch of Phexxi and results of operation would be adversely effected.

If we are unable to enter into or maintain strategic relationships or collaborations with respect to Phexxi for the prevention of pregnancy or for our future product candidates, or if we are unable to realize the potential benefits from such collaborations, our business, financial condition, commercialization prospects and results of operation may be materially adversely affected.
We do not presently expect to commercialize Phexxi, assuming international marketing approval is obtained, outside of the United States unless we enter into a strategic relationship or collaboration with a third party. If we are successful in identifying and in-licensing the rights to additional product candidates, our expected strategy with respect to the development of any such future product candidates is to supplement internal efforts with third-party collaborations. We face significant competition in seeking appropriate collaborators. Collaborations are complex and time-consuming arrangements to negotiate and document.
Our success in entering into a definitive agreement for any collaboration will depend upon, among other things, our assessment of the collaborator’s resources and expertise, the terms and conditions of the proposed collaboration and the proposed collaborator’s evaluation of a number of factors. Those factors may include the design and outcomes of the clinical trials, the collaborator’s history of regulatory compliance, the likelihood of approval by regulatory authorities, the potential market for the product, the costs and complexities of manufacturing and delivering such products to customers, the potential of competing products, the strength of the intellectual property and industry and market conditions generally. The collaborator may also consider alternative products or technologies for similar indications that may be available to collaborate on with one of our competitors and whether such collaboration could be more attractive than the one with us for our products or product candidates.
Any potential collaboration agreement into which we might enter may call for licensing or cross-licensing of potentially blocking patents, know-how or other intellectual property. Due to the potential overlap of data, know-how and intellectual property rights, there can be no assurance that one of our collaborators will not dispute our right to use, license or distribute such data, know-how or other intellectual property rights, and this may potentially lead to disputes, liability or termination of the collaboration.
We may also be restricted under existing and future collaboration agreements from entering into agreements on certain terms with other potential collaborators and may not be able to negotiate collaborations on a timely basis, on acceptable terms, or at all. If that were to occur, we may have to curtail the development of a particular product, reduce or delay our development program, delay commercialization, reduce the scope of sales or marketing activities, or increase expenditures and undertake development or commercialization activities at our own expense. If we elect to fund development or commercialization activities on our own, we will need to obtain additional capital, which may not be available to us on acceptable terms or at all. Absent sufficient funds, we may not be able to commercialize a product candidate. If we enter into a collaboration agreement regarding a product or product candidate, we could be subject to, among other things, the following risks, each of which may materially harm our business, commercialization prospects and financial condition:

•	we may not be able to control the amount and timing of resources that the collaborator devotes to the product development program;

•	we may experience financial difficulties and thus not commit sufficient financial resources to the product development program;

•	we may be required to relinquish important rights to the collaborator such as marketing, distribution and intellectual property rights;

•	a collaborator could move forward with a competing product developed either independently or in collaboration with third parties, including our competitors;

•	a collaborator could terminate the agreement (for convenience if permitted) for our breach; or

•	business combinations or significant changes in a collaborator’s business strategy may adversely affect our willingness to complete our obligations under any arrangement.

As a result, a collaboration may not result in the successful development or commercialization of our product candidates. In addition, actions taken by a collaborator within its licensed territory, many of which we may not be able to control, could negatively impact our development or commercialization of the product or product candidate in the United States.
We enter into various contracts in the normal course of our business in which we indemnify the other party to the contract. In the event we must perform under these indemnification provisions, it could have a material adverse effect on our business, financial condition and results of operations.
In the normal course of business, we periodically enter into or will enter into manufacturing, distribution, wholesale, academic, commercial, service, collaboration, licensing, consulting and other agreements that contain indemnification provisions. With respect to our academic and other research agreements, including the Rush License Agreement, we typically indemnify the institution and related parties from losses arising from claims relating to the products, processes or services made, used, sold or performed pursuant to the agreements for which we have secured licenses, and from claims arising from our or our sublicensees’ exercise of rights under the agreement. With respect to collaboration agreements, we may have to indemnify our collaborators from any third-party product liability claims that could result from the production, use or consumption of the product, as well as for alleged infringements of any patent or other intellectual property right owned by a third party. With respect to consultants, we indemnify them from claims arising from performance of their services in accordance with legal and contractual requirements.
If our obligations under an indemnification provision exceed applicable insurance coverage or if we were denied insurance coverage, our business, financial condition and results of operations could be adversely affected. Similarly, if we are relying on a collaborator to indemnify us and the collaborator is denied insurance coverage or the indemnification obligation exceeds the applicable insurance coverage, and if the collaborator does not have other assets available to indemnify us, our business, financial condition and results of operations could be adversely affected.
Risks Related to Our Commercialization of Healthcare Products
Phexxi and any other approved product may face follow-on competition sooner than anticipated.
Although FDA approved Phexxi for commercialization in the United States, it and any of our product candidates that may achieve regulatory approval, may face competition from generic products earlier or more aggressively than anticipated, depending upon how well such approved products perform in the U.S. prescription drug market. In addition to creating the 505(b)(2) NDA pathway, the Hatch-Waxman Amendments to the FDCA authorized the FDA to approve generic drugs that are the same as drugs previously approved for marketing under the NDA provisions of the statute pursuant to abbreviated new drug applications, or ANDAs. An ANDA relies on the preclinical and clinical testing conducted for a previously approved reference listed drug (RLD), and must demonstrate to the FDA that the generic drug product is identical to the RLD with respect to the active ingredients, the route of administration, the dosage form, and the strength of the drug and also that it is “bioequivalent” to the RLD. The FDA is prohibited by statute from approving an ANDA when certain marketing or data exclusivity protections apply to the RLD. If any such competitor or third party is able to demonstrate bioequivalence without infringing our patents, then this competitor or third party may then be able to introduce a competing generic product onto the market.

Phexxi is indicated for the prevention of pregnancy and has been granted three years of data exclusivity commencing on May 22, 2020. If Phexxi is designated as an RLD, this three-year exclusivity period would block FDA from approving either a subsequent ANDA or 505(b)(2) NDA that relies in whole or in part on the protected clinical data. We cannot predict the interest of potential follow-on competitors in the future Phexxi market, whether someone will attempt to invalidate our period of exclusivity or otherwise force the FDA to take other actions, or how quickly others may seek to come to market with competing products after the three-year data exclusivity period ends. Future product candidates may also receive marketing exclusivity under the FDCA after approval that may similarly be subject to challenge or uncertainty.
If the FDA approves generic versions of our products, it could negatively impact our future revenue, profitability and cash flows and substantially limit our ability to obtain a return on our investments in those product candidates.
If we do not maintain or obtain protection under the Hatch-Waxman Amendments and similar legislation outside of the United States by extending the patent terms and obtaining marketing exclusivity for our product candidates, our business may be materially harmed.
Phexxi for the prevention of pregnancy and EVO100 or potential future product candidates, if any, may be eligible for limited patent term restoration under the Hatch-Waxman Amendments. The Hatch-Waxman Amendments permit a patent restoration term of up to five years as compensation for patent term lost during product development and the FDA regulatory review process. However, we may not be granted an extension if, for example, we do not apply within applicable deadlines, we do not apply prior to expiration of relevant patents or if we otherwise do not satisfy applicable requirements. Moreover, the applicable time period or the scope of patent protection afforded could be less than we request. If we are unable to obtain PTE or restoration or the term of any such extension is less than we request, the period during which we will have the right to exclusively market our products will be shortened and our competitors may obtain approval of competing products following our patent expiration, and our revenue could be reduced, possibly materially.
Changes in healthcare laws and regulations may eliminate current requirements for health insurance plans to cover and reimburse FDA-cleared or FDA-approved contraceptive products without cost sharing, which could reduce demand for products such as Phexxi. Our management expects our success will be dependent on the willingness or ability of patients to pay out-of-pocket for Phexxi should they not be able to obtain third-party reimbursement or should such reimbursement be limited.
We cannot be certain that third-party reimbursement will be available for Phexxi for the prevention of pregnancy, or if reimbursement is available, the amount of any such reimbursement. While we plan to provide a financial assistance program for patients in connection with the launch of Phexxi to offset any co-pay or patient out of pocket costs, we do not know if this program will be successful in increasing market acceptance or that such program will not prove to be prohibitively costly. The ACA and subsequent regulations enacted by the U.S. Department of Health and Human Services (the DHHS) require, under certain conditions, health plans to provide coverage for women’s preventive care, including all forms of FDA-cleared or FDA-approved contraception, without imposing any cost sharing on the plan beneficiary. These regulations ensure that women who wish to use an approved form of contraception may request it from their doctors and their health insurance plan must cover all costs associated with such products, under certain conditions. Under current regulations such health plans must offer costs for at least one product per category in each of the eighteen categories identified by the FDA in its Birth Control Guide. Because Phexxi’s primary mechanism of action is unique and may not meet the criteria of any of the FDA’s approved contraception categories, we will need to seek approval from the FDA to expand its list approved contraception categories to cover our product. While our market research indicates that many payers believe that Phexxi has a unique method of action, we are not certain that the FDA will adopt this view or how quickly if at all, the FDA will modify its list approved contraception categories to include a category in which Phexxi would be classified. The addition of a new category that covers only Phexxi would enhance coverage of Phexxi by third party payers. However, the Trump administration and Congress are attempting to repeal or repeal and replace the ACA and corresponding regulations, as more fully described below, which could eliminate the requirement for health plans to cover women’s preventive care without cost sharing. Even if the ACA is not repealed, the DHHS regulations to specifically enforce the preventive health coverage mandate could be repealed or modified under the Trump Administration, which in 2017 altered the mandate to allow certain employers and insurers to opt-out of birth control coverage for religious or moral reasons. We cannot predict the timing or impact of any future rule making or changes in the law. Any repeal or elimination of the preventive care coverage rules would mean that women seeking to use prescribed forms of contraceptives may have to pay some portion of the cost for such products out-of-pocket, which could deter some women from using prescription contraceptive products, such as Phexxi, at all. We expect that healthcare reform measures that may be adopted in the future may result in more rigorous coverage criteria and lower reimbursement, and in additional downward pressure on the price that may be charged for Phexxi or any of our product candidates, if approved. Even if we obtain coverage for any approved products, the resulting reimbursement payment rates might not be adequate or may require co-payments that patients find unacceptably high. Patients are unlikely to use any products we may market unless coverage is provided and reimbursement is adequate to cover a significant portion of the cost of those products. As a result, we expect that our success, to some degree, will be dependent on the willingness of patients to pay out-of-pocket for Phexxi in the event that their third-party payer either does not cover and reimburse Phexxi or requires payment of a portion of Phexxi by the patient, thus increasing the patient’s overall cost to use Phexxi. This could reduce market demand for Phexxi or any future product candidates we may seek to develop, if and when they receive FDA approval, which would have a material adverse effect on our business, financial conditions, and prospects.
We may also experience pressure from payers as well as state and federal government authorities concerning certain promotional approaches that we may implement such as our co-pay program. Certain state and federal enforcement authorities and members of Congress have initiated inquiries about co-pay assistance programs.  Some state legislatures have been considering proposals that would restrict or ban co-pay coupons.  For example, legislation was recently signed into law in California that would limit the use of co-pay coupons in cases where a lower cost generic drug is available and if individual ingredients in combination therapies are available over the counter at a lower cost.  It is possible that similar legislation could be proposed and enacted in additional states.  If we are unsuccessful with our co-pay program, or we are unable to secure adequate coverage from third-party payers, we may experience financial pressure which would have a material adverse effect on our business and make it difficult to commercialize successfully.
Despite FDA-approval for Phexxi and even if we are successful in obtaining regulatory approval to market other product candidates in the United States, revenues may be adversely affected if Phexxi or any other the product does not obtain coverage and adequate reimbursement from third-party payers in the United States.
Market acceptance and sales of Phexxi or any other product candidates that we may seek to commercialize will depend in part on the extent to which reimbursement for these products will be available from third-party payers, including government health administration authorities, managed care organizations and private health insurers. Third-party payers decide which therapies they will pay for and establish reimbursement levels. Third-party payers in the United States often rely upon Medicare coverage policy and payment limitations in setting their own coverage and reimbursement policies. However, decisions regarding the extent of coverage and amount of reimbursement to be provided for any product candidates that we develop will be made on a payer-by-payer basis. One payer’s determination to provide coverage for a drug does not assure that other payers will also provide coverage and adequate reimbursement for the drug. Additionally, a third-party payer’s decision to provide coverage for a therapy does not imply that an adequate reimbursement rate will be approved.
Third-party payers are increasingly challenging the prices charged for pharmaceutical and medical device products. The U.S. government and other third-party payers are increasingly limiting both coverage and the level of reimbursement for new drugs and medical devices, in addition to questioning their safety and efficacy. Coverage decisions can depend upon clinical and economic standards that disfavor new drug products when more established or lower cost therapeutic alternatives are already available or subsequently become available. We may incur significant costs to conduct expensive pharmacoeconomic studies in order to demonstrate the medical necessity and cost-effectiveness of our future products, in addition to the costs required to obtain the necessary FDA marketing approvals. Third-party payer coverage may not be available to patients for Phexxi, EVO100 or any future product we may seek to commercialize. If third-party payers do not provide coverage and adequate reimbursement for Phexxi, EVO100 or our other product candidates, if approved, healthcare providers may not prescribe them or patients may ask their healthcare providers to prescribe competing products with more favorable reimbursement.
Managed care organizations and other private insurers frequently adopt their own payment or reimbursement reductions. Consolidation among managed care organizations has increased the negotiating power of these entities. Third-party payers increasingly employ formularies to control costs by negotiating discounted prices in exchange for formulary inclusion. Failure to obtain timely or adequate pricing or formulary placement for Phexxi, EVO100 or any future product we may seek to commercialize, or obtaining such pricing or placement at unfavorable pricing levels, could materially adversely affect our business, financial conditions, results of operations and prospects.

The pharmaceutical and medical device industries are highly regulated and subject to various fraud and abuse, data privacy, transparency, and other healthcare laws, including, without limitation, the U.S. Federal Anti-Kickback Statute, the U.S. Federal False Claims Act and the FCPA.
Healthcare providers and third-party payers play a primary role in the recommendation and prescription of drug products and medical devices that are granted marketing approval. Our current and future arrangements with healthcare professionals, principal investigators, consultants, third-party payers, customers and other organizations may expose us to broadly applicable fraud and abuse and other healthcare laws and regulations in the United States. These regulations are complex, and even minor irregularities can potentially give rise to claims that a statute or prohibition has been violated. The laws that may affect our ability to operate include, among others:

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the federal Anti-Kickback Statute, which prohibits, among other things, persons from knowingly and willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, to induce, or in return for, the purchase or recommendation of an item or service reimbursable under a federal healthcare program, such as the Medicare and Medicaid programs;

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federal civil and criminal false claims laws, including the False Claims Act, which can be enforced by private individuals through civil whistleblower or qui tams actions, and civil monetary penalty laws, which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid or other third-party payers that are false or fraudulent;

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the federal Health Insurance Portability and Accountability Act of 1996 (HIPAA) which, among other things, created new federal criminal statutes that prohibit executing a scheme to defraud any healthcare benefit program and making false statements relating to healthcare matters;

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HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (HITECH), and their implementing regulations, which imposes certain requirements on certain covered healthcare providers, health plans, and healthcare clearinghouses as well as their respective business associates that perform services for them that involve the use, or disclosure of, individually identifiable health information, relating to the privacy, security, and transmission of individually identifiable health information;

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the Physician Payments Sunshine Act, enacted as part of the ACA, which requires manufacturers of drugs, devices, biologics, and medical supplies to report annually to the Centers for Medicare & Medicaid Services (CMS) information related to payments and other transfers of value to physicians, as defined by such law, and teaching hospitals, and ownership and investment interests held by physicians and their immediate family members; and

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foreign and state law equivalents of each of the above federal laws, such as anti-kickback and false claims laws that may apply to items or services reimbursed by any third-party payer, including commercial insurers; state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the applicable compliance guidance promulgated by the federal government, or otherwise restrict payments that may be made to healthcare providers and other potential referral sources; state laws that require product manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures; state and local laws that require the registration of pharmaceutical sales representatives; and state and foreign laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways, thus complicating compliance efforts.

The scope and enforcement of these laws and regulations is uncertain and subject to rapid change. Regulatory authorities might challenge our current or future activities under these laws. Any such challenge could have a material adverse effect on our reputation, business, results of operations and financial condition. These risks may be increased where there are evolving interpretations of applicable regulatory requirements, such as those applicable to manufacturer co-pay programs.  Pharmaceutical manufacturer co-pay programs, including pharmaceutical manufacturer donations to patient assistance programs offered by charitable foundations, are the subject of ongoing litigation, enforcement actions and settlements (involving other manufacturers and to which we are not a party) and evolving interpretations of applicable regulatory requirements and certain state laws, and any change in the regulatory or enforcement environment regarding such programs could impact our ability to offer such

programs.   In addition, efforts to ensure that our business arrangements with third parties will comply with these laws will involve substantial costs. Any investigation of us or the third parties with whom we contract, regardless of the outcome, would be costly and time consuming. If our operations are found to be in violation of any of these laws or any other governmental regulations that may apply to us, we may be subject to significant civil, criminal and administrative penalties, including, without limitation, damages, monetary fines, imprisonment, disgorgement of profits, possible exclusion and debarment from participation in Medicare, Medicaid and other federal healthcare programs, debarment under the FDCA, additional reporting or oversight obligations if we become subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with the law, contractual damages, reputational harm, diminished profits and future earnings, and curtailment or restructuring of our operations.
Healthcare legislative reform measures may have a negative impact on our business and results of operations.
In the United States and some foreign jurisdictions, there have been, and continue to be, several legislative and regulatory changes and proposed changes regarding the healthcare system that could prevent or delay marketing approval of product candidates, restrict or regulate post-approval activities, and affect our ability to profitably sell any product candidates for which we obtain marketing approval.
Among policy makers and payers in the United States and elsewhere, there is significant interest in promoting changes in healthcare systems with the stated goals of containing healthcare costs, improving quality and/or expanding access. In the United States, the pharmaceutical industry has been a focus of these efforts and has been significantly affected by major legislative initiatives. In March 2010, Congress passed the ACA, which substantially changed the way healthcare is financed by both the government and private insurers, and significantly impacts the United States pharmaceutical industry.
There remain judicial and Congressional challenges to certain aspects of the ACA, as well as efforts by the Trump administration to repeal or replace certain aspects of the ACA. Since January 2017, President Trump has signed Executive Orders and other directives designed to delay the implementation of certain provisions of the ACA or otherwise circumvent some of the requirements for health insurance mandated by the ACA. Concurrently, Congress has considered legislation that would repeal or repeal and replace all or part of the ACA. While Congress has not passed comprehensive repeal legislation, several bills affecting the implementation of certain taxes under the ACA have been signed into law. The Tax Cuts and Jobs Act of 2017 repealed the tax-based shared responsibility payment imposed by the ACA on certain individuals who fail to maintain qualifying health coverage for all or part of a year that is commonly referred to as the “individual mandate”. Additionally, the 2020 federal spending package permanently eliminated, effective January 1, 2020, the ACA-mandated “Cadillac” tax on high-cost employer-sponsored health coverage and medical device tax and, effective January 1, 2021, also eliminates the health insurer tax. Further, the Bipartisan Budget Act of 2018, among other things, amended the ACA, effective January 1, 2019, to close the coverage gap in most Medicare drug plans, commonly referred to as the “donut hole”. In addition, CMS published a final rule that would give states greater flexibility, effective January 1, 2020, in setting benchmarks for insurers in the individual and small group marketplaces, which may have the effect of relaxing the essential health benefits required under the ACA for plans sold through such marketplaces. We continue to evaluate the potential impact of the ACA and its possible repeal or replacement on our business.
On December 14, 2018, a Texas U.S. District Court Judge ruled that the ACA is unconstitutional in its entirety because the “individual mandate” was repealed by Congress as part of the Tax Act. Additionally, on December 18, 2019, the U.S. Court of Appeals for the 5th Circuit upheld the District Court ruling that the individual mandate was unconstitutional and remanded the case back to the District Court to determine whether the remaining provisions of the ACA are invalid as well. On March 2, 2020, the U.S. Supreme Court granted the petitions for writs of certiorari to review this case, and has allotted one hour for oral arguments, which are expected to occur in the fall. It is unclear how such litigation and other efforts to repeal and replace the ACA will impact the ACA and our business. The uncertainty around the future of the ACA, and in particular the impact to reimbursement levels, may lead to uncertainty or delay in the purchasing decisions of our customers, which may in turn negatively impact our product sales. If there are not adequate reimbursement levels, our business and results of operations could be adversely affected. Similarly, there are a number of state and local legislative and regulatory efforts related to drug pricing, including drug price transparency laws that apply to pharmaceutical manufacturers, which may have an impact on our business.
In addition, other legislative changes have been proposed and adopted since the ACA was enacted. On August 2, 2011, the Budget Control Act of 2011 was signed into law, which includes reductions to Medicare payments to providers of 2% per fiscal year, which went into effect on April 1, 2013 and, due to subsequent legislative amendments to the statute, will remain in effect through 2030 unless additional Congressional action is taken. However, the Medicare sequester reductions under the Budget Control Act of 2011 will be suspended from May 1, 2020 through December 31, 2020 due to the COVID-19 pandemic. On January 2, 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, reduced Medicare payments to several providers, including hospitals, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years.
In addition, the Drug Supply Chain Security Act enacted in 2013 imposed obligations on manufacturers of pharmaceutical products related to product tracking and tracing. More recently, on December 20, 2019, President Trump signed the Further Consolidated Appropriations Act for 2020 into law (P.L. 116-94) that includes a piece of bipartisan legislation called the Creating and Restoring Equal Access to Equivalent Samples Act of 2019 or the “CREATES Act.” The CREATES Act aims to address the concern articulated by both the FDA and others in the industry that some brand manufacturers have improperly restricted the distribution of their products, including by invoking the existence of a REMS for certain products, to deny generic and biosimilar product developers access to samples of brand products. The CREATES Act establishes a private cause of action that permits a generic or biosimilar product developer to sue the brand manufacturer to compel it to furnish the necessary samples on “commercially reasonable, market-based terms.” Whether and how generic and biosimilar product developments will use this new pathway, as well as the likely outcome of any legal challenges to provisions of the CREATES Act, remain highly uncertain and its potential effects on our future commercial products are unknown. Other legislative and regulatory proposals have been made to expand post-approval requirements and restrict sales and promotional activities for pharmaceutical products. We are unsure whether additional legislative changes will be enacted, or whether the current regulations, guidance or interpretations will be changed, or whether such changes will have any impact on our business.
Additionally, there has been heightened governmental scrutiny in the United States of pharmaceutical pricing practices considering the rising cost of prescription drugs and biologics. Such scrutiny has resulted in several recent congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to product pricing, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for products.
At the federal level, the Trump administration’s budget proposal for fiscal year 2021 includes a $135 billion allowance to support legislative proposals seeking to reduce drug prices, increase competition, lower out-of-pocket drug costs for patients, and increase patient access to lower-cost generic and biosimilar drugs. On March 10, 2020, the Trump administration sent “principles” for drug pricing to Congress, calling for legislation that would, among other things, cap Medicare Part D beneficiary out-of-pocket pharmacy expenses, provide an option to cap Medicare Part D beneficiary monthly out-of-pocket expenses, and place limits on pharmaceutical price increases.  Further, the Trump administration previously released a “Blueprint” to lower drug prices and reduce out of pocket costs of drugs that contained proposals to increase drug manufacturer competition, increase the negotiating power of certain federal healthcare programs, incentivize manufacturers to lower the list price of their products, and reduce the out of pocket costs of drug products paid by consumers. The DHHS, or HHS, has solicited feedback on some of these measures and has implemented others under its existing authority. For example, in May 2019, CMS issued a final rule to allow Medicare Advantage plans the option to use step therapy for Part B drugs beginning January 1, 2020. This final rule codified CMS’s policy change that was effective January 1, 2019. While some of these and other measures may require additional authorization to become effective, Congress and the Trump administration have each indicated that it will continue to seek new legislative and/or administrative measures to control drug costs. At the state level, legislatures have increasingly passed legislation and implemented regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue, attain profitability, or commercialize our products.
Current and future healthcare legislation could have a significant impact on our business. There is uncertainty with respect to the impact these changes, if any, may have, and any changes likely will take time to unfold. In addition, it is possible that additional governmental action is taken to address the COVID-19 pandemic. For example, on April 18, 2020, CMS announced that qualified health plan issuers under the ACA may suspend activities related to the collection and reporting of quality data that would have otherwise been reported between May and June 2020 given the challenges healthcare providers are facing responding to the COVID-19 virus. Any additional federal or state healthcare reform measures could limit the amounts that third-party payers will pay for healthcare products and services, and, in turn, could significantly reduce the projected value of certain development projects and reduce our profitability.
We may be subject to numerous and varying privacy and security laws, and our failure to comply could result in penalties and reputational damage.
We and our third-party service providers are subject to laws and regulations covering data privacy and the protection of personal information including health information. The legislative and regulatory landscape for privacy and data protection continues to evolve, and there has been an increasing focus on privacy and data protection issues which may affect our business. In the United States, we and our third-party service providers may be subject to state security breach notification laws, state health information privacy laws and federal and state consumer protections laws which impose requirements for the collection, use, disclosure and transmission of personal information. Each of these laws are subject to varying interpretations by courts and government agencies, creating complex compliance issues for us and our third-party service providers. In particular, our Phexxi Concierge Experience and our online, digital and media marketing strategies will need to be designed and implemented to comply with these laws and regulations. If we fail to comply with applicable laws and regulations we could be subject to penalties or sanctions, including criminal penalties if we knowingly obtain individually identifiable health information from a covered entity in a manner that is not authorized or permitted by HIPAA or for aiding and abetting the violation of HIPAA.
In particular, California has implemented the California Confidentiality of Medical Information Act that imposes restrictive requirements regulating the use and disclosure of health information and other personally identifiable information, and California has recently adopted the California Consumer Privacy Act of 2018 (the CCPA) which will come into effect beginning in January 2020. The CCPA mirrors a number of the key provisions of the EU General Data Protection Regulation (GDPR) described below. The CCPA establishes a new privacy framework for covered businesses by creating an expanded definition of personal information, establishing new data privacy rights for consumers in the State of California, imposing special rules on the collection of consumer data from minors, and creating a new and potentially severe statutory damages framework for violations of the CCPA and for businesses that fail to implement reasonable security procedures and practices to prevent data breaches.
Numerous other countries have, or are developing, laws governing the collection, use and transmission of personal information as well. EU member states and other jurisdictions have adopted data protection laws and regulations, which impose significant compliance obligations.
Effective May 25, 2018, the European Union implemented the GDPR which is a broad data protection framework that expanded the scope of EU data protection law to non-EU entities that process, or control the processing of, the personal information of EU subjects, including clinical trial data. The GDPR allows for the imposition of fines and/or corrective action on entities that improperly use or disclose the personal information of EU subjects, including through a data security breach. Accordingly, data security breaches experienced by us, our collaborators or contractors could lead to significant fines, required corrective action, loss of trade secrets or other intellectual property, or could lead to the public exposure of personally identifiable information (including sensitive personal information) of our employees, collaborators, clinical trial patients, and others. The GDPR imposes several requirements relating to the consent of the individuals to whom the personal data relates, the information provided to the individuals, the security and confidentiality of the personal data, data breach notification and the use of third-party processors in connection with the processing of personal data. The GDPR also imposes strict rules on the transfer of personal data out of the EU to the United States and provides an enforcement authority to impose large penalties for noncompliance, including the potential for fines of up to €20 million or 4% of the annual global revenues of the noncompliant company, whichever is greater.
Our business may be adversely affected by unfavorable macroeconomic conditions, including the COVID-19 pandemic.
Various macroeconomic factors could adversely affect our business, our results of operations and our financial condition, including changes in inflation, interest rates and foreign currency exchange rates and overall economic conditions and uncertainties, including those resulting from political instability (including workforce uncertainty), trade disputes between nations and the current and future conditions in the global financial markets. For example, if inflation or other factors were to significantly increase our business costs, we may be unable to pass through price increases to patients. The cost of importing similar products from foreign markets may affect our sales in any domestic market.

Interest rates and the ability to access credit markets could also adversely affect the ability of patients, payers and distributors to purchase, pay for and effectively distribute our product if, and when approved. Similarly, these macroeconomic factors could affect the ability of our current or potential future third-party manufacturers, sole source or single source suppliers, licensors or licensees to remain in business, or otherwise manufacture or supply our product candidate. Failure by any of them to remain in business could affect our ability to manufacture Phexxi, EVO100 or any of our future product candidates.
The COVID-19 pandemic may continue to affect the macroeconomic factors and the credit markets in a manner that is detrimental to our business. For example, the pandemic has materially impacted our planned Phexxi launch. See the risk factor entitled “Our updated commercial launch strategy in light of the COVID-19 pandemic is unproven and if it is not successful, will harm our ability to sell product and business”. Moreover, some physician offices appear to be negatively impacted by restrictions on elective procedures and office visits related to the pandemic. To the extent physician offices close or visits are reduced, patients could be less likely to be prescribed Phexxi. Even with our planned telehealth efforts through efforts such as the Phexxi Concierge Experience, we may not be able to effectively commercialize Phexxi for the prevention of pregnancy as a result of our reduced salesforce, any reduction in physician officer visits and other circumstances related to the COVID-19 pandemic. The pandemic may continue to adversely affect us and our business in manner we may be unable to reliably predict or quantify.
Risks Related to Our Business Operations
As we mature and expand our sales and marketing infrastructure, we will need to expand the size of our organization. If we experience difficulties in managing this growth or are unable to attract and retain management and other key personnel, we may be unable to successfully commercialize our products, develop any product candidates or otherwise implement our business plan.
As of April 30, 2020, we had a total of 68 employees, all of which are full-time employees, and used third-party consultants to assist with research and development activities, including regulatory filings and clinical trial operations and support, sales and marketing research and programs, as well as general and administrative activities. As our development and commercialization plans and strategies develop, we expect that we will expand the size of our employee base for managerial, operational, sales, marketing, financial, regulatory affairs and other resources. In particular, we plan to hire an initial salesforce of approximately 50 to 60 personnel to support our initial commercial launch of Phexxi and, if successful, hire additional sales and marketing personnel in the future. Future growth would impose significant added responsibilities on members of management, including the need to identify, recruit, maintain, motivate and integrate additional employees. In addition, management may have to divert a disproportionate amount of its attention away from day-to-day activities and devote a substantial amount of time to managing these growth activities, which would lead to disruptions in our operations. We cannot provide assurance that we will be able to retain adequate staffing levels to run our operations and/or to accomplish all the objectives that we otherwise would seek to accomplish, or that our staffing levels may turn out to be too robust for our actual business activity.
Our ability to compete in the highly competitive pharmaceutical industry depends upon our ability to attract and retain highly qualified managerial and key personnel. We are highly dependent on our senior management, and the loss of the services of any members of our senior management team could impede, delay or prevent the development and commercialization of our product candidates, hurt our ability to raise additional funds and negatively impact our ability to implement our business plan. If we lose the services of any of these individuals, it might not be able to find suitable replacements on a timely basis or at all, and our business could be harmed as a result. We do not maintain “key man” insurance policies on the lives of these individuals.
We might not be able to attract or retain qualified management and other key personnel in the future due to the intense competition for qualified personnel among biotechnology, medical device, biopharmaceutical and other businesses, particularly in the San Diego area where we are headquartered. As a result, we may be required to expend significant financial resources in our employee recruitment and retention efforts, including the grant of significant equity incentive awards which would be dilutive to stockholders. Many of the other companies within the contraceptive industry with whom we compete for qualified personnel have greater financial and other resources, different risk profiles and longer histories in the industry than we do. They also may provide more diverse opportunities and better chances for career advancement. Further, our recruiting efforts may be hindered by the COVID-19 pandemic, as qualified potential employees may be more reluctant to change positions or to work for a company with a limited operating history due to the uncertainly surrounding the pandemic. Logistics for hiring during the pandemic may also be impaired as business travel and in person meetings typical of interview process have been and may continue to be limited for the duration of, and even for a period of time potentially following, the pandemic. If we are not able to attract and retain the necessary personnel to accomplish our business objectives or if we are not able to effectively manage any future growth, we may experience constraints that will harm our ability to implement our business strategy and achieve our business objectives.
Our current or future employees, principal investigators, consultants and commercial partners may engage in misconduct or other improper activities, including non-compliance with regulatory standards.
We may become exposed to the risk of employees, independent contractors, principal investigators, consultants, suppliers, commercial partners or vendors engaging in fraud or other misconduct. Misconduct by employees, independent contractors, principal investigators, consultants, suppliers, commercial partners and vendors could include intentional conduct such as failures: (i) to comply with FDA or other regulators’ regulations; (ii) to provide accurate information to such regulators; or (iii) to comply with manufacturing standards established by us and/or required by law. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws, regulations and industry guidance intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Misconduct by current or future employees, independent contractors, principal investigators, consultants, suppliers, commercial partners and vendors could also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory or civil sanctions and serious harm to our reputation. It is not always possible to identify and deter misconduct by employees, independent contractors, principal investigators, consultants, suppliers, commercial partners and vendors, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses, or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending or asserting our rights, those actions could have a significant adverse impact on our business and we may be subject to significant civil, criminal and administrative penalties, including, without limitation, damages, monetary fines, individual imprisonment, disgorgement of profits, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, additional reporting or oversight obligations if we become subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with the law, contractual damages, reputational harm, diminished profits and future earnings, and curtailment or restructuring of our operations.
We may be vulnerable to disruption, damage and financial obligations as a result of information technology system failures, security breaches, loss of data or other disruptions that could compromise our proprietary information or other sensitive information.
Despite the implementation of security measures and internal policies and controls, any of the internal computer systems belonging to us or our third-party service providers are vulnerable to damage from computer viruses, unauthorized access, natural disasters, malicious attack, and telecommunication and electrical failure. Any system failure, accident, security breach or data breach that causes interruptions in our own or in third-party service vendors’ operations could result in a material disruption of our product development programs. For example, the loss of clinical study data from future clinical trials could result in delays in our or our partners’ regulatory approval efforts and significantly increase our costs to recover or reproduce the lost data. Further, our information technology and other internal infrastructure systems, including firewalls, servers, leased lines and connection to the Internet, face the risk of systemic failure, which could disrupt our operations. In addition, our launch of Phexxi is partially reliant on the use of the Phexxi Concierge Experience and our other planned digital or media marketing strategies. We are in turn reliant on third parties and limited internal resources to ensure the Phexxi Concierge Experience and these other digital and marketing resources function appropriately. Our commercial launch of Phexxi may be adversely effected to the extent the Phexxi Concierge Experience and our other online marketing resources do not work properly or are disrupted. To the extent any disruption or security breach results in a loss or damage to our data or applications, sensitive information or inappropriate disclosure of confidential or proprietary information, we may incur resulting liability and reputation damage, our product development programs and competitive position may be adversely affected and the further development of our products may be delayed. Furthermore, we may incur additional costs to remedy the damage caused by these disruptions or security breaches.
We expect to continue to incur increased costs as a result of operating as a public company and our management will be required to devote substantial time to compliance initiatives and corporate governance practices.
As a public company, we incur and expect to continue to incur additional significant legal, accounting and other expenses in relation to our status as a public reporting company. We expect that these expenses will further increase after we are no longer an emerging growth company. We may need to hire additional accounting, finance and other personnel in connection with our continuing efforts to comply with the requirements of being a public company, and our management and other personnel will need to continue to devote a substantial amount of time towards maintaining compliance with these requirements. In addition, the Sarbanes-Oxley Act of 2002 and rules subsequently implemented by the SEC and Nasdaq have imposed various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.
While we remain a smaller reporting company and have revenues of less than $100 million per year, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. If and when we are required to achieve compliance with regulatory auditor attestation report requirements within the prescribed period, we will be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. If we identify one or more material weaknesses, this could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.
Any inability to attract and retain qualified key management personnel would impair our ability to implement our business plan.
Our success largely depends on the continued service of key management, advisors and other specialized personnel, including Saundra Pelletier, our Chief Executive Officer, Justin J. File, our Chief Financial Officer, Kelly Culwell, M.D., our Chief Medical Officer and Russell Barrans, our Chief Commercial Officer who are all employed at will and for whom we do not have “key man” insurance coverage. The loss of one or more members of our management team or other key employees or advisors could delay our commercialization efforts and research and development programs and could also have a material and adverse effect on our business, financial condition, results of operations and prospects. Our future success will depend in large part on our continued ability to attract and retain other highly qualified management personnel, as well as personnel with expertise in women’s healthcare, drug development, governmental regulation and commercialization. We face competition for personnel from other companies, universities, public and private research institutions, government entities and other organizations (many of whom have substantially greater financial resources than us), and we might not be able to attract or retain these key employees on conditions that are economically acceptable. As noted above, our recruiting efforts may be hindered in connection with the COVID-19 pandemic. Our inability to attract and retain these key employees could prevent us from achieving our objectives and implementing our business strategy, which could have a material adverse effect on our business and prospects.
We are subject to U.S. and certain foreign export and import controls, sanctions, embargoes, anti-corruption laws, and anti-money laundering laws and regulations. Compliance with these legal standards could impair our ability to compete in domestic and international markets. We can face criminal liability and other serious consequences for violations which can harm our business.
We are subject to export control and import laws and regulations, including the U.S. Export Administration Regulations, U.S. Customs regulations, various economic and trade sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Controls, the FCPA, the U.S. domestic bribery statute contained in 18 United States C. § 201, the U.S. Travel Act, the USA PATRIOT Act, and other state and national anti-bribery and anti-money laundering laws in the countries in which we conduct activities. Anti-corruption laws are interpreted broadly and prohibit companies and their employees, agents, contractors, and other partners from authorizing, promising, offering, or providing, directly or indirectly, improper payments or anything else of value to recipients in the public or private sector. We may engage third parties for clinical trials outside of the United States, to sell our products abroad once we enter a commercialization phase, and/or to obtain necessary permits, licenses, patent registrations, and other regulatory approvals. We have direct or indirect interactions with officials and employees of government agencies or government-affiliated hospitals, universities, and other organizations. We can be held liable for the corrupt or other illegal activities of our employees, agents, contractors, and other partners, even if we do not explicitly authorize or have actual knowledge of such activities. Any violations of the laws and regulations described above may result in substantial civil and criminal fines and penalties, imprisonment, the loss of export or import privileges, debarment, tax reassessments, breach of contract and fraud litigation, reputational harm, and other consequences.
Risks Related to Our Common Stock
We expect the price of our common stock may be volatile and may fluctuate substantially.
The stock market in general and the market for biopharmaceutical companies in particular, have experienced extreme volatility that has often been unrelated to companies operating performance, especially during the COVID-19 pandemic. The market price for our common stock may be influenced by many factors, including:

•	the results of our efforts to commercialize Phexxi or any other approved products;

•	failure or discontinuation of any of our research programs, including EVO100;

•	the results of our efforts to discover, develop, acquire or in-license product candidates or products, if any;

•	actual or anticipated results from, and any delays in, any future clinical trials, as well as results of regulatory reviews relating to the approval of any product candidates we may choose to develop;

•	the level of expenses related to any product candidates that we may choose to develop or clinical development programs we may choose to pursue;

•	commencement or termination of any collaboration or licensing arrangement;

•	disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technology;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures and capital commitments;

•	additions or departures of key scientific or management personnel;

•	variations in our financial results or those of companies that are perceived to be similar to us;

•	new products, product candidates or new uses for existing products introduced or announced by our competitors, and the timing of these introductions or announcements;

•	results of clinical trials of product candidates of our competitors;

•
general economic and market conditions and other factors that may be unrelated to our operating performance or the operating performance of our competitors, including changes in market valuations of similar companies, wars, terrorism and political unrest, outbreak of disease (e.g., the COVID-19 pandemic), boycotts and other business restrictions;

•	regulatory or legal developments in the United States and other countries;

•	changes in the structure of healthcare payment systems;

•	conditions or trends in the biotechnology and biopharmaceutical industries;

•	actual or anticipated changes in earnings estimates, development timelines or recommendations by securities analysts;

•	announcement or expectation of additional financing efforts;

•	sales of common stock by us or our stockholders in the future, as well as the overall trading volume of our common stock;

•	stockholder activism;

•	any stockholder derivative actions; and

•	other factors described in this “Risk Factors” section.

In the past, following periods of volatility in companies’ stock prices, securities class-action litigation has often been instituted against such companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business and financial condition.
One of our stockholders owns a significant percentage of our issued and outstanding common stock and will be able to exercise significant influence over matters submitted to stockholders for approval.
As of April 30, 2020, funds affiliated with or discretionarily managed by Invesco Ltd., held approximately 23.8% of our outstanding common stock. If Invesco were to exercise all of the warrants to purchase our common stock held by its affiliated funds, then its ownership percentages would be 24.9% of our outstanding common stock. This concentration of voting power could delay or prevent an acquisition on terms that other stockholders may desire.
In addition, and per the terms of our amended and restated certificate of incorporation, we are not subject to or governed by Section 203 of the Delaware General Corporation Law (the DGCL), which prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder,” and we are able to enter into transactions with our principal stockholders. A concentration of ownership may have the effect of delaying, preventing or deterring a change of control of a company, could deprive its stockholders of an opportunity to receive a premium for their common stock as part of a sale of a company and may materially adversely affect the market price of its common stock.
A significant portion of our total outstanding shares of common stock may be sold into the public market at any point, which could cause the market price of our common stock to drop significantly, even if our business is doing well.
Sales of a substantial number of shares of our common stock in the public market could occur. These sales, or the perception in the market that holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. Outstanding shares of our common stock may be freely sold in the public market at any time to the extent permitted by Rules 144 and 701 under the Securities Act of 1933, as amended (the Securities Act) or to the extent such shares have already been registered under the Securities Act and are held by non-affiliates.
As of May 15, 2020, there were 8,344,810 shares of our common stock subject to outstanding options, which have been registered on registration statements on Form S-8.  Shares registered on a Form S-8 can be freely sold in the public market upon exercise, except to the extent they will be held by our affiliates, in which case such shares will become eligible for sale in the public market as permitted by Rule 144 under the Securities Act.  Furthermore, as of May 15, 2020, there were 8,377,127 shares subject to outstanding warrants to purchase our common stock, of which 849,056 were registered pursuant to a Registration Statement on Form S-1 (No.  333-224958), which became effective on May 21, 2018, 1,666,667 were registered pursuant to a Registration Statement on Form S-3 (No.  333-231126), which became effective on May 7, 2019, 2,777,779 were registered pursuant to a Registration Statement on Form S-3 (No.  333-232303), which became effective on July 2, 2019, and 3,073,770 were issued in connection with the Securities Purchase and Security Agreement entered into with certain investors on April 23, 2020, assuming an exercise price of $2.44 on the initial closing date of April 24, 2020.  Moreover, holders of 15,026,968 shares of our common stock, subject to conditions, may require us to file registration statements covering the resale of these shares or to include these shares in registration statements that we may file.  In connection with these obligations, we filed a Registration Statement on Form S-3 (No.  333-223731) which became effective on April 3, 2018.
In November 2019, the Company entered into an equity distribution agreement with Piper Sandler & Co. (Piper Sandler), pursuant to which the Company may offer and sell shares of its common stock in at the market offerings (as defined in Rule 415 of the Securities Act) having an aggregate offering price up to $50 million in gross proceeds from time to time through Piper Sandler acting as sales agent. During the year ended December 31, 2019 and for the quarter ended March 31, 2020, we received proceeds of approximately $3.3 million (including $3.0 million in cash and cash equivalents and $0.3 million in other receivables), net of commissions, from the sale of

515,019 shares of our common stock and proceeds of approximately $1.1 million, net of commissions, from the sale of 202,098 shares of our common stock.
Regarding our April 2020 Private Placement, the issuance of the Securities up to the Maximum Amount would result in a significant increase in the number of shares of our common stock outstanding, and, as a result, if the Notes are converted and/or the Warrants are exercised, our current stockholders will own a smaller percentage of outstanding shares of our common stock. Future issuances of securities in connection with the April 2020 Private Placement, up to the Maximum Amount, may cause additional reduction in the percentage interests of our current stockholders in the voting power, any liquidation value, our book and market value, and in any future earnings. Further, the issuance or resale of our common stock issued to the Note Purchasers upon conversion of the Notes or exercise of the Warrants could cause the market price of our common stock to decline. In addition to the foregoing, the increase in the number of issued shares of our common stock that may be issued upon conversion of the Notes or exercise of the Warrants may have an incidental anti-takeover effect in that additional shares could be used to dilute the stock ownership of parties seeking to obtain control of us. The increased number of issued shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions.
On May 21, 2020 PDL Biopharma completed a distribution of 13,333,334 shares of common stock which represented approximately 26.7% of the outstanding shares of our common stock on the distribution date. Except to the extent these shares may be held or acquired by persons or entities affiliated with us, these shares are freely tradeable and future sales of these distributed shares, and other shares referenced in the preceding paragraphs, could exert downward pressure on the price of our common stock.
We are a “smaller reporting company”, and the reduced disclosure requirements applicable to smaller reporting companies may make our common stock less attractive to investors.
We are a “smaller reporting company” under SEC regulations. For so long as we remain a smaller reporting company, we will be permitted to and intend to rely on exemptions from certain disclosure requirements applicable to other public companies that are not smaller reporting companies. These exemptions include:

•
for so long as we remain a smaller reporting company with revenues of less than $100 million per year, not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting; and

•	reduced disclosure obligations regarding executive compensation.

We cannot predict whether investors will find our common stock less attractive if we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and the price of our common stock price may be more volatile.
We do not anticipate paying any cash dividends on our capital stock in the foreseeable future; capital appreciation, if any, will be your sole source of gain as a holder of our common stock.
We have never declared or paid cash dividends on shares of our common stock. We currently plan to retain all our future earnings, if any, and any cash received through future financings to finance the growth and development of our business. Accordingly, capital appreciation, if any, of our common stock will be the sole source of gain for our common stockholders for the foreseeable future.
Provisions in our amended and restated certificate of incorporation, our bylaws or Delaware law might discourage, delay or prevent a change in control of the Company or changes in our management and, therefore, depress the trading price of our common stock.
Provisions in our amended and restated certificate of incorporation, our bylaws or Delaware law may discourage, delay or prevent a merger, acquisition or other change in control stockholders may consider favorable, including transactions in which our stockholders might otherwise receive a premium for their shares. These provisions could also limit the price investors might be willing to pay in the future for shares of our common stock, thereby depressing the market price of our common stock. In addition, because our board of directors is responsible for appointing the members of our management team, these provisions might frustrate or prevent any attempts by our stockholders to replace or remove the current management by making it more difficult for our stockholders to replace members of our board of directors. These provisions include the following:

•	a classified board of directors with three-year staggered terms, which may delay the ability of stockholders to change the membership of a majority of our board of directors;

•	prohibiting our stockholders from calling a special meeting of stockholders or acting by written consent other than unanimous written consent;

•
permitting our board of directors to issue additional shares of our preferred stock, with such rights, preferences and privileges as they may designate, including the right to approve an acquisition or other changes in control;

•	establishing an advance notice procedure for stockholder proposals to be brought before an annual meeting, including proposed nominations of persons for election to our board of directors;

•	providing that our directors may be removed only for cause;

•	providing that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum; and

•
requiring the approval of our board of directors or the holders of a supermajority of our outstanding shares of capital stock to amend our bylaws and certain provisions of our certificate of incorporation.

Claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.
Our amended and restated certificate of incorporation and amended and restated bylaws provides that we will indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law.
In addition, as permitted by Section 145 of the DGCL, our amended and restated bylaws and our indemnification agreements that we have entered with our directors and officers provide that:

•
We will indemnify our directors and officers for serving us in those capacities, or for serving other business enterprises at our request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	We may, in our discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.

•
We are required to advance expenses, as incurred, to our directors and officers in connection with defending a proceeding, except that such directors or officers shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•
We will not be obligated pursuant to our amended and restated bylaws to indemnify a person with respect to proceedings initiated by that person against us or our other indemnitees, except with respect to proceedings authorized by our board of directors or brought to enforce a right to indemnification.

•
The rights conferred in our amended and restated bylaws are not exclusive, and we are authorized to enter into indemnification agreements with our directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•	We may not retroactively amend our bylaw provisions to reduce our indemnification obligations to directors, officers, employees and agents.

If securities analysts cease publishing research or reports about our business, or if they publish negative evaluations of our common stock, the price of our common stock could decline.
The trading market for our common stock relies in part on the research and reports industry or financial analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts covering our business downgrade their evaluations of our common stock, the price of our common stock could decline. In addition, if one or more of these analysts cease coverage or cease regularly publishing reports on our business, we could lose visibility in the financial markets, which in turn could cause our common stock price or trading volume to decline.
Anti-takeover provisions in our stockholder rights plan could make a third-party acquisition of us difficult.
We have a stockholder rights plan that may have the effect of discouraging unsolicited takeover proposals. Specifically, the rights issued under the stockholder rights plan could cause significant dilution to a person or group that attempts to acquire us on terms not approved in advance by our board of directors. The rights plan is not intended to prevent a takeover, and we believe it will enable all our stockholders to realize the full potential value of their investment in the Company and protect the Company and its stockholders from efforts to obtain control of the Company that are inconsistent with the best interests of the Company and its stockholders. The rights under the plan will expire on March 24, 2021, subject to a possible earlier expiration to the extent provided in the stockholder rights plan, unless extended.
Our business could be negatively affected as a result of the actions of activist stockholders.

One of our stockholders has expressed opposition to our financing strategy, including this offering, and certain aspects of our corporate governance and strategy, and it is possible that other stockholders hold similar views. It is also possible that one or more of our stockholders may publicly voice opposition to our financing strategy and/or certain aspects of our corporate governance and strategy, or undertake a proxy contest to reconstitute our board. Proxy contests have been waged against many companies in the biopharmaceutical industry over the last several years. If faced with a proxy contest or other type of stockholder activism, we may not be able to respond successfully to the contest or other type of activism which would be disruptive to our business. Even if we are successful, our reputation and/or business could be adversely affected by a proxy contest or other form of stockholder activism because:

•	responding to proxy contests and other actions by activist stockholders can be costly and time-consuming, disrupting operations and diverting the attention of management and employees;

•
perceived uncertainties as to our company and future strategic direction may result in the loss of potential financing, acquisitions, collaboration, in-licensing or other business opportunities, and may make it more difficult to attract and retain qualified personnel and business partners; and

•
if individuals are elected to our board of directors with a specific agenda, it may adversely affect our ability to effectively and timely implement our strategic plan and create additional value for our stockholders.

Any or all of these activities could cause our stock price to decline or experience periods of volatility, and could be particularly problematic as our company seeks to transition to a commercial enterprise in a challenging environment.

We may become a defendant in one or more stockholder derivative or class-action litigations, and any such future lawsuit may adversely affect our business, financial condition, results of operations and cash flows.

We and certain of our officers and directors may become defendants in one or more future stockholder derivative actions or other class-action lawsuits. These lawsuits would divert our management’s attention and resources from our ordinary business operations, and we would likely incur significant expenses associated with their defense (including, without limitation, substantial attorneys’ fees and other fees of professional advisors and potential obligations to indemnify current and former officers and directors who are or may become parties to such actions). If these lawsuits do arise, we may be required to pay material damages, consent to injunctions on future conduct and/or suffer other penalties, remedies or sanctions. In addition, any such future stockholder lawsuits could adversely impact our reputation, our ability to continue to develop EVO100 and/or to launch and commercialize Phexxi, thereby harming our ability to generate revenue. Accordingly, the ultimate resolution of these matters could have a material adverse effect on our business, financial condition, results of operation and cash flow and, consequently, could negatively impact the trading price of our common stock.

Risks Related to this Offering

Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively, and you may not agree with how we use the proceeds.

We currently intend to use the net proceeds of this offering as described in the section entitled “Use of Proceeds.” We will have broad discretion in the application of the net proceeds and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you are relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds will be used appropriately. The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations. Pending their use, we may invest the net proceeds from this offering in short-term, interest-bearing instruments. These investments may not yield a favorable return, or any return, to us or our stockholders.

You will experience immediate and substantial dilution.

Since the public offering price per share in this offering is substantially higher than the net tangible book value per share of our common stock outstanding prior to this offering, you will incur an immediate and substantial dilution in the net tangible book value of the shares of common stock you purchase in this offering. If additional shares of our common stock are issued upon exercise or conversion of outstanding options, convertible notes or warrants, you could experience additional dilution. See the section entitled “Dilution” appearing elsewhere in this prospectus supplement for a more detailed illustration of the dilution you would incur if you participate in this offering.

Our stock price is and may continue to be volatile and you may not be able to resell our securities at or above the price you paid.

The market price for our common stock is volatile and may fluctuate significantly in response to a number of factors, many of which we cannot control, such as quarterly fluctuations in financial results, the timing and our ability to advance the development of our product candidates or changes in securities analysts’ recommendations could cause the price of our stock to fluctuate substantially. Each of these factors, among others, could harm your investment in our common stock and could result in your being unable to resell the shares of our common stock that you purchase at a price equal to or above the price you paid.

In addition, the stock markets in general, and the markets for biopharmaceutical and biotechnology stocks in particular, have experienced extreme volatility that may have been unrelated to the operating performance of the issuer. These broad market fluctuations may adversely affect the trading price or liquidity of our common stock. In the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer. If any of our stockholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the attention of our management would be diverted from the operation of our business.
We do not intend to pay dividends on our common stock, so any returns will be limited to the value of our common stock.
We currently anticipate that we will retain any future earnings to finance the continued development, operation and expansion of our business. As a result, we do not anticipate declaring or paying any cash dividends or other distributions in the foreseeable future. Further, we are currently restricted in our ability to pay dividends pursuant to the terms of the Note and Warrant Purchase Agreement. If we do not pay dividends, our common stock may be less valuable because stockholders must rely on sales of their common stock after price appreciation, which may never occur, to realize any gains on their investment.

The sale of our common stock in this offering and any future sales of our common stock, or the perception that such sales could occur, may depress our stock price and our ability to raise funds in new stock offerings.

We may from time to time issue additional shares of common stock at a discount from the current trading price of our common stock. As a result, our stockholders would experience immediate dilution upon the purchase of any shares of our common stock sold at such discount. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preferred stock or common stock. Sales of shares of our common stock in this offering and the public market following this offering, or the perception that such sales could occur, may lower the market price of our common stock and may make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all.

USE OF PROCEEDS
We expect to receive net proceeds of approximately $92.8 million from this offering, or $106.8 million if the underwriters exercise their option to purchase additional shares of our common stock in full, in each case after deducting the underwriting discounts and commissions and estimated expenses related to this offering payable by us.

We currently intend to use the net proceeds from this offering for (i) the commercialization of Phexxi, (ii) the commencement of a Phase 3 clinical trial associated with EVO100 for the prevention of certain STIs and related development activities; and (iii) general corporate purposes and other capital expenditures.

The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. As a result, our management will have broad discretion in applying the net proceeds from this offering.

Pending our use of the net proceeds we receive from this offering, we intend to invest such net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

DIVIDEND POLICY

We currently anticipate that, following completion of this offering, we will retain all available funds and any future earnings for use in the operation of our business. As a result, we do not anticipate paying any dividends or other distributions on our common stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant. Our ability to pay dividends is presently restricted pursuant to the terms of the Note and Warrant Purchase Agreement.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering.

As of March 31, 2020, we had net tangible book value of approximately $1.0 million, or approximately $0.02 per share, based on an aggregate of 49,642,097 shares of our common stock outstanding as of that date. Historical net tangible book value per share represents the amount of total tangible assets, less total tangible liabilities, divided by the outstanding number of shares of our common stock. Dilution in net tangible book value per share to new investors represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the net tangible book value per share of our common stock immediately afterwards.

Without taking into account any other changes in net tangible book value after March 31, 2020, other than the sale of the shares of common stock offered by us under this prospectus supplement and the accompanying prospectus at a price of $3.50 per share and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our net tangible book value at March 31, 2020 would have been approximately $93.9 million, or approximately $1.20 per share. This represents an immediate increase in net tangible book value of approximately $1.18 per share to existing stockholders and an immediate dilution in net tangible book value of $2.30 per share to investors in this offering. The following table illustrates this per share dilution (assuming the underwriters do not exercise their option to purchase additional shares):

Public offering price per share		$3.50
Historical net tangible book value per share as of March 31, 2020	$0.02
Increase in net tangible book value per share attributable to new investors purchasing shares in this offering	$1.18
As adjusted net tangible book value per share after this offering		$1.20
Dilution per share to new investors purchasing shares in this offering		$2.30

If the underwriters exercise their option to purchase additional shares of our common stock in full, the as adjusted net tangible book value after this offering would increase to approximately $1.31 per share, representing an increase to existing stockholders of approximately $1.29 per share, and there would be an immediate dilution of approximately $2.19 per share to new investors in this offering at the public offering price.

The number of shares of our common stock to be outstanding immediately after this offering is based on 49,642,097 shares of common stock outstanding as of March 31, 2020, and excludes:

•
7,769,999 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2020, at a weighted-average exercise price of $6.40 per share, none of which were exercised and 82,189 shares were forfeited after March 31, 2020;

•	657,000 shares of common stock issuable upon the exercise of stock options granted after March 31, 2020, with a weighted-average exercise price of $5.14 per share;

•	5,303,357 shares of common stock issuable upon the exercise of warrants outstanding as of March 31, 2020, at a weighted-average exercise price of $6.57 per share;

•	3,073,770 shares of common stock issuable upon the exercise of warrants issued after March 31, 2020, at a weighted-average exercise price of $2.44 per share;

•
6,183,402 shares of common stock issuable upon conversion of principal and accrued interest underlying issued and outstanding secured convertible promissory notes assuming a conversion date of May 15, 2020;

•	1,467,149 shares of common stock reserved for future awards under the Amended and Restated Evofem Biosciences, Inc. 2014 Equity Incentive Plan as of May 15, 2020;

•	798,375 shares of common stock reserved for future awards under the Amended 2018 Inducement Equity Incentive Plan as of May 15, 2020; and

•	1,422,422 shares of common stock reserved for future awards under the 2019 Employee Stock Purchase Plan as of May 15, 2020.

Except as otherwise indicated, all information in this prospectus supplement assumes (i) no exercise by the underwriters of their option to purchase additional shares; and (ii) no exercise or conversion of the outstanding options, convertible notes or warrants described above.

To the extent that any of these outstanding options or convertible promissory notes are exercised or converted at prices per share below the public offering price per share in this offering or we issue additional shares under our equity incentive plans at prices below the public offering price per share in this offering, there will be further dilution to new investors.

In addition and in particular, we may issue additional convertible senior secured promissory notes pursuant to the Securities Purchase and Security Agreement with certain affiliates of Baker Bros. Advisors LP, as purchasers, and Baker Bros. Advisors LP, as designated agent, in an aggregate principal amount of up to $10.0 million and warrants to purchase the number of shares of common stock equal to 50% of the aggregate principal amount of the convertible senior secured notes divided by the conversion price. Further, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.

UNDERWRITERS

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC and Piper Sandler & Co. are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of shares of common stock indicated below:

Name	Number of Shares
Morgan Stanley & Co. LLC	14,250,000
Piper Sandler & Co.	11,400,000
Oppenheimer & Co. Inc.	1,710,000
H.C. Wainwright & Co., LLC	1,140,000
Total:	28,500,000

The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares of common stock are taken. However, the underwriters are not required to take or pay for the shares of common stock covered by the underwriters’ option to purchase additional shares of common stock described below.
The underwriters initially propose to offer part of the shares of common stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the representatives.
We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 4,275,000 additional shares of common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of common stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of common stock listed next to the names of all underwriters in the preceding table.
The following table shows the per share of common stock and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 4,275,000 shares of common stock.

		Total
	Per Share	No Exercise	Full Exercise
Public offering price	$3.5000	$99,750,000.00	$114,712,500.00
Underwriting discounts and commissions to be paid by us	$0.2275	$6,483,750.00	$7,456,312.50
Proceeds, before expenses, to us	$3.2725	$93,266,250.00	$107,256,187.50
The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $0.4 million. We have agreed to reimburse the underwriters for expense relating to clearance of this offering with the Financial Industry Regulatory Authority and compliance with state securities or “blue sky” laws up to $25,000.
Our common stock is listed on the Nasdaq Capital Market under the symbol “EVFM.”

We and all of our directors and officers have agreed that, without the prior written consent of the representatives on behalf of the underwriters, we and they will not, and will not publicly disclose an intention to, during the period ending 90 days after the date of this prospectus supplement (the “restricted period”):

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sell, offer to sell, contract to sell or lend, effect any short sale or establish or increase a put equivalent position or liquidate or decrease any call equivalent position, pledge, hypothecate or grant any security interest in, sell any option or contract to purchase, purchase any option or contract to sell, or in any other way transfer or dispose of, any shares of common stock or any securities convertible into or exchangeable or exercisable for shares of common stock;

•
file any registration statement with the Securities and Exchange Commission relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock; or

•
enter into any swap, hedge or any other agreement or transaction that transfers, in whole or in part, the economic consequence of ownership of the common stock, Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, whether any such transaction described above is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise. In addition, we and each such person agrees that, without the prior written consent of the representatives on behalf of the underwriters, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for shares of common stock.
The restrictions described in the immediately preceding paragraph to do not apply to transfers:

•	as a bona fide gift or gifts;

•	to any trust for the direct or indirect benefit of the person or the immediate family of the person;

•	pursuant to a qualified domestic order or in connection with a divorce settlement;

•	to any investment fund, family partnership, family limited liability company or other entity controlled or managed by the person;

•
if the restricted period applies to a corporation, partnership, limited liability company, trust or other business entity (i) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate of such business entity or (ii) as distributions of shares of common stock or any security convertible into or exercisable for common stock to limited partners, limited liability company members or stockholders of the undersigned or holders of similar equity interests in such business entity; or

•	by will or intestate succession to the legal representative, heir, beneficiary or immediate family of the person upon the death of such person.
The representatives, in their sole discretion, may release the shares of common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.
In order to facilitate the offering of the shares of common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares of common stock than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares of common stock available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing shares of common stock in the open market. In determining the source of shares of common stock to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares of common stock compared to the price available under the option to purchase additional shares described above. The underwriters may also sell shares of common stock in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.
We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.
A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of shares of common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
Selling Restrictions
European Economic Area
In relation to each Member State of the European Economic Area and the United Kingdom (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of securities may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(i)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(ii)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives; or

(iii)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares of common stock shall require us or any of our representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase any shares of common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

United Kingdom
Each underwriter has represented and agreed that:

(i)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the shares of common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(ii)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of common stock in, from or otherwise involving the United Kingdom.

Canada
The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering. Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
Shares of common stock may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong); (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder; or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation, or document relating to shares of common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Japan
No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (FIEL) has been made or will be made with respect to the solicitation of the application for the acquisition of the shares of common stock.
Accordingly, the shares of common stock have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.
Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares of common stock may not be circulated or distributed, nor may the shares of common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (SFA) (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where shares of common stock are subscribed or purchased under Section 275 by a relevant person which is: (i) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired shares of common stock under Section 275 except: (a) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (b) where no consideration is given for the transfer; or (c) by operation of law.
Switzerland
This document is not intended to constitute an offer or solicitation to purchase or invest in the securities described herein. The securities may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and neither this document nor any other offering or marketing material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, nor us nor the securities have been or will be filed with or approved by any Swiss regulatory authority. The securities are not subject to the supervision by any Swiss regulatory authority, e.g., the Swiss Financial Markets Supervisory Authority FINMA (FINMA), and investors in the securities will not benefit from protection or supervision by such authority.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences to a non-U.S. holder (as defined below) of the purchase, ownership and disposition of our common stock issued pursuant to this offering as of the date hereof but does not purport to be a complete analysis of all potential tax effects. Except where noted, this summary deals only with common stock that is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the Code).

A “non-U.S. holder” means a person (other than a partnership) that is not, for U.S. federal income tax purposes, any of the following:

•	an individual citizen or resident of the United States;

•
a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Code, U.S. Treasury regulations, administrative rulings and judicial decisions, all as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. We have not sought any ruling from the Internal Revenue Service (the IRS) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary does not address all aspects of U.S. federal income taxes that may be relevant to you, such as the Medicare contribution tax on net investment income or the alternative minimum tax, and does not deal with U.S. federal estate tax, foreign, state, local or other tax considerations that may be relevant to you in light of your particular circumstances. In addition, it does not address consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws (including, without limitation, if you are a bank, insurance company or other financial institution, a tax-exempt organization, a governmental organization, a controlled foreign corporation, passive foreign investment company or corporation that accumulates earnings to avoid U.S. federal income tax, a dealer in securities or currencies, a trader in securities that elects to use a mark-to-market method of accounting, a real estate investment trust or regulated investment company, or a former citizen or long-term resident of the United States, if you hold our common stock as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction, or if you hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If a partnership (or other pass-through entity for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisors.

This discussion is for informational purposes only and is not tax advice. If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the purchase, ownership or disposition of our common stock, as well as the consequences to you arising under the U.S. federal estate or give tax laws or under the laws of any state, local or non-U.S. laws of taxing jurisdiction or under any applicable income tax treaty.

Dividends

Subject to the discussion of backup withholding and FATCA below, distributions on our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a holder’s adjusted tax basis in the common stock, but not below zero. Any remaining excess will be treated as capital gain subject to the rules discussed under “-Gain on Disposition of Common Stock.”

Dividends paid to a non-U.S. holder of our common stock generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or other fixed place of business of the non-U.S. holder) are not subject to withholding, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder of our common stock who wishes to claim the benefit of an applicable income tax treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to complete the applicable IRS Form W-8 and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable U.S. Treasury regulations.

A non-U.S. holder of our common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders of our common stock should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Gain on Disposition of Common Stock

Subject to the discussion of backup withholding and FATCA below, any gain realized on the disposition of our common stock generally will not be subject to U.S. federal income tax unless:

•
the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or other fixed place of business of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes.

     A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates applicable to such holder as if it were a United States person as defined under the Code. In addition, if a non-U.S. holder described in the first bullet point immediately above is a corporation for U.S. federal income tax purposes, it may be subject to an additional branch profits tax equal to 30% of its effectively connected earnings and profits or such lower rate as may be specified by an applicable income tax treaty.

An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by U.S.-source capital losses, even though the individual is not considered a resident of the United States, provided such non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

We believe we are not and do not anticipate becoming a “United States real property holding corporation” (USRPHC) for U.S. federal income tax purposes. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our U.S. real property interests (USRPIs) relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our common stock will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such non-U.S. holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax will apply to any dividends paid on our common stock to (i) a “foreign financial institution” (as specifically defined in the Code) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “-Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax.

Withholding under FATCA may also apply to payments to a foreign entity of gross proceeds from the sale, exchange or disposition of property that can produce United States-source interest or dividends, such as our common stock. However, under proposed U.S. Treasury Regulations, withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.

You should consult your own tax advisor regarding these requirements and whether they may be relevant to your ownership and disposition of our common stock.

LEGAL MATTERS

The validity of the common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., San Diego, California. The underwriters are being represented by Cooley LLP, San Diego, California.

EXPERTS

The financial statements incorporated by reference in this prospectus supplement from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Company’s ability to continue as a going concern). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC for the shares of common stock offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, do not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. Many of our SEC filings are available to the public from the SEC’s website: www.sec.gov. We make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please contact us at the following address or telephone number: Evofem Biosciences, Inc., Attn: Investor Relations, 12400 High Bluff Drive, Suite 600, San Diego, California 92130. Exhibits to the documents will not be sent, unless those exhibits have specifically been incorporated by reference in this prospectus supplement. You may also obtain reports, statements or other information that we file with the SEC by accessing our website at www.evofem.com, under the Investors tab, SEC Filings. Information contained in, or accessible through, our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that is incorporated by reference is considered to be part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the following documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 12, 2020;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019 from our definitive proxy statement for our 2020 annual meeting of stockholders, filed with the SEC on March 30, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 6, 2020;

•
our Current Reports on Form 8-K, filed with the SEC on February 26, 2020, March 25, 2020, April 17, 2020, April 27, 2020, April 28, 2020, May 12, 2020, May 22, 2020 and June 2, 2020 (provided that any portions of such reports that are deemed furnished and not filed pursuant to instructions to Form 8-K shall not be incorporated by reference into this prospectus supplement); and

•
the description of our common stock set forth in our Registration Statement on Form 8-A12B filed with the SEC on November 18, 2014 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number: Evofem Biosciences, Inc., 12400 High Bluff Drive, Suite 600, San Diego, California 92130, (858) 550-1900.

PROSPECTUS

EVOFEM BIOSCIENCES, INC.
$150,000,000
COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
RIGHTS
UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $150,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of or exchange for the debt securities; common stock upon conversion of or exchange for the preferred stock; common stock, preferred stock or debt securities upon the exercise of warrants, rights or performance of purchase contracts; or any combination of these securities upon the performance of purchase contracts.
This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.
Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.
Our common stock is listed on The Nasdaq Capital Market under the symbol “EVFM.” On November 15, 2019, the last reported sale price of our common stock was $5.43 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 5 of this prospectus under the caption “Risk Factors.” We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 2, 2019.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.
This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.
You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.
Unless the context otherwise requires, “Evofem,” “EVFM,” “the Company,” “we,” “us,” “our” and similar terms refer to Evofem Biosciences, Inc. and our subsidiaries.

PROSPECTUS SUMMARY
The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Unless the context indicates otherwise, as used in this prospectus, (i) the terms “Evofem Biosciences,” “Evofem,” “the Company,” “we,” “us” and “our” refer to Evofem Biosciences, Inc., a Delaware corporation, and its subsidiaries, and (ii) the term “Private Evofem” refers to Evofem Biosciences Operations, Inc. and its subsidiaries prior to the closing of the Merger as described in the section entitled “The Merger” appearing elsewhere in this prospectus.

Company Overview
We are a San Diego-based clinical-stage biopharmaceutical company committed to developing and commercializing innovative products to address unmet needs in women’s sexual and reproductive health. We exist to advance the lives of women by developing innovative solutions, such as hormone-free woman-controlled contraception and potential protection from certain sexually transmitted infections (STIs). Our lead Multipurpose Vaginal pH Regulator (MVP-RTM) product candidate is in development for multiple potential indications: prevention of pregnancy, prevention of urogenital transmission of Chlamydia trachomatis infection (chlamydia) in women and prevention of urogenital transmission of Neisseria gonorrhoeae infection (gonorrhea) in women.
Our MVP-R gel technology has both acid buffering and bio-adhesive properties and is designed to maintain an optimal vaginal pH of 3.5 to 4.5. This vaginal pH range is inhospitable to spermatozoa (sperm) as well as certain viral and bacterial pathogens associated with STIs, and it is integral to the survival of healthy bacteria in the vagina.
In 2014, we completed a randomized, Phase 3 non-inferiority trial of Amphora (L-lactic acid, citric acid, and potassium bitartrate) for the prevention of pregnancy in 3,389 women. Amphora was shown to be non-inferior to control when the complete data set was analyzed in accordance with the pre-specified statistical analysis plan, with a six-month cumulative pregnancy rate of 10.5% with typical use and 4.1% with perfect use. Amphora was well-tolerated, with less than 2% of patients experiencing possible treatment-related adverse events (AEs) and no treatment-related serious adverse events (SAEs).
Our second Phase 3 clinical trial of Amphora for the prevention of pregnancy was a single-arm trial in approximately 1,400 women aged 18-35 at 112 sites in the United States. We refer to this trial as AMPOWER. The last patient exited AMPOWER in November 2018 and top-line study data were reported in December 2018. Final AMPOWER data, presented at the 2019 American Society for Reproductive Medicine (ASRM) Scientific Congress, demonstrated a cumulative pregnancy rate of 13.7% over seven cycles of use (95% CI 9.9, 17.4) in the modified intention-to-treat population (referred to as “typical use”) which met the pre-specified primary endpoint of this clinical trial. This corresponds to an 86.3% efficacy rate. Amphora was well-tolerated, and fewer than 2% of treated subjects discontinued prematurely due to an adverse event, confirming its favorable safety profile.
We plan to resubmit the New Drug Application (NDA) for Amphora for the prevention of pregnancy to the United States Food and Drug Administration (FDA) in the fourth quarter of 2019. Subject to acceptance and timely approval of the NDA by the FDA, we plan to commercialize Amphora in 2020.
We believe Amphora is highly differentiated from other birth control methods currently available or in development. Amphora is hormone-free and, based on clinical data collected to date, does not exhibit known side effects of traditional hormone-based contraceptives, such as weight gain, headaches, sore breasts, irregular periods, mood changes, decreased sexual desire and nausea. Amphora is self-administered and we intend to seek regulatory approval for product labeling stating Amphora can be used on-demand, immediately before or up to one hour before intercourse. In addition, we anticipate Amphora may provide additional benefits beyond its primary use for prevention of pregnancy, including its lubricant effect for enhanced sexual satisfaction.

We recently completed a Phase 2b clinical trial of Amphora for prevention of urogenital transmission of chlamydia and gonorrhea (primary and secondary endpoints, respectively) in women. We refer to this trial as AMPREVENCE. The primary endpoint of AMPREVENCE is reduction in the incidence of chlamydia in women treated with Amphora versus placebo. The 50 participating U.S. study centers enrolled 860 women who had been successfully treated for chlamydia or gonorrhea in the four months preceding enrollment. In August 2019, the last patient completed her last visit in AMPREVENCE; top-line data are expected in the fourth quarter of 2019. We envision our STI prevention program as developing label expansion opportunities to further differentiate Amphora from other currently approved contraceptive products.
Preclinical studies conducted by Rush University Medical Center (Rush University) suggest that our MVP-R gel technology may suppress many of the pathogens responsible for sexually transmitted and commonly occurring bacterial infections. Amphora has been granted Qualified Infectious Disease Product (QIDP) designation by the FDA for the prevention of gonorrhea in women. QIDP designation provides several important potential advantages, including qualification for the FDA Fast Track program and longer market exclusivity, among others. We separately received Fast Track designation from the FDA for the development of Amphora for the prevention of chlamydia.
Our pipeline also includes an MVP-R gel product candidate for the reduction of recurrent bacterial vaginosis (BV). In our Phase 1 dose-finding trial for this indication, the highest dose formulation of study drug demonstrated reduced vaginal pH for up to seven days following a single administration. Our MVP-R gel was granted QIDP designation by the FDA for the prevention of BV.
We have assembled a very strong management team with significant operational experience in the biopharmaceutical market. Specifically, our senior executives have a successful track record of developing and commercializing women’s health products including Mirena, Plan B One-Step, Yasmin, YAZ, NuvaRing, Paragard and Seasonique, among others.
The Merger

On January 17, 2018, we completed a business combination in accordance with the terms of an Agreement and Plan of Merger and Reorganization, dated as of October 17, 2017, by and among the Company, Nobelli Merger Sub, Inc., our wholly owned subsidiary (Merger Sub) and Private Evofem, pursuant to which the Merger Sub merged with and into Private Evofem, with Private Evofem surviving as our wholly owned subsidiary (the Merger). On January 17, 2018, in connection with and prior to the consummation of the Merger, we effected a 6:1 reverse stock split of our common stock. See Item 7- Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the year ended December 31, 2018, filed on March 1, 2019 (the Annual Report) and Note 3 - Merger and Related Transactions of our consolidated financial statements for the year ended December 31, 2018 included in Item 15 of our Annual Report for more information regarding the Merger.
Additional Information
For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 1, 2019, as described in the section entitled “Incorporation of Documents by Reference” beginning on page 24 of this prospectus.
Our Corporate Information
We were originally incorporated in Delaware in February 2007 as “Lipothera, Inc.” In September 2008, we changed our name to “Lithera, Inc.” and in August 2014, we changed our name to “Neothetics, Inc.” On January 17, 2018, upon completion of the Merger, we changed our name to “Evofem Biosciences, Inc.” Our principal corporate offices are located at 12400 High Bluff Drive, Suite 600, San Diego, California 92130 and our telephone number is (858) 550-1900. Our website is located at www.evofem.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, will be made available free of charge on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission, or the SEC. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
Implications of Being an Emerging Growth Company
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of our initial public offering, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the day we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as measured as of each June 30th, and (4) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We refer to the Jumpstart Our Business Startup Act of 2012 herein as the “JOBS Act,” and references herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.
For as long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation and financial statements in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote to approve executive compensation and stockholder approval of any golden parachute payments not previously approved. We may take advantage of one or more of these reporting exemptions until we are no longer an “emerging growth company.”
Offerings Under This Prospectus
Under this prospectus, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units, with a total value of up to $150,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any; and

•	conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS
Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in Evofem. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “potential,” “should,” “target,” “will,” “would,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

•	our projected financial position and estimated cash burn rate;

•	our estimates regarding expenses, future revenues and capital requirements;

•	our ability to continue as a going concern;

•	our need to raise substantial additional capital to fund our operations;

•
our ability to obtain the necessary regulatory approvals to market and commercialize our lead MVP-R product candidate, Amphora, for prevention of pregnancy, prevention of urogenital transmission of chlamydia in women and prevention of urogenital transmission of gonorrhea in women, our MVP-R product candidate for reduction of recurrent BV, and any other product candidate we may seek to develop;

•	the success, cost and timing of our clinical trials;

•	our ability to obtain additional patent protection for our product candidates;

•	our dependence on third parties in the conduct of our clinical trials;

•
the potential that results of pre-clinical studies and clinical trials indicate that our MVP-R vaginal gel product candidates or any future product candidate we may seek to develop are unsafe or ineffective;

•
the potential for us to incur substantial costs resulting from product liability lawsuits against us and the potential for these product liability lawsuits to cause us to limit our commercialization of our MVP-R vaginal gel product candidates or any future product candidate we may seek to develop;

•
market acceptance of our product candidates, the size and growth of the potential markets for our MVP-R vaginal gel product candidates and any future product candidate we may seek to develop, and our ability to serve those markets;

•	the results of market research conducted by us or others;

•	our ability to obtain and maintain intellectual property protection for our MVP-R vaginal gel product candidates and any other product candidate we may seek to develop;

•
our reliance on licenses granted to us by third parties, our ability to preserve our rights to licenses granted to us under these license agreements and our reliance on these third-party licensors to protect the intellectual property licensed to us;

•	our ability to protect our intellectual property rights and the potential for us to incur substantial costs from lawsuits to enforce or protect our intellectual property rights;

•
the possibility that a third party may claim we have infringed, misappropriated or otherwise violated their intellectual property rights and that we may incur substantial costs and be required to devote substantial time defending against these claims;

•	the successful development of our commercialization capabilities, including sales and marketing capabilities;

•	our reliance on third-party suppliers and manufacturers;

•	the success of competing therapies and products that are or become available;

•	our ability to establish and develop sales and marketing capabilities or our ability to enter into agreements with third parties to market and sell any approved product candidates we may have;

•
the potential for changes to current regulatory mandates requiring health insurance plans to cover FDA-cleared or approved contraceptive products without cost sharing, our ability to obtain third-party payer coverage and adequate reimbursement, and our reliance on the willingness of patients to pay out-of-pocket absent full or partial third-party payer reimbursement; and

•	our ability to expand our organization to accommodate potential growth and our ability to retain and attract key personnel.

Our current product candidates have not been approved by the FDA, the European Commission or any other regulatory commission. Our product candidates have not been, nor may they ever be, approved by any regulatory agency or competent authority nor marketed anywhere in the world.
All forward-looking statements reflect management’s present assumptions, expectations and beliefs regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These risks and uncertainties include those described under the heading “Risk Factors” contained in this prospectus, any related prospectus supplement and in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. You should carefully read this prospectus, the accompanying base prospectus and any prospectus supplement, together with the information incorporated herein and therein by reference as described under the heading “Where You Can Find More Information,” completely and with the understanding that our actual future results may be materially different from what we expect.
These forward-looking statements represent our estimates and assumptions only as of the date made. Any such forward looking statements are not guarantees of future performance and actual results, developments and business decisions may differ from those contemplated by such forward looking statements. We undertake no duty to update these forward-looking statements after the date of this prospectus, except as required by law, even though our situation may change in the future. You should carefully consider other information set forth in reports or other documents that we file with the SEC. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus to fund activities relating to the development and commercialization of our product candidates, and for other general corporate purposes, including, but not limited to, working capital, capital expenditures, investments, acquisitions, should we choose to pursue any, and collaborations. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

PLAN OF DISTRIBUTION
The securities covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•	in the over-the-counter market;

•	in privately negotiated transactions;

•	through broker-dealers, who may act as agents or principals;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to one or more purchasers;

•	through agents;

•	in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise; or

•	in any combination of the above.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers on a best efforts basis.

We may change the price of the securities offered from time to time.
Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others. In this case, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.
We, or agents designated by us, may directly solicit, from time to time, offers to purchase the securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act of 1933. We will name any agents involved in the offer or sale of the securities and describe any commissions payable by us to these agents in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be entitled under agreements which may be entered into with us to indemnification by us against specific civil liabilities, including liabilities under the Securities Act of 1933. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.
If we utilize any underwriters in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. We may indemnify the underwriters under the relevant underwriting agreement against specific liabilities, including liabilities under the Securities Act of 1933. The underwriters or their affiliates may be customers of, may engage in transactions with and may perform services for us or our affiliates in the ordinary course of business.
If we utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. We may indemnify the dealers against specific liabilities, including liabilities under the Securities Act of 1933. The dealers or their affiliates may also be our customers or may engage in transactions with, or perform services for us in the ordinary course of business.
We may offer the common stock covered by this prospectus into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.
A prospectus and accompanying prospectus supplement in electronic form may be made available on the web sites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.
In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

DESCRIPTION OF CAPITAL STOCK
The following description of our common stock and preferred stock summarizes the material terms and provisions of our common stock and the preferred stock. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation and our amended and restated bylaws, each as amended to date, that are incorporated by reference into the registration statement of which this prospectus is a part. The terms of our capital stock may also be affected by the Delaware General Corporation Law, or the DGCL. The summary below is qualified in its entirety by reference to our amended and restated certificate of incorporation and amended and restated bylaws, as in effect at the time of any offering of securities under this prospectus.
General
Our amended and restated certificate of incorporation authorizes us to issue up to 300,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share.
Common Stock
Voting
Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting rights. Because of this absence of cumulative voting, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.
Dividends
Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our Board of Directors out of legally available funds.
Liquidation
In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preferences that may be granted to the holders of any then outstanding shares of preferred stock.
Rights and Preferences
Holders of common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences, and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock, which we may designate and issue in the future.
Fully-paid
All of the outstanding shares of our common stock are, and the shares of common stock issued upon the conversion of any securities convertible into our common stock will be, fully paid and non-assessable. The shares of common stock offered by this prospectus or upon the conversion of any preferred stock or debt securities or exercise of any warrants offered pursuant to this prospectus, when issued and paid for, will also be, fully paid and non-assessable.
Stock Exchange Listing
Our common stock is listed on The Nasdaq Capital Market under the symbol “EVFM.”
Preferred Stock
Our Board of Directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and:

•	to establish from time to time the number of shares to be included in each such series;

•	to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon; and

•	to increase or decrease the number of authorized shares of any such series (but not below the number of shares of such series then outstanding).

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, delay, defer or prevent a change of control of the Company and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. We have no current plans to issue any shares of preferred stock.
If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the restated certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference, if any, per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

•
any material limitations on issuance of any class or series of preferred stock ranking pari passu with or senior to the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

Registration Rights Agreements
On January 17, 2018, in connection with the Merger, we entered into a registration rights agreement with certain of our stockholders, including funds managed by Invesco Ltd., discretionary investment funds managed by Woodford Investment Management as discretionary investment manager, and funds managed by Domain Partners VII, L.P. Pursuant to the registration rights agreement, we were required to file a registration statement with respect to shares of our capital stock, or the Registrable Securities, held by the stockholders who are party to this agreement. Subject to limited exceptions, we are required to maintain the effectiveness of this registration statement until the Registrable Securities covered by this registration have been disposed of or are no longer Registrable Securities. In addition, the rights holders have the right to demand we effect the registration of any or all the Registrable Securities and/or effectuate the distribution of any or all their Registrable Securities subject to certain exceptions and limitations. The rights holders also have customary piggyback registration rights, subject to the limitations set forth in the registration rights agreement. In connection with these obligations, we filed a registration statement on Form S-3 (No. 333-223731) on March 16, 2018 and amended on March 27, 2018, which was declared effective on April 3, 2018.
On April 10, 2019, in connection with a securities purchase agreement and private placement, we entered into a registration rights agreement with PDL BioPharma, Inc., a Delaware corporation, funds discretionally managed by Invesco Asset Management Ltd and funds managed by Woodford Investment Management Limited. Pursuant to the registration rights agreement, we were required to (i) file a registration statement with the SEC within 30 days following the First Closing registering for resale the shares of our common stock issued in the First Closing and the shares of our common stock issuable upon exercise of the First Closing warrants (the First Closing Registration Statement), (ii) use our commercially reasonable efforts to have the First Closing Registration Statement declared effective, (iii) file a registration statement with the SEC within 30 days following the Second Closing registering for resale the shares of our common stock issued in the Second Closing and the shares of our common stock issuable upon exercise of the Second Closing warrants (the Second Closing Registration Statement), (iv) use our commercially reasonable efforts to have the Second Closing Registration Statement declared effective and (v) maintain the effectiveness of the First Closing Registration Statement and Second Closing Registration

Statement until all registrable securities have been sold or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 under the Securities Act.
The registration rights agreement contains customary terms and conditions for transactions of this type, and includes liquidated damages penalties in the event that we fail to satisfy or maintain the specified filing and effectiveness time periods in the registration rights agreement.
In connection with these obligations, we filed a registration statement on Form S-3 (No. 333-231126) on April 30, 2019 which was declared effective on May 7, 2019, and filed a registration statement on Form S-3 (No. 333-232303) on June 24, 2019 which was declared effective on July 2, 2019. The foregoing description of the registration rights agreements does not purport to be complete, and is qualified in its entirety by the complete text of those agreements, which are attached as exhibits to the registration statement of which this prospectus forms a part and is incorporated herein by reference.
Voting Agreements
On January 17, 2018, in connection with a business combination event, we entered into voting agreements, or the Voting Agreements, with discretionary investment funds, managed by Woodford Investment Management Limited as discretionary investment manager, or the Voting Agreement Holders, holding shares of our common stock then representing more than 19.5% of our issued and outstanding common stock, or the Threshold. The Voting Agreements grant the Chief Executive Officer and Chief Financial Officer of the Company, or any other designee of the Company, a proxy to vote on matters presented to our stockholders, or the Proxy Matters, any and all shares of our common stock held by a Voting Agreement Holder in excess of the Threshold, or the Proxy Shares. In accordance with the proxies granted to the Company by the Voting Agreements, the Proxy Shares shall be voted in the same proportions as the shares voted by all other stockholders excluding the discretionary investment funds managed by Woodford Investment Management Ltd as discretionary investment manager) voting on the Proxy Matters. The Voting Agreements may not be revoked by a Voting Agreement Holder so long as such holder holds shares of our common stock in excess of the Threshold.
Possible Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws
Provisions of the DGCL and our amended and restated certificate of incorporation and amended and restated bylaws could make it more difficult to acquire the Company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our Board of Directors may consider inadequate and to encourage persons seeking to acquire control of the company to first negotiate with our Board of Directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the company outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Classified Board
Our amended and restated certificate of incorporation and our amended and restated bylaws provide that our Board of Directors is divided into three classes. The directors designated as Class I directors have terms that will expire at the annual meeting of stockholders in 2021. The directors designated as Class II directors will have terms expiring at the annual meeting of stockholders in 2022, and the directors designated as Class III directors will have terms expiring at the annual meeting of stockholders in 2020. Directors for each class will be elected at the annual meeting of stockholders held in the year in which the term for that class expires and thereafter will serve for a term of three years. At any meeting of stockholders for the election of directors at which a quorum is present, the election will be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. Under the classified board provisions, it would take at least two elections of directors for any individual or group to gain control of our board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of the Company.
Removal of Directors
Our amended and restated bylaws provide that our stockholders may only remove our directors with cause, as defined in the amended and restated bylaws.
Amendment
Our amended and restated certificate of incorporation and our amended and restated bylaws provide that the affirmative vote of the holders of at least 80% of our voting stock then outstanding is required to amend certain provisions relating to the number, term, election and removal of our directors, stockholder notice procedures, the calling of special meetings of stockholders and the indemnification of directors.
Size of Board and Vacancies
Our amended and restated bylaws provide that the number of directors on our Board of Directors is fixed exclusively by our Board of Directors. Newly created directorships resulting from any increase in our authorized number of directors will be filled by a majority of the members of our Board of Directors then in office, provided that a majority of the entire Board of Directors, or a quorum, is present and any vacancies in our Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled generally by the majority vote of our remaining directors in office, even if less than a quorum is present.
Special Stockholder Meetings
Our amended and restated certificate of incorporation provides that only the Chairman of our Board of Directors, our Chief Executive Officer or our Board of Directors pursuant to a resolution adopted by a majority of the total number of directors it would have if there were no vacancies may call special meetings of our stockholders.
Stockholder Action by Unanimous Written Consent
Our amended and restated certificate of incorporation expressly eliminates the right of our stockholders to act by written consent other than by unanimous written consent.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our amended and restated bylaws provide advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our Board of Directors or a committee of our Board of Directors.
No Cumulative Voting
The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.
Undesignated Preferred Stock
The authority that is possessed by our Board of Directors to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of the company through a merger, tender offer, proxy contest, or otherwise by making it more difficult or more costly to obtain control of the company. Our Board of Directors may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock.
Authorized but Unissued Shares
Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.
The above provisions may deter a hostile takeover or delay a change in control or management of the Company.
Transfer Agent and Registrar
The transfer agent and registrar for our capital stock is Philadelphia Stock Transfer, Inc. The transfer agent and the registrar’s address is 2320 Haverford Road, Suite 230, Ardmore, Pennsylvania 19003.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.
We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.
The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.
General
Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.
We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title or designation;

•	the aggregate principal amount and any limit on the amount that may be issued;

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the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

•	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

•	the maturity date and the date or dates on which principal will be payable;

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the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place or places where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

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the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion of any material or special U.S. federal income tax considerations applicable to a series of debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
Conversion or Exchange Rights
We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction
The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.
Events of Default Under the Indenture
The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

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if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.
No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•
subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•
the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•
the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.
Modification of Indenture; Waiver
The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.
In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

•	reducing the principal amount of discount securities payable upon acceleration of maturity;

•	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.
In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange, and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.
At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:

•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Information Concerning the Debenture Trustee
The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of San Diego as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.
Subordination of Subordinated Debt Securities
Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS
General
We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•
whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants may be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar
The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement

DESCRIPTION OF RIGHTS
General
We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•	whether stockholders are entitled to oversubscription rights, if any;

•	any applicable material U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
Rights Agent
The rights agent for any rights we offer will be set forth in the applicable prospectus supplement

DESCRIPTION OF UNITS
The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.
We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.
General
We may issue units consisting of common stock, preferred stock, one or more debt securities, warrants or rights for the purchase of common stock, preferred stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, preferred stock, debt security, warrant or right included in each unit, as applicable.
Unit Agent
The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.
Issuance in Series
We may issue units in such amounts and in such numerous distinct series as we determine.
Enforceability of Rights by Holders of Units
Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

LEGAL MATTERS
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., San Diego, California, will pass upon the validity of the issuance of the securities to be offered by this prospectus. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Company’s ability to continue as a going concern). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including Evofem. The address of the SEC website is www.sec.gov.
We also maintain a website at www.evofem.com, through which you can access our SEC filings. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	Our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 1, 2019;

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2019 and amended on May 10, 2019;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed with the SEC on May 7, 2019;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 filed with the SEC on August 6, 2019;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed with the SEC on November 7, 2019;

•
Our Current Reports on Form 8-K filed with the SEC on January 3, 2019, January 7, 2019, February 11, 2019, March 1, 2019, April 11, 2019, May 7, 2019, June 5, 2019, June 10, 2019, August 5, 2019, September 4, 2019, October 11, 2019, November 6, 2019 and November 26, 2019 (except for the information furnished under Items 2.02 or 7.01 and the exhibits thereto);

•
all other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to above (in each case, except for the information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K); and

•
The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on November 18, 2014, and any amendment or report filed with the SEC for the purpose of updating the description.

Unless otherwise noted, the SEC file number for each of the documents listed above is 001-36754.
We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement and all documents that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.
You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Evofem Biosciences, Inc., Attn: Investor Relations, 12400 High Bluff Drive, Suite 600, San Diego, California 92130. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at http://www.evofem.com. The information on such website is not incorporated by reference and is not a part of this prospectus.
You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

28,500,000 Shares

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Morgan Stanley	Piper Sandler

Lead Manager
Oppenheimer & Co.

Lead Co-Manager
H.C. Wainwright & Co.

June 2, 2020